FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226486-02

Free Writing Prospectus

Structural and Collateral Term Sheet

$833,933,944

(Approximate Initial Pool Balance)

Wells Fargo Commercial Mortgage Trust 2018-C48

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Argentic Real Estate Finance LLC

Wells Fargo Bank, National Association

Barclays Bank PLC

Basis Real Estate Capital II, LLC

BSPRT CMBS Finance, LLC

 as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2018-C48

November 27, 2018

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner	BARCLAYS Co-Lead Manager and Joint Bookrunner

Academy Securities	Drexel Hamilton
Co-Manager	Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-226486) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., Academy Securities, Inc., Drexel Hamilton, LLC, or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C48	Transaction Highlights

A.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Argentic Real Estate Finance LLC	16	18	$300,741,141	36.1%
Wells Fargo Bank, National Association	16	44	168,585,000	20.2
Barclays Bank PLC	8	10	161,953,431	19.4
Basis Real Estate Capital II, LLC	7	9	109,604,372	13.1
BSPRT CMBS Finance, LLC	5	14	93,050,000	11.2
Total	52	95	$833,933,944	100.0%

Loan Pool:

Initial Pool Balance:	$833,933,944
Number of Mortgage Loans:	52
Average Cut-off Date Balance per Mortgage Loan:	$16,037,191
Number of Mortgaged Properties:	95
Average Cut-off Date Balance per Mortgaged Property(1):	$8,778,252
Weighted Average Mortgage Interest Rate:	5.139%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	45.0%
Weighted Average Original Term to Maturity or ARD (months):	116
Weighted Average Remaining Term to Maturity or ARD (months):	115
Weighted Average Original Amortization Term (months)(2):	352
Weighted Average Remaining Amortization Term (months)(2):	351
Weighted Average Seasoning (months):	1

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.81x
Weighted Average U/W Net Operating Income Debt Yield(1):	11.1%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	60.7%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	56.1%
% of Mortgage Loans with Additional Subordinate Debt(2):	16.7%
% of Mortgage Loans with Single Tenants(3):	11.2%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate debt (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.

(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C48	Characteristics of the Mortgage Pool

B.       Summary of the Whole Loans

Property Name	Mortgage Loan Seller in WFCM 2018-C48	Note(s)(1)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
Sheraton Grand Nashville	AREF	A-1	$30,000,000	CSAIL 2018-C14(2)	No	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$30,000,000	WFCM 2018-C48	Yes
		A-3	$25,000,000	AREF	No
		A-4	$25,000,000	AREF	No
		A-5	$20,000,000	WFCM 2018-C48	No
		A-6	$15,000,000	AREF	No
		A-7	$10,000,000	WFCM 2018-C48	No
		A-8	$5,000,000	AREF	No
Starwood Hotel Portfolio	WFB	A-1	$70,000,000	WFCM 2018-C47	Yes	Wells Fargo Bank, National Association	Midland Loan Services
		A-2	$65,000,000	BANK 2018-BNK14	No
		A-3	$100,000,000	BANK 2018-BNK15(3)	No
		A-4	$30,000,000	WFCM 2018-C48	No
Christiana Mall	Barclays	A-1-A	$36,160,000	BBCMS 2018-CHRS	Yes	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association
		A-1-B	$50,000,000	WFCM 2018-C47	No
		A-1-C	$40,000,000	BBCMS 2018-C2(4)	No
		A-1-D	$28,000,000	WFCM 2018-C48	No
		A-1-E	$14,840,000	BBCMS 2018-C2(4)	No
		A-2-A	$21,696,000	BBCMS 2018-CHRS	No
		A-2-B	$30,000,000	UBS 2018-C13	No
		A-2-C	$30,000,000	UBS 2018-C14(5)	No
		A-2-D	$10,000,000	Société Générale	No
		A-2-E	$9,704,000	Société Générale	No
		A-3-A	$14,464,000	BBCMS 2018-CHRS	No
		A-3-B	$30,000,000	DBGS 2018-C1	No
		A-3-C	$23,136,000	DBGS 2018-C1	No
		B-1	$106,000,000	BBCMS 2018-CHRS	No
		B-2	$63,600,000	BBCMS 2018-CHRS	No
		B-3	$42,400,000	BBCMS 2018-CHRS	No
Prudential – Digital Realty Portfolio	BSP	A-1	$70,000,000	BANK 2018-BNK14	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2-1	$26,000,000	BANK 2018-BNK15(3)	No
		A-2-2	$10,000,000	WFB	No
		A-3	$70,000,000	CSAIL 2018-C14(2)	No
		A-4	$11,000,000	Column Financial, Inc.	No
		A-5	$25,000,000	WFCM 2018-C48	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C48	Characteristics of the Mortgage Pool

Property Name	Mortgage Loan Seller in WFCM 2018-C48	Note(s)(1)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
Danbury Commerce Portfolio	AREF	A-1	$15,200,000	CGCMT 2018-C6	No	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$22,800,000	WFCM 2018-C48	Yes
Aventura Mall	WFB	A-1-A, A-1-B, A-1-C, A-1-D	$406,700,000	Aventura Mall Trust 2018-AVM	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
		A-2-A-1, A-2-B-3	$115,000,000	BMARK 2018-B4	No
		A-2-A-2, A-2-B-2-A	$103,000,000	BMARK 2018-B5	No
		A-2-A-3	$50,000,000	BMARK 2018-B7(6)	No
		A-2-A-4, A-2-B-4	$110,000,000	BMARK 2018-B6	No
		A-2-A-5	$75,000,000	JPMorgan Chase Bank, N.A.	No
		A-2-B-1	$60,000,000	CD 2018-CD7	No
		A-2-C-1	$60,000,000	MSC 2018-L1	No
		A-2-C-2, A-2-D-1	$100,000,000	BANK 2018-BNK14	No
		A-2-C-3, A-2-C-5	$60,000,000	Morgan Stanley Bank, N.A.	No
		A-2-C-4, A-2-D-4	$100,000,000	BANK 2018-BNK15	No
		A-2-B-2-B, A-2-B-2-C, A-2-B-5	$47,000,000	DBGS 2018-C1	No
		A-2-D-3	$50,000,000	WFCM 2018-C47	No
		A-2-D-5	$20,000,000	WFCM 2018-C48	No
		A-2-D-2	$50,000,000	CSAIL 2018-CX12	No
		B-1, B-2, B-3, B-4	$343,300,000	Aventura Mall Trust 2018-AVM	No
Lakeside Pointe & Fox Club Apartments	AREF	A-1	$16,000,000	WFCM 2018-C48	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$16,000,000	AREF	No
Virginia Beach Hotel Portfolio	Barclays	A-1	$45,000,000	WFCM 2018-C47	Yes	Wells Fargo Bank, National Association	Midland Loan Services
		A-2	$30,000,000	BBCMS 2018-C2(4)	No
		A-3	$15,000,000	WFCM 2018-C48	No
Home Depot Technology Center	Barclays	A-1	$30,000,000	BBCMS 2018-C2(4)	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$14,300,000	WFCM 2018-C48	No
Liberty Portfolio	Barclays	A-1	$30,000,000	BMARK 2018-B7(6)	Yes	KeyBank National Association	LNR Partners, LLC
		A-2	$30,000,000	CGCMT 2018-C6	No
		A-3	$20,000,000	BMARK 2018-B7(6)	No
		A-4	$25,000,000	BBCMS 2018-C2(4)	No
		A-5	$12,850,000	WFCM 2018-C48	No
		A-6	$25,000,000	BBCMS 2018-C2(4)	No
		A-7	$12,850,000	CGCMT 2018-C6	No
		A-8	$10,000,00	Citi Real Estate Funding, Inc.	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C48	Characteristics of the Mortgage Pool

Property Name	Mortgage Loan Seller in WFCM 2018-C48	Note(s)(1)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
Fair Oaks Mall	Barclays	A-1-1	$80,000,000	BANK 2018-BNK12	Yes	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC(2)
		A-1-2	$33,750,000	BANK 2018-BNK13	No
		A-2-1	$20,000,000	WFCM 2018-C46	No
		A-2-2	$20,625,000	WFCM 2018-C46	No
		A-2-3	$11,000,000	BBCMS 2018-C2(4)	No
		A-2-4	$9,625,000	WFCM 2018-C48	No
		B-1	$55,250,000	Annaly CRE LLC	No
		B-2	$29,750,000	Annaly CRE LLC	No

(1)	Unless otherwise indicated, each note not currently held by a securitization trust is expected to be contributed to a future securitization. No assurance can be provided that any such note will not be split further.

(2)	The CSAIL 2018-C14 securitization is expected to close on or about November 29, 2018.

(3)	The BANK 201-BNK15 securitization is expected to close on or about November 29, 2018.

(4)	The BBCMS 2018-C2 securitization is expected to close on or about December 18, 2018.

(5)	The UBS 2018-C14 securitization is expected to close on or about December 12, 2018.

(6)	The BMARK 2018-B7 securitization is expected to close on or about November 28, 2018.

(7)	AEGON USA Realty Advisors, LLC acts as the “Fair Oaks Mall Special Servicer” under the BANK 2018-BNK12 pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C48	Characteristics of the Mortgage Pool

C.       Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut- off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	18	$171,438,431	20.6%	54.4%	47.2%	1.99x	11.6%	11.3%	4.916%
Anchored	6	64,535,000	7.7	60.8	49.6	1.66	12.1	11.6	5.267
Super Regional Mall	3	57,553,431	6.9	35.3	34.9	2.91	13.4	13.1	4.220
Single Tenant	8	47,850,000	5.7	68.5	58.4	1.32	8.5	8.5	5.258
Unanchored	1	1,500,000	0.2	58.3	52.2	2.25	16.4	15.4	5.550
Office	10	157,850,538	18.9	62.5	58.7	1.71	10.6	9.8	5.062
Suburban	8	141,500,538	17.0	61.7	58.0	1.69	10.4	9.6	5.028
Medical	1	8,700,000	1.0	64.9	64.9	2.22	12.2	11.6	5.145
CBD	1	7,650,000	0.9	74.3	64.7	1.50	11.7	10.3	5.595
Industrial	9	151,380,000	18.2	60.3	57.9	1.69	10.4	9.4	5.189
Warehouse/Showroom	1	66,100,000	7.9	63.3	63.3	1.77	9.9	8.9	4.981
Flex	5	55,430,000	6.6	61.0	55.1	1.43	10.2	9.1	5.530
Warehouse	2	23,250,000	2.8	51.1	49.4	1.97	12.1	11.2	5.046
Cold Storage/Manufacturing	1	6,600,000	0.8	56.9	56.9	2.05	10.7	10.2	4.900
Hospitality	29	146,337,241	17.5	63.2	58.9	2.12	13.4	12.0	5.215
Full Service	7	85,452,989	10.2	60.9	59.2	2.32	13.6	12.2	5.028
Limited Service	10	36,595,524	4.4	65.6	56.3	1.82	13.8	12.3	5.708
Extended Stay	6	17,509,692	2.1	68.2	60.0	1.80	12.3	10.9	5.123
Select Service	6	6,779,036	0.8	66.1	66.1	2.07	12.5	10.8	5.150
Multifamily	11	128,307,734	15.4	66.3	60.6	1.33	9.2	8.8	5.471
Garden	7	84,040,234	10.1	66.0	58.9	1.33	9.3	9.0	5.390
Low Rise	3	37,330,000	4.5	66.3	64.0	1.33	8.5	8.2	5.600
Student Housing	1	6,937,500	0.8	70.1	63.0	1.40	10.5	9.8	5.750
Self Storage	9	47,720,000	5.7	59.1	54.0	1.84	10.9	10.6	5.214
Self Storage	9	47,720,000	5.7	59.1	54.0	1.84	10.9	10.6	5.214
Other	8	25,000,000	3.0	54.7	54.7	2.50	11.9	11.6	4.558
Data Center	8	25,000,000	3.0	54.7	54.7	2.50	11.9	11.6	4.558
Mixed Use	1	5,900,000	0.7	60.0	55.5	1.57	11.0	10.4	5.245
Office/Retail	1	5,900,000	0.7	60.0	55.5	1.57	11.0	10.4	5.245
Total/Weighted Average:	95	$833,933,944	100.0%	60.7%	56.1%	1.81x	11.1%	10.4%	5.139%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate debt (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C48	Characteristics of the Mortgage Pool

D.        Large Loan Summaries

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Miami Industrial Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio(3):	Single Asset
				Property Type:	Industrial
Original Principal Balance:	$66,100,000			Specific Property Type:	Warehouse/Showroom
Cut-off Date Balance:	$66,100,000			Location:	Miami, FL
% of Initial Pool Balance:	7.9%			Size:	745,597 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$88.65
Borrower Name(1):	Various			Year Built/Renovated:	Various/NAP
Borrower Sponsor:	Francis Greenburger			Title Vesting:	Fee
Mortgage Rate:	4.981%			Property Manager:	Pointe Group Management, Inc.
Note Date:	November 16, 2018			4th Most Recent Occupancy (As of):	90.4% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	91.8% (12/31/2015)
Maturity Date:	December 6, 2028			2rd Most Recent Occupancy (As of):	91.3% (12/31/2016)
IO Period:	120 months			Most Recent Occupancy (As of):	95.4% (12/31/2017)
Loan Term (Original):	120 months			Current Occupancy (As of):	89.4% (10/31/2018)
Seasoning:	0 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$5,426,154 (12/31/2015)
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI (As of):	$5,960,266 (12/31/2016)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$6,319,225 (12/31/2017)
Additional Debt:	No			Most Recent NOI (As of):	$6,528,242 (TTM 9/30/2018)
Additional Debt Type:	None
				U/W Revenues:	$8,353,124
				U/W Expenses:	$1,829,524
				U/W NOI:	$6,523,600
				U/W NCF:	$5,905,852
				U/W NOI DSCR:	1.95x
Escrows and Reserves(2):				U/W NCF DSCR:	1.77x
				U/W NOI Debt Yield:	9.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.9%
Taxes	$115,875	$57,937	NAP	As-Is Appraised Value:	$104,400,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 15, 2018
Replacement Reserves	$0	$12,427	NAP	Cut-off Date LTV Ratio:	63.3%
TI/LC Reserve	$300,000	$31,067	$300,000	LTV Ratio at Maturity:	63.3%
Outstanding TI/LC Reserve	$97,587	$0	NAP
(1)	The borrowers of the Miami Industrial Portfolio Mortgage Loan (as defined below) are Miami Airport Industrial Equities LLC, Maiden Miami Airport Industrial Equities LLC, Smithridge Miami Airport Industrial Equities LLC, WEEG II Miami Airport Industrial Equities LLC, CH Miami Airport Industrial Equities LLC, and Miami Airport Exchange Equities LLC, as tenants-in-common.
(2)	See “Escrows” section.
(3)	The Miami Industrial Portfolio comprises two industrial properties located approximately one mile apart, which are owned and operated as a single asset by the sponsor.

The Mortgage Loan. The mortgage loan (the “Miami Industrial Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in two industrial properties that are operated as a single asset located in Miami, Florida (the “Miami Industrial Portfolio Properties”). The Miami Industrial Portfolio Mortgage Loan was originated on November 16, 2018 by Barclays Bank PLC. The Miami Industrial Portfolio Mortgage Loan had an original principal balance of $66,100,000, has an outstanding principal balance as of the Cut-off Date of $66,100,000 and accrues interest at an interest rate of 4.9810% per annum. The Miami Industrial Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest only through the loan term. The Miami Industrial Portfolio Mortgage Loan matures on December 6, 2028.

Following the lockout period, on any date before September 6, 2028, the borrower has the right to defease the Miami Industrial Portfolio Mortgage Loan in whole, but not in part. In addition, the Miami Industrial Portfolio Mortgage Loan is prepayable without penalty on or after September 6, 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIAMI INDUSTRIAL PORTFOLIO

Sources and Uses

Sources			Uses
Original mortgage loan amount	$66,100,000	100.0%	Loan payoff(1)	$49,508,582	74.9%
			Upfront reserves	513,462	0.8
			Closing costs	671,256	1.0
			Return of equity	15,406,698	23.3
Total Sources	$66,100,000	100.0%	Total Uses	$66,100,000	100.0%
(1)	The loan payoff is inclusive of a $44.5 million payoff of the existing debt from WFRBS 2014-LC14 and a $5.0 million payoff of the preferred equity note.

The Property. The Miami Industrial Portfolio Properties are two industrial warehouse distribution and showroom properties operating as a single asset and totaling 745,597 square feet located approximately one mile apart along Northwest 72nd Avenue in Miami, Florida. The Miami Industrial Portfolio Properties consist of eleven buildings situated on approximately 28.3 total acres of land. Overall, the net rentable area of the Miami Industrial Portfolio Properties is 85.3% industrial warehouse and 14.7% showroom space. The Miami Industrial Portfolio Properties feature 880 total parking spaces, resulting in a parking ratio of 1.2 spaces per 1,000 square feet of rentable area. As of October 31, 2018, the Miami Industrial Portfolio Properties were 89.4% occupied by approximately 180 tenants with no single tenant accounting for more than 2.9% of the net rentable area or 2.3% of underwritten base rent. The Miami Industrial Portfolio Properties have averaged 91.7% occupancy over the past five years, averaged 86.3% occupancy since 2007 and has never dropped below 75.6% occupancy.

International Airport Center

The International Airport Center contains eight industrial and showroom buildings totaling 486,853 square feet (65.3% of the net rentable area). The property was built in phases between 1984 and 1987. The industrial spaces include 20 foot clear ceiling heights, 14 foot bay heights, and 120 bay doors. Approximately 109,703 square feet (22.5% of net rentable area of the property) is showroom or wholesale suites. The showroom space ranges from about 1,000 to 3,000 square feet with frontage along Northwerst 72nd Avenue, a main thoroughfare in the area, and are mainly occupied by electronics wholesalers and retailers. The International Airport Center is directly west of the Miami International Airport and about one mile south of the Milam Industrial Center. As of October 31, 2018, the International Airport Center was 84.5% occupied.

Milam Industrial Center

The Milam Industrial Center contains three industrial warehouse buildings totaling 258,744 square feet (34.7% of the net rentable area). The property was built between 1977 and 1979. The buildings are entirely industrial warehouse space with 20 foot clear ceiling heights, 14 foot bay heights, and 84 bay doors. The tenancy at the Milam Industrial Center property is mainly comprised of welders, storage, and home improvement design companies. The Milam Industrial Center property is located approximately one mile north of the International Airport Center property. As of October 31, 2018, the Milam Industrial Center was 98.7% occupied.

The following table presents certain information relating to the Miami Industrial Portfolio Properties:

Property	Year Built	Total Building SF	% of Total Building SF	Annual U/W Base Rent(1)	Annual U/W Base Rent PSF (1)	Occupancy	Appraised Value	% of Appraised Value
International Airport Center	1984-1987	486,853	65.3%	$5,761,186	$14.00	84.5%	$75,400,000	72.2%
Milam Industrial Center	1977-1979	258,744	34.7%	$2,405,712	$9.42	98.7%	$29,000,000	27.8%
Total/Weighted Average		745,597	100.0%	$8,166,898		89.4%	$104,400,000	100.0%
(1)	Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIAMI INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the tenancy at the Miami Industrial Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Ezone 2.0 LLC	NR/NR/NR	21,881	2.9%	$8.47	$185,332	2.3%	6/30/2021
Giovanni & Sons	NR/NR/NR	20,846	2.8%	$8.72(2)	$181,713	2.2%	Various(2)
Purchase One Corp	NR/NR/NR	19,950	2.7%	$8.49	$169,376	2.1%	2/29/2020
A.R. Express LLC	NR/NR/NR	12,700	1.7%	$9.94	$126,238	1.5%	9/30/2021(3)
Pool Designs by Laly, LLC	NR/NR/NR	10,250	1.4%	$8.74	$89,585	1.1%	8/31/2020
Total Major Tenants		85,627	11.5%	$8.79	$752,244	9.2%

Non-Major Tenants(4)		581,299	78.0%	$12.76	$7,414,654	90.8%

Occupied Collateral Total		666,926	89.4%	$12.28(5)	$8,166,898	100.0%

Vacant Space		78,671	10.6%

Collateral Total		745,597	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2019 totaling $167,410.
(2)	Giovanni & Sons leases two separate spaces: 16,625 square feet with an Annual U/W Base Rent PSF of $8.64 and Lease Expiration Date of September 30, 2019 and 4,221 square feet with an Annual U/W Base Rent PSF of $9.02 and Lease Expiration Date of November 30, 2020.
(3)	A.R. Express LLC has one, three-year renewal option.
(4)	Non-Major Tenants includes a 1,900 square foot management office with no attributable Annual U/W Base Rent.
(5)	Annual U/W Base Rent PSF excludes vacant space and a 1,900 management office with no attributable U/W Base Rent.

The following table presents certain information relating to the lease rollover schedule at the Miami Industrial Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	12	32,532	4.4%	32,532	4.4%	$418,453	5.1%	$12.86
2019	65	222,210	29.8%	254,742	34.2%	$2,669,174	32.7%	$12.01
2020	58	210,264	28.2%	465,006	62.4%	$2,610,597	32.0%	$12.42
2021	41	175,176	23.5%	640,182	85.9%	$2,136,073	26.2%	$12.19
2022	2	10,444	1.4%	650,626	87.3%	$95,763	1.2%	$9.17
2023	3	12,500	1.7%	663,126	88.9%	$204,538	2.5%	$16.36
2024	1	1,900	0.3%	665,026	89.2%	$32,300	0.4%	$17.00
2025	0	0	0.0%	665,026	89.2%	$0	0.0%	$0.00
2026	0	0	0.0%	665,026	89.2%	$0	0.0%	$0.00
2027	0	0	0.0%	665,026	89.2%	$0	0.0%	$0.00
2028	0	0	0.0%	665,026	89.2%	$0	0.0%	$0.00
Thereafter(4)	1	1,900	0.3%	666,926	89.4%	$0	0.0%	$0.00
Vacant	0	78,671	10.6%	745,597	100.0%	$0	0.0%	$0.00
Total/Weighted Average	183	745,597	100.0%			$8,166,898	100.0%	$12.28
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space and a 1,900 square foot management office with no attributable U/W Base Rent.
(4)	“Thereafter” includes a 1,900 square foot management office, which has no attributable Annual U/W Base Rent.

The following table presents historical occupancy percentages at the Miami Industrial Portfolio Properties:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	10/31/2018(2)(3)
90.4%	91.8%	91.3%	95.4%	89.4%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.
(3)	The recent dip in occupancy is due to an approximately 20,000 square foot tenant vacating the property in March 2018. The tenant had a large refrigeration component, which the borrower has been remodeling the space since the tenant vacated and has been receiving indications of interest for the space upon completion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIAMI INDUSTRIAL PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Miami Industrial Portfolio Property:

Cash Flow Analysis

	2015	2016	2017	TTM 9/30/2018	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$7,172,965	$7,678,091	$8,115,905	$8,101,768	$8,166,898	97.8%	$10.95
Grossed Up Vacant Space	0	0	0	0	897,289	10.7	1.20
Total Recoveries	75,858	85,246	29,041	165,760	92,318	1.1	0.12
Other Income(1)	59,112	105,533	57,110	93,908	93,908	1.1	0.13
Less Vacancy & Credit Loss	(120,539)	(173,626)	(155,657)	(103,770)	(897,289)(2)	(10.7)	(1.20)
Effective Gross Income	$7,187,395	$7,695,244	$8,046,400	$8,257,666	$8,353,124	100.0%	$11.20

Total Operating Expenses	1,761,240	1,734,977	1,727,175	1,729,424	1,829,524	21.9%	2.45

Net Operating Income	$5,426,154	$5,960,266	$6,319,225	$6,528,242	$6,523,600	78.1%	$8.75

TI/LC(3)	0	0	0	0	468,629	5.6	0.63
Capital Expenditures	0	0	0	0	149,119	1.8	0.20
Net Cash Flow	$5,426,154	$5,960,266	$6,319,225	$6,528,242	$5,905,852	70.7%	$7.92

NOI DSCR	1.63x	1.79x	1.89x	1.96x	1.95x
NCF DSCR	1.63x	1.79x	1.89x	1.96x	1.77x
NOI DY	8.2%	9.0%	9.6%	9.9%	9.9%
NCF DY	8.2%	9.0%	9.6%	9.9%	8.9%

(1)	Other income consists of forfeited deposit income, keys/locks/card income, late fee income, NSF fee income, termination fee income, legal fees, bad debt collections, and other miscellaneous income.
(2)	The underwritten economic vacancy is 9.9%. The Miami Industrial Portfolio Properties were 89.4% physically occupied as of October 31, 2018.
(3)	U/W TI/LC is inclusive of a credit of $30,000 equal to 1/10th of the upfront TI/LC reserve of $300,000.

Appraisal. As of the appraisal valuation date of October 15, 2018, the Miami Industrial Portfolio Properties had an “as-is” appraised value of $104,400,000.

Environmental Matters. According to the Phase I environmental site assessments dated October 24, 2018, there was no evidence of any recognized environmental conditions at the Miami Industrial Portfolio Properties.

Market Overview and Competition. The Miami Industrial Portfolio Properties are located approximately one mile apart along 72nd Avenue in Miami, Florida. The Miami airport area is one of the most desirable and active industrial markets in the country due to the proximity to the airport and major expressway linkages. Within three-to-five miles of the Miami Industrial Portfolio Properties are the Florida Turnpike, the Palmetto Expressway, and the Dolphin Expressway. The Florida Turnpike and the Palmetto Expressway are major north/south arteries providing access throughout western Miami-Dade County, as well as areas of Broward County further north. The Palmetto Expressway provides access to U.S. Highway 1 to the south and Interstate 75 to the north.

The Miami Industrial Portfolio Properties are located approximately 0.25 miles from the Miami International Airport. The Miami International Airport is America’s second busiest airport for international travelers with over 100 air carriers and is the top U.S. airport for international freight. The airport is an economic engine for Miami-Dade County, generating $33.7 billion of business revenue in the area annually. The Miami Industrial Portfolio Properties are also surrounded by other industrial parks, including the Miami Free Trade Zone, a 47-acre federal free trade zone comprised of 850,000 square feet of warehouses, executive offices, and showrooms and the Doral Marble and Tile District, an industrial/showroom warehouse district that is one of the largest collection of home remodeling and construction material retailers in the country. According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Miami Industrial Portfolio Properties was approximately 8,357, 114,502, and 511,191, respectively; while the 2018 estimated median household income within the same radii was $62,831, $39,524, and $40,482, respectively.

According to the appraisal, the Miami Industrial Portfolio Properties are situated within the Airport West submarket of the Miami-Dade industrial market, one of the strongest industrial markets in the country. As of the third quarter of 2018, the Miami-Dade industrial market reported a total inventory of approximately 213.8 million square feet with a 3.7% vacancy rate and average asking rents of $7.73 per square foot. As of the third quarter of 2018, the Airport West industrial submarket reported a total inventory of approximately 69.4 million square feet with a 2.7% vacancy rate and an average asking rent of $8.56 per square foot. Additionally, the Airport West submarket and other smaller neighborhoods surrounding the Miami International Airport comprise the second largest employment center in Miami-Dade County after the Miami Central Business District.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIAMI INDUSTRIAL PORTFOLIO

The following tables present certain information relating to comparable industrial and retail/showroom leases to the Miami Industrial Portfolio Properties:

Comparable Leases (Industrial)(1)

Property Name	Property Type	Tenant Name	Lease Start Date/ Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
1424 NW 82nd Ave	Industrial	Confidential	Aug. 2018 / 1.9 Years	5,000	$11.75	Modified Gross
Beacon Centre – Bldg. 3	Industrial	Confidential	Sep. 2018 / 4.1 Years	7,440	$11.50	Modified Gross
1701-2089 NW 87th Ave	Industrial	Confidential	Oct. 2018 / 3.0 Years	7,227	$11.50	Modified Gross
3399 NW 72nd Ave #118	Showroom	Bocas Chicken Miami	Nov. 2016 / 5.4 Years	3,240	$27.58	Modified Gross
3399 NW 72nd Ave #118	Showroom	Angel Hand Face and Body LLC	Mar. 2017 / 5.3 Years	1,320	$20.60	Modified Gross
8726 NW 26th Street	Showroom	Confidential	Jul. 2018 / 3.0 Years	1,786	$25.00	Modified Gross

(1)	Information obtained from the appraisal.

The Borrower. The borrowers are Miami Airport Industrial Equities LLC, Maiden Miami Airport Industrial Equities LLC, Smithridge Miami Airport Industrial Equities LLC, WEEG II Miami Airport Industrial Equities LLC, CH Miami Airport Industrial Equities LLC, and Miami Airport Exchange Equities LLC, six separate limited liability companies as tenants-in-common, each of which is a single purpose entity. All six tenants-in-common are affiliates of Time Equities, Inc. and are ultimately controlled by the sponsor. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Miami Industrial Portfolio Mortgage Loan. Francis Greenburger is the guarantor of certain nonrecourse carveouts under the Miami Industrial Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Francis Greenburger, the founder and Chief Executive Officer of Time Equities, Inc. Founded in 1966, Time Equities, Inc. currently has a portfolio of approximately 31.1 million square feet of residential, industrial, office, and retail property, with an additional 1.4 million square feet of properties in development and pre-development phases. Time Equities, Inc. holds properties in 30 states, five Canadian provinces, Germany, the Netherlands and Anguilla, with high concentrations in the Northeast, Southeast, Midwest, and West Coast of the United States. Francis Greenburger has been a subject of defaults, deeds-in-lieu of foreclosure, restructurings, and one partnership bankruptcy dating back to the savings and loan crisis in the 1990s. See “Description of the Mortgage Pool – Loan Purpose; Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront escrows in the amount of $115,875 for real estate taxes, $300,000 for future tenant improvements and leasing commissions, and $97,587 for outstanding TI/LC obligations. The loan documents also provide for ongoing monthly escrows in an amount equal to $57,937 for real estate taxes, $31,067 for tenant improvements and leasing commissions (subject to a cap of $300,000) and $12,427 for capital expenditures. The Miami Industrial Portfolio Mortgage Loan documents do not require monthly escrows for insurance premiums as long as (i) the blanket insurance policy required under the documents and maintained by the borrower is in full force and effect and (ii) the borrower delivers to the lender within 15 days prior to the expiration of the blanket insurance policy, the certificates of insurance evidencing coverage accompanied by evidence of payment of the insurance premiums due under the policy.

Lockbox and Cash Management. A springing lockbox is required with respect to the Miami Industrial Portfolio Properties. The springing lockbox will be established upon the occurrence of a Cash Management Trigger Event (as defined below). During the occurrence of a Cash Management Trigger Event, the Miami Industrial Portfolio Borrowers shall deliver a tenant instruction notice to each tenant instructing them to make all rents payable to the lockbox account, and all rents received by the borrower or the property manager to be deposited into the lockbox account within two business days of receipt. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Miami Industrial Portfolio Mortgage Loan documents, with all excess cash flow to be deposited to an excess cash flow reserve to be held as an additional security for the Miami Industrial Portfolio Mortgage Loan.

A “Cash Management Trigger Event” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Miami Industrial Portfolio Mortgage Loan documents beyond any applicable grace period;

(ii)	the Miami Industrial Portfolio Mortgage Loan debt service coverage ratio based on the trailing 12-month period being less than 1.15x as of the last day of the calendar quarter; or

(iii)	the borrower or guarantor becoming insolvent or filing for bankruptcy.

A Cash Management Trigger Event will end upon the occurrence of the following:

(x)	with regard to clause (i) above, the cure of such event of default;

(y)	with regard to clause (ii) above, the Miami Industrial Portfolio Mortgage Loan debt service coverage ratio based upon the trailing 12-month period being greater than 1.20x for two consecutive calendar quarters;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIAMI INDUSTRIAL PORTFOLIO

(z)	with regard to clause (iii) above, such bankruptcy action being discharged, stayed, or dismissed within 60 days.

Property Management. The Miami Industrial Portfolio Properties are managed by Pointe Group Management, Inc., a commercial real estate property management firm and a subsidiary of Colliers International Group Inc. Colliers International Group Inc. is one of the world’s largest real estate services and investment management companies, with 2017 corporate revenues of $2.3 billion.

Assumption. The Miami Industrial Portfolio borrowers have the right to transfer the Miami Industrial Portfolio properties, provided that certain other conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by the lender, rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series WFCM 2018-C48 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Miami Industrial Portfolio Mortgage Loan documents require that the “all risk” insurance policies required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Miami Industrial Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. At the time of closing, the Miami Industrial Portfolio Properties had windstorm insurance coverage in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Sheraton Grand Nashville Downtown

Loan Information	Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance LLC	Single Asset/Portfolio:	Single Asset
Property Type:	Hospitality
Original Principal Balance(1):	$60,000,000	Specific Property Type:	Full Service
Cut-off Date Balance(1):	$60,000,000	Location:	Nashville, TN
% of Initial Pool Balance:	7.2%	Size:	482 Rooms
Loan Purpose:	Refinance	Cut-off Date Balance Per Room(1):	$331,950
Borrower Name:	Nashville Hospitality, LLC	Year Built/Renovated:	1975 / 2017
Borrower Sponsor:	James M. Lippman	Title Vesting:	Fee
Mortgage Rate:	5.035%	Property Manager:	Self-managed
Note Date:	October 4, 2018	4th Most Recent Occupancy (As of):	NAV
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy (As of):	77.8% (12/31/2015)
Maturity Date:	October 6, 2028	2nd Most Recent Occupancy (As of):	77.9% (12/31/2016)
IO Period:	120 months	Most Recent Occupancy (As of):	79.5% (12/31/2017)
Loan Term (Original):	120 months	Current Occupancy (As of):	79.8% (TTM 8/31/2018)
Seasoning:	2 months
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon	Underwriting and Financial Information:
Interest Accrual Method:	Actual/360	4th Most Recent NOI (As of):	$17,997,162 (12/31/2015)
Call Protection:	L(26),D(88),O(6)	3rd Most Recent NOI (As of):	$19,940,428 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management	2nd Most Recent NOI (As of):	$21,577,133 (12/31/2017)
Additional Debt(1):	Yes	Most Recent NOI (As of):	$22,384,613 (TTM 8/31/2018)
Additional Debt Type(1):	Pari Passu	U/W Revenues:	$49,212,571
U/W Expenses:	$27,006,315
U/W NOI:	$22,206,255
U/W NCF:	$20,237,752
U/W NOI DSCR(1):	2.72x
U/W NCF DSCR(1):	2.48x
U/W NOI Debt Yield(1):	13.9%
Escrows and Reserves(2):	U/W NCF Debt Yield(1):	12.6%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value(3):	$276,500,000
Taxes	$1,166,485	$129,609	NAP	As-Is Appraisal Valuation Date:	September 13, 2018
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	57.9%
FF&E	$1,000,000	$164,042	NAP	LTV Ratio at Maturity or ARD(1):	57.9%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Sheraton Grand Nashville Downtown Whole Loan (as defined below).
(2)	See “Escrows” section.
(3)	The appraised value represents the aggregate value of the hotel component and parking garage which are $253,450,000 and $23,050,000, respectively.

The Mortgage Loan. The mortgage loan (the “Sheraton Grand Nashville Downtown Mortgage Loan”) is part of a whole loan (the “Sheraton Grand Nashville Downtown Whole Loan”) which is evidenced by eight pari passu promissory notes (Notes A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8) and secured by a first mortgage encumbering the fee interest of a 482-room full-service hotel property located in Nashville, TN (the “Sheraton Grand Nashville Downtown Property”). The Sheraton Grand Nashville Downtown Whole Loan was originated on October 4, 2018 by Argentic Real Estate Finance LLC. The Sheraton Grand Nashville Downtown Whole Loan had an original principal balance of $160,000,000, has an outstanding principal balance as of the Cut-off Date of $160,000,000 and accrues interest at a rate of 5.035% per annum. The Sheraton Grand Nashville Downtown Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the term of the Sheraton Grand Nashville Downtown Whole Loan. The Sheraton Grand Nashville Downtown Whole Loan matures on October 6, 2028.

The Sheraton Grand Nashville Downtown Mortgage Loan, which is evidenced by the controlling Note A-2 and non-controlling Notes A-5 and A-7 and will be contributed to the Wells Fargo Commercial Mortgage Trust 2018-C48, had an original principal balance of $60,000,000 and has an outstanding principal balance as of the Cut-off Date of $60,000,000. The non-controlling Note A-1, which had an original principal balance of $30,000,000, is expected to be contributed to the CSAIL 2018-C14 Commercial Mortgage Trust. The non-controlling Notes A-3, A-4, A-6 and A-8, which had an aggregate original principal balance of $70,000,000 are currently held by Argentic Real Estate Finance LLC and are expected to be contributed to a future securitization trust or trusts. The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool-The Whole Loans-The Serviced Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHERATON GRAND NASHVILLE DOWNTOWN

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$30,000,000	CSAIL 2018-C14	No
A-2	30,000,000	WFCM 2018-C48	Yes
A-3	25,000,000	Argentic Real Estate Finance, LLC	No
A-4	25,000,000	Argentic Real Estate Finance, LLC	No
A-5	20,000,000	WFCM 2018-C48	No
A-6	15,000,000	Argentic Real Estate Finance, LLC	No
A-7	10,000,000	WFCM 2018-C48	No
A-8	5,000,000	Argentic Real Estate Finance, LLC	No
Total	$160,000,000

(1)	The borrower lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease the Sheraton Grand Nashville Downtown Whole Loan in whole, or in part, on any date before May 6, 2028. In addition, the Sheraton Grand Nashville Downtown Whole Loan is prepayable without penalty on or after May 6, 2028. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 4, 2022.

Sources and Uses

Sources			Uses
Original loan amount(1)	$160,000,000	100.0%	Loan Payoff	$58,467,202	36.5%
			Return of Equity(1)	98,529,336	61.6
			Reserves	2,166,485	1.4
			Closing Costs	836,977	0.5
Total Sources	$160,000,000	100.0%	Total Uses	$160,000,000	100.0%

(1)	The sponsor has owned the property since 2012 and has invested approximately $36.2 million in upgrades to the property since acquisition. Since acquisition, the net cash flow at the property increased from approximately $7.2 million to $20.4 million as of TTM August 2018.

The Property. The Sheraton Grand Nashville Downtown Property is a 482-key, full-service hotel property with an adjacent parking garage located in downtown Nashville, Tennessee on a 1.1-acre site. The Sheraton Grand Nashville Downtown Property was originally constructed in 1975 as a Hyatt hotel and reportedly operated as a Crowne Plaza hotel prior to its conversion to a Sheraton flagged hotel in 1999/2000. The Sheraton Grand Nashville Downtown Property was subsequently renovated between 2014 and 2017. In 2014, all guestrooms and most public areas were completely renovated. The Skye meeting room and ballroom, located on the top floor and offering a 360-degree view of Nashville, were added in early 2017. The total cost of the renovations was $36,200,000 or $75,104 per room. Post renovations, the Sheraton Grand Nashville Downtown Property received the Sheraton Grand designation (an elite classification for full service hotels in the Sheraton brand) in 2017 and is one of five Sheraton Grand hotels in the United States. The hotel offers 482 guestrooms, a restaurant, a lounge, an indoor pool, a fitness center, a business center, a sundry shop, and approximately 23,554 SF of dedicated meeting space. The 482 guestrooms are located on floors 3 through 25 and include 475 standard king or double-double rooms, six executive or one-bedroom suites, and a presidential suite. All rooms feature Sheraton’s Sweet Sleeper Bed, wired and wireless high speed Internet access, oversized work desks, LCD televisions, and in-room movies. The 24th floor contains a two-bay Sheraton Club lounge.

The top floor of the hotel was formerly a revolving restaurant that was converted to a bar and meeting room called Skye in 2017. Skye is open nightly for cocktails. The 23,554 SF meeting space is spread amongst 10 rooms, the largest of which is 10,680 SF. A 455-space, eight-level parking garage is located adjacent to and attached to the hotel. Parking is operated under a short term parking agreement with a local parking/valet company. Currently, parking rates for guests are $39.00 for overnight valet or self-parking. As of the trailing twelve months ending August 31, 2018, parking revenue totaled $2.3 million.

The Sheraton Grand Nashville Downtown Property’s main entrance is along Union Street, with primary entrance to the parking structure along 7th Avenue North across a large park (Legislative Plaza) from the state capitol. The neighborhood is dominated by government buildings, most notably the Tennessee State Capitol. The surrounding buildings include the Military Branch Museum, Tennessee Performing Arts Center, Nashville Public Library, and a number of office buildings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHERATON GRAND NASHVILLE DOWNTOWN

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Sheraton Grand Nashville Downtown Property:

Cash Flow Analysis

	2015(1)	2016(1)	2017(1)	TTM 8/31/2018(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	77.8%	77.9%	79.5%	79.8%	79.8%
ADR	$211.27	$241.40	$240.40	$236.45	$236.45
RevPAR	$164.36	$188.15	$191.12	$188.58	$188.58

Room Revenue	$28,916,672	$33,191,112	$33,622,909	$33,176,739	$33,176,739	67.4%	$68,831
F&B Revenue(2)	7,433,620	8,487,011	10,505,293	11,426,423	11,426,423	23.2	23,706
Parking Revenue	2,263,076	2,275,618	2,267,665	2,285,149	2,285,149	4.6	4,741
Other Revenue(3)	1,651,253	1,395,596	1,994,595	2,324,260	2,324,260	4.7	4,822
Total Revenue	$40,264,621	$45,349,337	$48,390,462	$49,212,571	$49,212,571	100.0%	$102,101

Total Department Expenses	10,402,618	12,214,935	12,980,312	13,014,677	13,014,677	26.4	27,001
Gross Operating Profit	$29,862,003	$33,134,402	$35,410,150	$36,197,894	$36,197,894	73.6%	$75,099

Total Undistributed Expenses	10,782,355	12,057,580	$12,139,625	$11,977,935	$12,082,854	24.6	25,068
Profit Before Fixed Charges	$19,079,648	$21,076,822	$23,270,525	$24,219,959	$24,115,040	49.0%	50,031

Total Fixed Charges	1,082,486	1,136,394	1,693,392	1,835,346	1,908,785	3.9	3,960

Net Operating Income	$17,997,162	$19,940,428	$21,577,133	$22,384,613	$22,206,255	45.1%	$46,071
FF&E	1,610,585	1,813,973	1,935,618	1,968,503	1,968,503	4.0	4,084
Net Cash Flow	$16,386,577	$18,126,455	$19,641,515	$20,416,110	$20,237,752	41.1%	$41,987

NOI DSCR(4)	2.20x	2.44x	2.64x	2.74x	2.72x
NCF DSCR(4)	2.01x	2.22x	2.40x	2.50x	2.48x
NOI DY(4)	11.2%	12.5%	13.5%	14.0%	13.9%
NCF DY(4)	10.2%	11.3%	12.3%	12.8%	12.6%

(1)	The borrower sponsor has owned the property since 2012 and invested approximately $36.2 million since acquisition in upgrades to the property. Since acquisition, the net cash flow at the property increased from approximately $7.2 million to $20.4 million as of TTM August 2018.
(2)	Food and Beverage Revenue accounts for approximately 23.2% of U/W Revenue.
(3)	Other Revenue includes parking expense and Information and Telecom Systems expense.
(4)	The debt service coverage ratios and debt yields are based on the Sheraton Grand Nashville Downtown Whole Loan.

Appraisal. As of the appraisal valuation date of September 13, 2018, the Sheraton Grand Nashville Downtown Property had an “as-is” appraised value of $276,500,000.

Environmental Matters. According to the Phase I environmental report dated September 25, 2018, there was no evidence of any recognized environmental conditions at the Sheraton Grand Nashville Downtown Property.

Market Overview and Competition. The Sheraton Grand Nashville Downtown Property is located in Nashville, Tennessee in the downtown Nashville area. Nashville is home to a variety of industries and companies, making for a relatively diverse economy. According to the appraisal, leading employment sectors in the Nashville metropolitan statistical area include professional and business services (16.3% of total employment), education and health services (15.3%), government (11.9%), leisure & hospitality services (11.3%) and retail trade (10.1%). Furthermore, according to the Nashville Convention & Visitors Corp, Nashville welcomed an estimated 14.5 million visitors in 2017, a 4.6% increase over 2016’s previous record of 13.9 million visitors. This represented the ninth consecutive year of positive year-over-year growth in visitor volume since 2008, at a compound growth rate of 5.8%. Furthermore, according to a third party report, the population in the Nashville-Davidson-Murfreesboro-Franklin MSA increased by a compound annual rate of 2.0% from 2012 through 2017. As of February 2018, Nashville had an unemployment rate of 2.7%, the U.S.’s lowest unemployment rate for cities greater than 1 million people according to the Bureau of Labor Statistics.

The Sheraton Grand Nashville Downtown Property offers a convenient location in downtown Nashville, proximate to the Tennessee State Capitol and numerous government office buildings and within walking distance of the Nashville Music City Center (city convention center), Country Music Hall of Fame and Museum, Bridgestone Arena and Broadway, the main thoroughfare through downtown Nashville. The Sheraton Grand Nashville Downtown Property is across the street from the Tennessee State Capitol including Legislative Plaza and the Tennessee Performing Arts Center. Additionally, a new $195 million federal courthouse is currently under construction one block south of the Sheraton Grand Nashville Downtown Property (south of Church Street). The Sheraton Grand Nashville Downtown Property is also proximate to Capitol View which is a 32-acre mixed-use development located in the North Gulch area of downtown just west of the Tennessee State Capitol and will include 1.1 million SF of office space, 130,000 SF of specialty retail and restaurants, 378 upscale multi-family apartment units, a 2.5-acre urban activity park and community space and jogging and bike trails connected to the Nashville Greenway system.

According to a third party report, the Downtown submarket (where the Sheraton Grand Nashville Downtown Property is located) has over 9.4 million square feet of office space as of the second quarter of 2018 with a total vacancy rate of 8.9% and approximately 1.0 million square feet under construction. Recent major employment announcements for Nashville includes Amazon, which reportedly will be putting an operations center in downtown Nashville, and is expected to bring 5,000 employees housed in one million square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHERATON GRAND NASHVILLE DOWNTOWN

feet of office space, $230 million in investments and an estimated incremental tax revenue of more than $1 billion over to Nashville the next 10 years. AllianceBernstein Holding LP also announced in May 2018 that it will be relocating its headquarters to the central business district in Nashville with a total expected headcount of 1,050 by 2022. Additionally, Cherry Bekaert, which in 2017 bought Frazier Dean & Howard to enter the Nashville market, signed a long-term lease to take a section of the 12th floor at 222 2nd Avenue South. Cherry Bekaert plans to relocate all employees from the current West End Avenue location in October 2018. In early 2018, Asurion, a global technology company, announced that it would create 400 information technology jobs as it consolidates operations into a new corporate headquarters in downtown Nashville, with the construction of a new office to begin in the first quarter of 2019 and open in the third quarter of 2021.

The Sheraton Grand Nashville Downtown Property’s demand segmentation is 47.0% meeting and group, 25.0% commercial, and 28.0% leisure versus market demand segmentation of 41.6% meeting and group, 31.1% commercial, and 27.3% leisure. Meeting and group demand is primarily generated by corporate groups that visit the area. Additional demand is generated by youth sports teams that travel to the area for various tournaments and sports fields. Commercial demand is generated by headquarters and large regional offices especially in the professional & business services and health care industries. Additionally, the Sheraton Grand Nashville Downtown Property currently accommodates airline crew business from United Airlines and British Airlines. Other top clientele include Deloitte, PricewaterhouseCoopers, KPMG, Accenture, Ernst & Young, Google, and Bank of America. Leisure demand is generated by leisure attractions in the immediate downtown area including the Country Music Hall of Fame & Museum, Bridgestone Arena, Ryman Auditorium and The Johnny Cash Museum & Café, among others.

The following table presents certain information relating to the Sheraton Grand Nashville Downtown Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR

	Competitive Set(1)			Sheraton Grand Downtown Nashville (2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM(3)	86.1%	$243.89	$209.89	79.8%	$236.45	$188.58	92.7%	96.9%	89.8%
2017	85.5%	$245.05	$209.44	79.5%	$240.40	$191.12	93.0%	98.1%	91.2%
2016	84.3%	$239.33	$201.82	77.9%	$241.40	$188.15	92.4%	100.9%	93.2%
2015	82.5%	$224.16	$185.03	77.8%	$211.27	$164.36	94.3%	94.2%	88.8%

(1)	Information obtained from third party hospitality research reports from July 2018. The competitive set includes the following hotels: Renaissance Nashville Hotel, Holiday Inn Express Nashville Downtown Conference Center, Hilton Nashville Downtown, Hotel Indigo Nashville and Hyatt Place Nashville Downtown.
(2)	Information obtained from the borrowers financials.
(3)	The TTM represents the trailing twelve month period ending July 31, 2018 for the Competitive Set and the trailing twelve Month period ending August 31, 2018 for the Sheraton Grand Nashville Downtown Property.

The Borrower. The borrower is Nashville Hospitality, LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is 99.99%-owned by individual investor members and no single individual investor member directly or indirectly owns 20% or more of the interests. The remaining 0.01% interest is primarily owned by James M. Lippman.

The Borrower Sponsors. The borrower sponsors and nonrecourse carve-out guarantors are JRK-Holdings, Limited Partnership, and James M. Lippman. James M. Lippman is the founder, Chairman, and Chief Executive Officer at JRK Property Holdings (“JRK”) which he founded in 1991. JRK currently owns and operates over $6.0 billion in real estate and has been recognized by both the National Multi-Housing Council and Multifamily Executive Magazine as one of the largest multifamily owners and managers in the United States. In addition to JRK’s presence in the multifamily sector, JRK Hotel Group, the hotel management subsidiary of JRK Property Holdings, is involved in the hospitality market as well, with a portfolio of luxury boutiques and flag hotels in Manhattan, Santa Monica, San Francisco, Portland and Nashville. The borrower sponsors have been in several mortgage loan defaults, which resulted in foreclosure or deed-in-lieu. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The Sheraton Grand Nashville Downtown Whole Loan documents provide for upfront reserves in the amount of $1,000,000 for FF&E and $1,166,485 for real estate taxes. The Sheraton Grand Nashville Downtown Whole Loan documents also provide for ongoing monthly reserves of $129,609 for real estate taxes, $164,042 for FF&E, and $28,989 for insurance during the occurrence of (i) event of default and (ii) borrower fails to maintain and deliver a blanket insurance policy.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Sheraton Grand Nashville Downtown Whole Loan. The Sheraton Grand Nashville Downtown Whole Loan has springing cash management that will be opened upon the occurrence of a Cash Management Period. The borrower is required to cause all rents including, without limitation, all credit card company payments to be transmitted directly into the applicable lockbox account. During the continuance of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the Sheraton Grand Nashville Downtown Whole Loan documents.

A “Cash Management Period” will commence upon (i) an event of default under the Sheraton Grand Nashville Downtown Whole Loan documents; or (ii) the failure by the borrower, as of the end of two consecutive calendar quarters, to maintain a debt service coverage ratio of at least 1.50x; and will end, with respect to clause (i) above, once the event of default has been cured and with respect to clause (ii) above, once the debt service coverage ratio has been at least 1.50x for at least two consecutive calendar quarters. The borrower has the right at any time to deliver to the lender either cash or an acceptable letter of credit in an amount that, when applied to reduce the then-outstanding principal, would cause the debt service coverage ratio to be at least equal to 1.50x (such amount, the “Minimum DSCR Maintenance Amount”) in order to avoid or end a Cash Management Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHERATON GRAND NASHVILLE DOWNTOWN

The borrower has the right, three times during the term of the Sheraton Grand Nashville Downtown Whole Loan, to request that the lender apply funds in the cash collateral account (other than any Minimum DSCR Maintenance Amount then on deposit) to any debt service shortfall.

Property Management. The Sheraton Grand Nashville Downtown Property is managed by JRK Residential Group, Inc., an affiliate of the borrower sponsors.

Assumption. The borrower has an unlimited right to transfer the Sheraton Grand Nashville Downtown Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, rating agency confirmation has been obtained from KBRA, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series WFCM 2018-C48 certificates.

Partial Release. Not permitted

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted

Ground Lease. None

Terrorism Insurance. The Sheraton Grand Nashville Downtown Borrower is required to obtain and maintain property insurance, commercial general liability insurance and business interruption insurance that covers acts of terrorism in an amount determined by the lender in its sole discretion (but not to exceed the full replacement cost of the Sheraton Grand Nashville Downtown Property and 18-months of business interruption insurance), provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any extension thereof or substantially similar program is in effect, the Sheraton Grand Nashville Downtown Whole Loan documents provide for an annual terrorism premium cap of two times the cost of the annual premiums for property and business interruption insurance required under the related Sheraton Grand Nashville Downtown Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Walgreens – Ginsberg Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
				Property Type:	Retail
Original Principal Balance:	$40,000,000			Specific Property Type:	Single Tenant
Cut-off Date Principal Balance:	$40,000,000			Location:	Various – See Table
% of Initial Pool Balance:	4.8%			Size:	87,049 SF
Loan Purpose(1):	Refinance/Acquisition			Cut-off Date Principal Balance Per SF:	$459.51
Borrower Name(2):	Various			Year Built/Renovated:	Various – See Table
Borrower Sponsor:	Morton Ginsberg			Title Vesting:	Fee
Mortgage Rate:	5.2500%			Property Manager:	Self-managed
Note Date:	November 16, 2018			4th Most Recent Occupancy (As of):	100.0% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2015)
Maturity Date:	December 11, 2028			2nd Most Recent Occupancy(As of):	100.0% (12/31/2016)
IO Period:	0 months			Most Recent Occupancy (As of):	100.0% (12/31/2017)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (12/1/2018)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI:	NAV
Call Protection:	L(24),GRTR 1% or YM(92),O(4)			3rd Most Recent NOI:	NAV
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$3,351,000 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of):	$3,351,000 (12/31/2017)
Additional Debt Type:	NAP
				U/W Revenues:	$3,351,000
				U/W Expenses:	$0
				U/W NOI:	$3,351,000
				U/W NCF:	$3,351,000
				U/W NOI DSCR:	1.26x
Escrows and Reserves(3):				U/W NCF DSCR:	1.26x
				U/W NOI Debt Yield:	8.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.4%
Taxes	$0	Springing	NAP	As-Is Appraised Value(4):	$56,905,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(4):	Various – See Table
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	70.3%
Leasing Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	58.3%

(1)	Proceeds from the Walgreens – Ginsberg Portfolio Mortgage Loan (as defined below) were used to refinance five properties and acquire the Walgreens – Laredo, TX property.

(2)	The borrower comprises six limited liability companies. See “The Borrowers” section.

(3)	See “Escrows” section.

(4)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Walgreens – Ginsberg Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a portfolio of six single-tenant Walgreens properties located in six states (the “Walgreens – Ginsberg Portfolio Properties”). The Walgreens – Ginsberg Portfolio Mortgage Loan was originated on November 16, 2018 by Wells Fargo Bank, National Association. The Walgreens – Ginsberg Portfolio Mortgage Loan had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and accrues interest at an interest rate of 5.2500% per annum. The Walgreens – Ginsberg Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Walgreens – Ginsberg Portfolio Mortgage Loan matures on December 11, 2028.

Following January 11, 2021, the borrower has the right to prepay the Walgreens – Ginsberg Portfolio Mortgage Loan in whole, or in part (see ”Partial Release” section), on any day upon payment of a yield maintenance premium, provided that no prepayment will be payable on or after September 11, 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Walgreens – Ginsberg Portfolio

Sources and Uses

Sources			Uses
Original loan amount	$40,000,000	93.6%	Loan payoff (five properties)(1)	$34,333,987	80.4%
Borrower cash equity	2,725,230	6.4	Purchase price (Walgreens – Laredo, TX)(1)	7,785,714	18.2
			Closing costs	605,530	1.4
Total Sources	$42,725,230	100.0%	Total Uses	$42,725,230	100.0%

(1)	The proceeds of the Walgreens – Ginsberg Portfolio Mortgage Loan were used to refinance five properties and acquire one property.

The Properties. The Walgreens – Ginsberg Portfolio Properties comprise six single tenant Walgreens properties totaling 87,049 rentable square feet located in six states: Georgia, Maryland, Massachusetts, North Carolina, Texas and Virginia. Built between 2008 and 2010, the Walgreens – Ginsberg Portfolio Properties range in size from 14,110 square feet to 14,820 square feet and were 100.0% occupied by Walgreens as of December 1, 2018.

Walgreens is one of the largest drugstore chains in the U.S., with approximately 9,560 stores located in all 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands, as of August 31, 2018. In December 2014, Walgreens completed its strategic merger with Alliance Boots to establish Walgreens Boots Alliance, Inc. (“WBA”) (NASDAQ: WBA; rated BBB/Baa2/BBB by Fitch/Moody’s/S&P) and is now part of the Retail Pharmacy USA division of WBA. In March 2018, WBA acquired 1,932 Rite Aid stores for approximately $4.2 billion.

The following table presents certain information relating to the Walgreens – Ginsberg Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
Walgreens – Alexandria, VA	$9,311,000	23.3%	100.0%	2008/NAP	14,469	$13,000,000	71.6%
Walgreens – Atlanta, GA	$6,744,000	16.9%	100.0%	2010/NAP	14,110	$9,825,000	68.6%
Walgreens – Burlington, NC	$6,506,000	16.3%	100.0%	2008/NAP	14,550	$9,080,000	71.7%
Walgreens – Franklin, MA	$6,147,000	15.4%	100.0%	2010/NAP	14,550	$8,200,000	75.0%
Walgreens – Chester, MD	$6,088,000	15.2%	100.0%	2010/NAP	14,550	$8,900,000	68.4%
Walgreens – Laredo, TX	$5,204,000	13.0%	100.0%	2008/NAP	14,820	$7,900,000	65.9%
Total/Weighted Average	$40,000,000	100.0%	100.0%		87,049	$56,905,000	70.3%

The following table presents certain information relating to tenancy at the Walgreens – Ginsberg Portfolio Properties:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Walgreens	BBB/Baa2/BBB(1)	87,049(2)	100.0%(2)	$38.50(2)	$3,351,000(2)	100.0%(2)	Various(2)

Vacant Space		0	0.0%

Collateral Total		87,049	100.0%

(1)	The entity on the lease for the Walgreens – Ginsberg Portfolio Properties is Walgreen Co., which is the rated entity.

(2)	The Walgreens – Ginsberg Portfolio Properties have lease expiration dates from 2083 through 2095, and each lease contains a termination option occurring in 2033 through 2035. See “Lease Detail” table for property level information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Walgreens – Ginsberg Portfolio

The following table presents certain information relating to the leases at the Walgreens – Ginsberg Portfolio Properties:

Lease Detail

Property Name – Location	Tenant NRSF	% of Portfolio NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Portfolio U/W Base Rent	Lease Start Date	Termination Option Date(1)	Lease Expiration Date
Walgreens – Alexandria, VA	14,469	16.6%	$53.91	$780,000	23.3%	10/27/2008	10/31/2033	10/31/2083
Walgreens – Atlanta, GA	14,110	16.2%	$40.04	$565,000	16.9%	3/8/2010	3/31/2035	3/31/2095
Walgreens – Burlington, NC	14,550	16.7%	$37.46	$545,000	16.3%	12/1/2008	11/30/2033	11/30/2083
Walgreens – Franklin, MA	14,550	16.7%	$35.40	$515,000	15.4%	1/25/2010	1/31/2035	1/31/2085
Walgreens – Chester, MD	14,550	16.7%	$35.05	$510,000	15.2%	4/19/2010	4/30/2035	4/30/2085
Walgreens – Laredo, TX	14,820	17.0%	$29.42	$436,000	13.0%	4/6/2009	4/30/2034	4/30/2084
Total/Weighted Average	87,049	100.0%	$38.50	$3,351,000	100.0%

(1)	The Walgreens leases have 75 to 85 year terms with termination options following the initial 25 years of the lease, each with a required notice period of 12 months.

The following table presents certain information relating to the lease rollover schedule at the Walgreens – Ginsberg Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	6	87,049	100.0%	87,049	100.0%	$3,351,000	100.0%	$38.50
Vacant	0	0	0.0%	87,049	100.0%	$0	0.0%	$0.00
Total/Weighted Average	6	87,049	100.0%			$3,351,000	100.0%	$38.50

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Walgreens – Ginsberg Portfolio Properties:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/1/2018(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the leases.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Walgreens – Ginsberg Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Walgreens – Ginsberg Portfolio Properties:

Cash Flow Analysis(1)

	2016	2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,351,000	$3,351,000	$3,351,000	100.0%	$38.50
Grossed Up Vacant Space	0	0	0	0.0	0.00
Total Reimbursables(2)	0	0	0	0.0	0.00
Other Income	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0(3)	(0.0)	(0.00)
Effective Gross Income	$3,351,000	$3,351,000	$3,351,000	100.0%	$38.50

Total Operating Expenses	$0	$0	$0	0.0%	$0.00

Net Operating Income	$3,351,000	$3,351,000	$3,351,000	100.0%	$38.50
TI/LC	0	0	0	0.0	0.00
Capital Expenditures	0	0	0	0.0	0.00
Net Cash Flow	$3,351,000	$3,351,000	$3,351,000	100.0%	$38.50

NOI DSCR	1.26x	1.26x	1.26x
NCF DSCR	1.26x	1.26x	1.26x
NOI DY	8.4%	8.4%	8.4%
NCF DY	8.4%	8.4%	8.4%

(1)	Operating history prior to 2016 is not available.

(2)	Reimbursements are not included as the tenants are responsible for paying for real estate taxes, insurance premiums and CAM expenses directly.

(3)	The underwritten economic vacancy is 0.0%. The Walgreens – Ginsberg Portfolio Properties were 100.0% physically occupied as of December 1, 2018.

Appraisals. As of the appraisal valuation dates ranging from October 11, 2018 to October 21, 2018, the Walgreens – Ginsberg Portfolio Properties had an aggregate “as-is” appraised value of $56,905,000.

Environmental Matters. According to the Phase I environmental reports dated December 8, 2017 and October 24, 2018, there was no evidence of any recognized environmental conditions at any of the Walgreens – Ginsberg Portfolio Properties.

Market Overview and Competition. The Walgreens – Ginsberg Portfolio Properties are located in six states. Within a five-mile radius of the Walgreens – Ginsberg Portfolio Properties, the average estimated population and average household income are 168,682 and $103,655, respectively (see table below). The respective submarkets of each of the Walgreens – Ginsberg Portfolio Properties reported an average vacancy rate of approximately 3.9% as of year-to-date November 2018.

The following table presents certain demographic information with respect to the Walgreens – Ginsberg Portfolio Properties:

Demographic Summary(1)

Property	2017 Population (within one- ,three- , five-mile radius)	2017 Average Household Income (within one- ,three- , five- mile radius)
Walgreens – Alexandria, VA	19,969, 127,525, 366,642	$115,018, $140,007, $132,518
Walgreens – Atlanta, GA	17,711, 143,119, 347,873	$89,865, $108,666, $113,900
Walgreens – Burlington, NC	6,215, 45,158, 89,623	$78,670, $66,100, $57,495
Walgreens – Franklin, MA	9,440, 33,098, 68,160	$111,137, $138,526, $141,377
Walgreens – Chester, MD	2,631, 11,944, 17,109	$108,927, $111,709, $113,376
Walgreens – Laredo, TX	11,586, 81,146, 178,344	$95,862, $84,109, $63,266

(1)	Information obtained from the appraisal.

The following table presents certain submarket information with respect to the Walgreens – Ginsberg Portfolio Properties:

Submarket Summary(1)

Property Name – Location	Submarket	YTD Nov. 2018 Retail Inventory (SF)	YTD Nov. 2018 Vacancy Rate	Actual In-Place Rental Rate PSF	Appraiser’s Concluded Market Rate PSF
Walgreens – Alexandria, VA	Huntington/Mt. Vernon	4,204,409	1.8%	$53.91	$54.00
Walgreens – Atlanta, GA	Northlake/I-85	7,597,360	5.8%	$40.04	$40.00
Walgreens – Burlington, NC	West Burlington/Airport	5,249,518	4.4%	$37.46	$37.46
Walgreens – Franklin, MA	I-95 Corridor South	9,389,783	3.1%	$35.40	$37.50
Walgreens – Chester, MD	Queen Anne’s County	2,499,928	4.2%	$35.05	$35.00
Walgreens – Laredo, TX	Laredo(2)	11,046,008(2)	4.0%(2)	$29.42	$29.42

(1)	Information obtained from the appraisal and third party market research reports.

(2)	Submarket data was unavailable for the Walgreens – Laredo, TX Property. Figures for the greater Laredo market are included.

The Borrowers. The borrowers are MLG Alexandria LLC, MLG Atlanta LLC; MLG Burlington LLC, MLG Holding 160 East Central Street LLC, MLG Chester LLC, and MLG Laredo LLC (collectively, the “Walgreens – Ginsberg Portfolio Borrower”), each a single-purpose

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Walgreens – Ginsberg Portfolio

Delaware (or solely in the case of MLG Holding 160 East Central Street LLC, a Massachusetts) limited liability company structured to be bankruptcy remote with one independent director. Legal counsel to the Walgreens – Ginsberg Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Walgreens – Ginsberg Portfolio Mortgage Loan. Morton Ginsberg is the guarantor of certain nonrecourse carveouts under the Walgreens – Ginsberg Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Morton Ginsberg. Mr. Ginsberg is a real estate investor and former real estate attorney. In addition to the Walgreens – Ginsberg Portfolio Properties, Mr. Ginsberg owns an apartment project in Jersey City, New Jersey; a 45.0% interest in an apartment development located in Florida; and a 46.0% interest in an apartment/retail development located in Boca Raton, Florida.

Escrows. During a Cash Trap Event Period (as defined below), the Walgreens – Ginsberg Portfolio Borrower is required to deposit monthly (i) 1/12th of the estimated annual real estate taxes, (ii) 1/12th of the estimated annual insurance premiums, unless the following conditions are satisfied: (x) no event of default has occurred and is continuing, (y) the Walgreens – Ginsberg Portfolio Borrower or any affiliate provides the lender with evidence that Walgreens – Ginsberg Portfolio Properties’ insurance coverage is included in a blanket policy and such policy is in full force and effect and (z) the Walgreens – Ginsberg Portfolio Borrower pays all applicable insurance premiums and provides the lender with evidence of timely payment of insurance premiums/renewals, (iii) $4,062 to a replacement reserve, and (iv) an amount reasonably determined by the lender for potential tenant improvement and leasing commissions.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period, the Walgreens – Ginsberg Portfolio Mortgage Loan requires the Walgreens – Ginsberg Portfolio Borrower to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account. During the continuance of a Cash Trap Even Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Walgreens – Ginsberg Portfolio Mortgage Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earliest to occur of the following:

(i)	an event of default; or

(ii)	a Major Tenant Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, a Major Tenant Event Period Cure (as defined below).

A “Major Tenant Event Period” will commence upon the earliest to occur of the following:

(i)	more than one Major Tenant (as defined below) (or if only one Walgreens – Ginsberg Portfolio Property remains, one Major Tenant) failing to continuously occupy its entire space or be open for business at the related Walgreens – Ginsberg Portfolio Property during customary hours, or gives notices of its intent to commence either of the foregoing (a “Go-Dark Event”);

(ii)	a monetary default, beyond any notice and grace period, under any lease with a Major Tenant;

(iii)	the downgrade, withdrawal or qualification of the long-term debt rating of Walgreen Co. below “BBB-” by S&P;

(iv)	any Major Tenant filing, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becoming involved, as a debtor, in a bankruptcy or any similar insolvency proceeding; or

(v)	any Major Tenant terminating or canceling its lease (or such lease otherwise fails to be in full force and effect), or giving notice of, or commencing a legal proceeding asserting any of the foregoing.

A “Major Tenant Event Period Cure” will occur upon:

●	with regard to clause (i) above, (x) a Major Tenant Re-Tenanting Event (as defined below) having occurred with respect to each affected Walgreens – Ginsberg Portfolio Property or (y) the applicable Major Tenant having resumed normal business operations in its entire space and being open during customary hours for a period of two consecutive calendar quarters, in each case of clauses (x) and (y), such that no more than one Walgreens – Ginsberg Portfolio Property is subject to a Go-Dark Event (or if only one Walgreens – Ginsberg Portfolio Property remains, clause (x) or clause (y) having been satisfied with respect to such Walgreens – Ginsberg Portfolio Property);

●	with regard to clause (ii) above, (x) a Major Tenant Re-Tenanting Event having occurred with respect to each affected Walgreens – Ginsberg Portfolio Property or (y) the applicable Major Tenant having cured such monetary default under its lease and no additional monetary defaults beyond any notice and grace period has occurred for a period of two consecutive calendar quarters;

●	with regard to clause (iii) above, (x) a Major Tenant Re-Tenanting Event having occurred for all Walgreens – Ginsberg Portfolio Properties or (y) the long-term debt rating of Walgreen Co. being rated “BBB-“ or higher by S&P;

●	with regard to clause (iv) above, (x) a Major Tenant Re-Tenanting Event having occurred for all Walgreens – Ginsberg Portfolio Properties or (y) the bankruptcy or insolvency proceeding having been terminated in a manner satisfactory to the lender, the related lease having been affirmed, and the terms of such lease, as affirmed, being satisfactory to the lender; or

●	with regard to clause (v) above, a Major Tenant Re-Tenanting Event having occurred with respect to each affected Walgreens – Ginsberg Portfolio Property.

A “Major Tenant Re-Tenanting Event” will occur upon the lender receiving satisfactory evidence (including, without limitation, a satisfactory estoppel certificate from each such replacement tenant affirming the following): (i) the applicable Major Tenant’s space has been leased to one or more satisfactory replacement tenants pursuant to a satisfactory replacement lease, (ii) each such tenant is in occupancy of its premises, is open for business and is paying full, unabated rent pursuant to the terms of its lease, and (iii) all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Walgreens – Ginsberg Portfolio

“Major Tenant” means Walgreens, it successors or assigns, and any replacement tenant that enters into a lease in accordance with the Walgreens – Ginsberg Portfolio Mortgage Loan documents.

Property Management. The Walgreens – Ginsberg Portfolio Properties are self-managed.

Assumption. The Walgreens – Ginsberg Portfolio Borrower has a two-time right, commencing 12 months after loan origination, to transfer the Walgreens – Ginsberg Portfolio Properties, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) the execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) if requested by the lender, rating agency confirmation has been obtained from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-C48 Certificates.

Right of First Refusal. Walgreens has a right of first refusal (“ROFR”) to purchase any of the Walgreens – Ginsberg Portfolio Properties occupied by Walgreens. The ROFR is not extinguished by a foreclosure of the Walgreens – Ginsberg Portfolio Properties.

Partial Release. Following the prepayment lockout period, and in connection with a bona-fide sale, the Walgreens – Ginsberg Portfolio Borrower is permitted to partially release any of the Walgreens – Ginsberg Portfolio Properties, provided that, among other things, and in accordance with the Walgreens – Ginsberg Portfolio Mortgage Loan documents (i) no event of default has occurred and is continuing, (ii) the Walgreens – Ginsberg Portfolio Mortgage Loan is prepaid in an amount equal to the applicable Release Amount (as defined below) together with any applicable yield maintenance premium or interest shortfall relating to such prepayment; (iii) the lender receives rating agency confirmation from Fitch, KBRA and Moody’s that the sale and release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-C48 Certificates; and (iv) the lender receives a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered.

The “Release Amount” for any Walgreens – Ginsberg Portfolio Property being released is an amount equal to the greatest of (a) 90% of the net sales proceeds for such released Walgreens – Ginsberg Portfolio Property, as reasonably determined by the lender, (b) 115% of the Allocated Cut-off Date Principal Balance of such released Walgreens – Ginsberg Portfolio Property (identified in “The Properties” section above), (c) an amount that would result in the net operating income debt yield, after giving effect to the release of such Walgreens – Ginsberg Portfolio Property, being not less than 8.4% and (d) an amount that would result in the loan-to-value ratio, after giving effect to the release of such property, being not greater than the lesser of (i) the loan-to-value ratio for the Walgreens – Ginsberg Portfolio Mortgage Loan (including the release property) immediately prior to such release and (ii) 70.3%.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Additional Indebtedness. Not permitted.

Terrorism Insurance. Subject to the suspension of such borrower insurance requirements and upon satisfaction of certain conditions outlined in the Walgreens – Ginsberg Portfolio Mortgage Loan documents, including but not limited to the Walgreens – Ginsberg Portfolio Borrower providing evidence to the lender that Walgreens has satisfied all insurance requirements under each applicable lease and Walgreens maintaining an S&P rating of at least ‘BBB’, the Walgreens – Ginsberg Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Walgreens – Ginsberg Portfolio Properties and business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Riverworks

Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
				Specific Property Type:	Suburban
Original Principal Balance:	$38,629,000			Location:	Watertown, MA
Cut-off Date Balance:	$38,629,000			Size:	201,417 SF
% of Initial Pool Balance:	4.6%			Cut-off Date Balance Per SF:	$191.79
Loan Purpose:	Acquisition			Year Built/Renovated:	1907/2013
Borrower Name:	GRE Riverworks, LLC			Title Vesting:	Fee
Borrower Sponsors:	GEM Realty Evergreen Fund, L.P.; GEM Realty Evergreen Fund PF-NM, L.P.			Property Manager:	Self-managed
Mortgage Rate:	4.857%			4th Most Recent Occupancy (As of):	NAV
Note Date:	October 15, 2018			3rd Most Recent Occupancy (As of)(4):	92.0% (12/31/2015)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	94.0% (12/31/2016)
Maturity Date:	November 6, 2028			Most Recent Occupancy (As of)(4):	92.0% (12/31/2017)
IO Period:	120 months			Current Occupancy (As of):	96.3% (9/27/2018)
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of):	$2,237,613 (12/31/2015)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$2,343,400 (12/31/2016)
Call Protection:	L(25),D(90),O(5)			2nd Most Recent NOI (As of):	$2,716,452 (12/31/2017)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of):	$2,745,420 (TTM 8/31/2018)
Additional Debt(1):	Yes
Additional Debt Type(1):	Mezzanine
				U/W Revenues:	$6,361,090
				U/W Expenses:	$2,847,258
				U/W NOI:	$3,513,832
Escrows and Reserves(2):				U/W NCF:	$3,282,203
				U/W NOI DSCR(4):	2.16x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(4):	2.02x
Taxes	$137,443	$68,721	NAP	U/W NOI Debt Yield(4):	10.6%
Insurance	$22,647	Springing	NAP	U/W NCF Debt Yield(4):	9.9%
TI/LC Reserve	$2,000,000(3)	Springing	NAP	As-Is Appraised Value:	$64,400,000
Replacement Reserve	$0	$2,518	NAP	As-Is Appraisal Valuation Date:	September 19, 2018
Free Rent Reserve	$584,518(4)	$0	NAP	Cut-off Date LTV Ratio(4):	51.2%
Outstanding TI Reserve	$308,530(4)	$0	NAP	LTV Ratio at Maturity or ARD(4):	51.2%

(1)	Future mezzanine debt is permitted as long as (i) the combined LTV is less than 70.0%, (ii) the combined minimum debt service coverage ratio is no less than 1.50x, (iii) a rating agency confirmation is obtained, and (iv) lender approval is obtained.

(2)	See “Escrows” section.

(3)	At closing, the borrower delivered an evergreen letter of credit in the amount of $2,000,000 in lieu of cash for the TI/LC reserve.

(4)	The Free Rent and Outstanding TI Reserve are associated with the Eyepoint Pharmaceuticals, Inc. and SAI Global tenants.

(5)	Occupancy represents the year-end occupancy for 2015, 2016, and 2017.

(6)	The U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-off Date LTV Ratio, and LTV Ratio at Maturity or ARD were calculated based on the Cut-off Date Balance net of a $5,629,000 earnout which the borrower delivered in the form of an evergreen letter of credit. Assuming the full holdback balance is not applied to the full loan amount, the U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-off Date LTV Ratio, and LTV Ratio at Maturity or ARD would be 1.85x, 1.73x, 9.1%, 8.5%, 60.0% and 60.0%, respectively.

The Mortgage Loan. The mortgage loan (the “Riverworks Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee simple interest in a multi-tenant office building located in Watertown, Massachusetts (the “Riverworks Property”). The Riverworks Mortgage Loan was originated on October 15, 2018 by Argentic Real Estate Finance LLC. The Riverworks Mortgage Loan had an original principal balance of $38,629,000, has an outstanding principal balance as of the Cut-off Date of $38,629,000 and accrues interest at an interest rate of 4.857% per annum. The Riverworks Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the full term of the Riverworks Mortgage Loan. The Riverworks Mortgage Loan matures on November 6, 2028.

Following the lockout period, the borrower has the right to defease the Riverworks Mortgage Loan in whole, but not in part. The Riverworks Mortgage Loan is prepayable without penalty on or after July 6, 2028. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 15, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Riverworks

Sources and Uses

Sources			Uses
Original Loan amount	$38,629,000	58.5%	Purchase Price	$63,800,000	96.6%
Borrower Equity	27,413,498	41.5	Closing costs	1,189,360	1.8
			Reserves	1,053,138	1.6
Total Sources	$66,042,498	100.0%	Total Uses	$66,042,498	100.0%

The Property. The Riverworks Property is a multi-tenant office building totaling 201,417 square feet situated on a 9.37 acre site in Watertown, Massachusetts. The Riverworks Property is comprised of three buildings built as textile mills starting in 1907 and was last renovated in 2013. The Riverworks Property was once occupied by Boston Scientific Corporation until the company relocated in 2007. The Riverworks Property currently consists of three, three- and four-story buildings of office space with a common cafeteria and a fitness center. The Riverworks Property also includes 664 parking spaces with a parking ratio of 3.30 spaces per 1,000 square feet of net rentable area.

As of September 27, 2018, the Riverworks Property was 96.3% leased to 14 tenants. The historical occupancy at the Riverworks Property has not been below 92.0% in the last three years.

The largest tenant is Mimecast North America, Inc. (“Mimecast”), a company that delivers cloud-based email management, which leases 44,170 square feet or 21.9% of net rentable area. Due to its relocation to Lexington, Massachusetts, Mimecast is no longer in occupancy at the Riverworks Property and subleases 100.0% of its space to two sub-tenants, Markforged, Inc. and InCrowd, Inc. Markforged, Inc. subleases 36,291 square feet (which may include additional square footage of mezzanine space) at $29.00 per square foot which will increase to $35.00 per square foot in October 2020 (in comparison with in-place rents of $26.50 per square foot). InCrowd, Inc. subleases 10,501 square feet at $37.50 per square foot (in comparison with in-place rents of $36.50 per square foot). Both subleases are co-terminus with Mimecast’s lease expiring in October 2020.

The second largest tenant is New England Research Institutes, Inc. (“NERI”), which leases 33,657 square feet or 16.7% of net rentable area at base rent of $27.15 per square foot until July 2021. NERI is a contract research organization which provides customized research and clinical trial solutions to private companies and public-sector organizations. NERI offers public health research, clinical trials management, survey research, epidemiology, and media and dissemination research services. NERI has been at the Riverworks Property since 2014 and has two, five-year renewal options remaining.

The third largest tenant is EyePoint Pharmaceuticals, Inc. (“EyePoint”) which leases 20,240 square feet or 10.0% of net rentable area at base rent of $36.00 per square foot until April 2025. EyePoint is a specialty biopharmaceutical company which develops and commercializes innovative ophthalmic products. EyePoint has developed five FDA-approved sustained-release treatments in ophthalmology and currently has another under review. EyePoint has been at the Riverworks Property since March 2014, recently expanded by an additional 6,590 square feet and extended its lease to April 2025. EyePoint has one, five-year renewal option.

Approximately 6,454 square feet of the space at the Riverworks Property is associated with a café, a management office and a landlord office.

The following table presents certain information relating to the tenancy at the Riverworks Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Mimecast North America, Inc.(3)	NR / NR / NR	44,170	21.9%	$28.88	$1,275,515	22.3%	10/15/2020
New England Research Institutes	NR / NR / NR	33,657	16.7%	$27.15	$913,788	15.9%	7/31/2021(4)
Eyepoint Pharmaceuticals, Inc.	NR / NR / NR	20,240	10.0%	$36.00	$728,640	12.7%	4/30/2025(5)
NormaTec Industries, LP	NR / NR / NR	16,969	8.4%	$31.91	$541,421	9.4%	12/31/2023(6)
SAI Global	NR / NR / NR	14,230	7.1%	$34.00(7)	$483,820	8.4%	6/30/2024(7)
Total Major Tenant		129,266	64.2%	$30.50	$3,943,184	68.8%

Non Major Tenants		64,656(8)	32.1%	$30.70(9)	$1,786,693	31.2%

Occupied Collateral Total		193,922	96.3%	$29.55	$5,729,877	100.0%

Vacant Space		7,495	3.7%

Collateral Total		201,417	100.0%		$5,729,877

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps totaling $188,343 through September 2019.

(3)	Mimecast North America, Inc. subleases 100.0% of its space to two sub-tenants. The Annual U/W Base Rent for Mimecast North America, Inc. represents the base rent under the direct lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Riverworks

(4)	New England Research Institutes has two, five-year extension options.

(5)	Eyepoint Pharmaceuticals, Inc. received a four-month rent abatement in connection with its recent renewal and expansion. Eyepoint Pharmaceuticals, Inc. has one, five-year extension option.

(6)	NormaTec Industries, LP has one, five-year extension option.

(7)	SAI Global received a 12-month rent abatement on its entire premise and another six-month rent abatement on 3,230 square feet of its premise following the initial abatement period in connection with its recent new lease. SAI Global has one, five-year extension option.

(8)	The Tenant NRSF for Non Major Tenants includes 6,454 SF of management and amenity tenants who do not pay rent.

(9)	The Annual U/W Base Rent PSF for Non Major Tenants does not include the 6,454 SF of management and amenity tenants who do not pay rent.

The following table presents certain information relating to the lease rollover schedule at the Riverworks Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM(2)	3	6,454	3.2%	6,454	3.2%	$0	0.0%	$0.00
2018	0	0	0.0%	6,454	3.2%	$0	0.0%	$0.00
2019	4	21,772	10.8%	28,226	14.0%	$579,454	10.1%	$26.61
2020	1	44,170	21.9%	72,396	35.9%	$1,275,515	22.3%	$28.88
2021	3	39,249	19.5%	111,645	55.4%	$1,074,528	18.8%	$27.38
2022	2	25,619	12.7%	137,264	68.1%	$874,272	15.3%	$34.13
2023	1	16,969	8.4%	154,233	76.6%	$541,421	9.4%	$31.91
2024	1	14,230	7.1%	168,463	83.6%	$483,820	8.4%	$34.00
2025	2	25,459	12.6%	193,922	96.3%	$900,867	15.7%	$35.39
2026	0	0	0.0%	193,922	96.3%	$0	0.0%	$0.00
2027	0	0	0.0%	193,922	96.3%	$0	0.0%	$0.00
2028	0	0	0.0%	193,922	96.3%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	193,922	96.3%	$0	0.0%	$0.00
Vacant	0	7,495	3.7%	201,417	100.0%	$0	0.0%	$0.00
Total/Weighted Average	14	201,417	100.0%			$5,729,877	100.0%	$29.55

(1)	Information obtained from the underwritten rent roll.

(2)	The MTM tenants reflect amenity and management tenants who do not pay rent. These tenants are not reflected in the total number of leases expiring.

(3)	Excludes vacant space.

The following table presents historical occupancy percentages at the Riverworks Property:

Historical Occupancy

12/31/2015(1)(2)	12/31/2016(1)(2)	12/31/2017(1)(2)	9/27/2018(3)
92.0%	94.0%	92.0%	96.3%

(1)	Information obtained from the borrower.

(2)	Occupancy represents the year-end occupancy for 2015, 2016, and 2017.

(3)	Information obtained from the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Riverworks Property:

Cash Flow Analysis

	2015	2016	2017	TTM 8/31/2018	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$4,031,725	$4,621,125	$4,515,500	$4,884,907	$5,729,877	90.1%	$28.45
Grossed Up Vacant Space	0	0	0	0	281,063	4.4	1.40
Total Reimbursables	1,158,979	757,252	846,399	524,047	577,371	9.1	2.87
Other Income(2)	99,979	84,094	65,731	54,201	106,626	1.7	0.53
Less Vacancy & Credit Loss(3)	0	0	0	0	(333,847)	(5.2)	(1.66)
Effective Gross Income	5,290,683	5,462,471	5,427,630	5,463,154	$6,361,090	100.0%	$31.58

Total Operating Expenses(4)	$3,053,070	$3,119,070	$2,711,178	$2,717,734	$2,847,258	44.8%	$14.14

Net Operating Income	$2,237,613	$2,343,400	$2,716,452	$2,745,420	$3,513,832	55.2%	$17.45
TI/LC	0	0	0	0	201,417	3.2	1.00
Capital Expenditures	0	0	0	0	30,213	0.5	0.15
Net Cash Flow	$2,237,613	$2,343,400	$2,716,452	$2,745,420	$3,282,203	51.6%	$16.30

NOI DSCR	1.38x	1.44x	1.67x	1.69x	2.16x(5)
NCF DSCR	1.38x	1.44x	1.67x	1.69x	2.02x(5)
NOI DY	6.8%	7.1%	8.2%	8.3%	10.6%(5)
NCF DY	6.8%	7.1%	8.2%	8.3%	9.9%(5)

(1)	U/W Base Rent includes contractual rent steps totaling $188,343 through September 2019.

(2)	Other income includes $88,626 of additional base rent from the Markforged, Inc. sublease in connection with Mimecast’s space and $18,000 of storage rent.

(3)	The underwritten economic vacancy is 5.0%. The Riverworks Property was 96.3% physically occupied as of September 27, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Riverworks

(4)	Based on information obtained from the sponsor, the decrease in Total Operating Expenses in 2017 against 2016 was primarily due to decrease in real estate taxes resulting from a land sale that took place as well as a parcel reconfiguration by the previous owner.

(5)	The U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-off Date LTV Ratio, and LTV Ratio at Maturity or ARD were calculated based on the Cut-off Date Balance net of a $5,629,000 earnout which the borrower delivered in the form of an evergreen letter of credit. Assuming the full holdback balance is not applied to the full loan amount, the U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-off Date LTV Ratio, and LTV Ratio at Maturity or ARD would be 1.85x, 1.73x, 9.1%, 8.5%, 60.0% and 60.0%, respectively.

Appraisal. As of the appraisal valuation date of September 19, 2018, the Riverworks Property had an “as-is” appraised value of $64,400,000. The appraiser also concluded a prospective “as-stabilized” appraised value of $73,700,000 as of November 1, 2021, as a projected estimate of when the Riverworks Property is to be leased closer to market levels due to well below-market leasing currently in place.

Environmental Matters. According to a Phase I environmental site assessment dated September 27, 2018, there was no evidence of any recognized environmental conditions at the Riverworks Property.

Market Overview and Competition. The Riverworks Property is located in Watertown, Massachusetts, which is bordered by Brighton (Boston), Cambridge and Newton on the east and south, Waltham on the west, and Belmont on the north. Watertown is located six miles northwest of Boston and within twenty minutes travel to all major highways in eastern Massachusetts, including the Massachusetts Turnpike, Routes 128, 95, 93, 2, 16 and 20. In addition, Watertown is serviced by rail lines and commuter bus lines, and has easy access to Logan International Airport in Boston. Watertown is a member of the Massachusetts Bay Transportation Authority (MBTA) which provides fixed route service to neighboring communities and to Harvard and Central Stations with travel times of less than 20 minutes to Harvard Square and downtown Boston. The Riverworks Property is located along Pleasant Street just west of Watertown Square. Land uses within the subject’s immediate neighborhood consist of a mixture of commercial and residential development.

According to the appraisal, the Riverworks Property is situated in the Route 128/West office submarket, which totals 31.6 million square feet and reported a 2nd quarter 2018 vacancy rate of 12.8% and an average asking lease rate of $34.19 per square foot. The submarket recorded 213,465 square feet of absorption year-to-date. There are two projects currently under construction within the subject’s submarket: 485 Arsenal Street (Arsenal Yards) in Watertown is a 107,442 square foot, two-story, class A office building which is planned to deliver in the 4th quarter of 2019, and 500 Totten Pond Road in Waltham is a six-story, 211,000 square foot class A office building which is 64% pre-leased and is scheduled to deliver in the 3rd quarter of 2019. According to the appraisal, neither of these properties would be considered direct competitors to the Riverworks Property.

The appraiser concluded $36.00 PSF on a modified gross basis for the office space and $20.00 PSF for lower level office at the Riverworks Property.

The following table presents certain information relating to comparable leases to the Riverworks Property:

Comparable Leases(1)

Property Location	Year Built	Distance (miles)	Total GLA (SF)	Tenant Name	Lease Date	Lease Area (SF)	Annual Base Rent PSF	Lease Type
65 Grove Street Watertown, MA	2016	3.1	114,373	Olink	June 2018	6,296	$44.00	NNN

2221 Washington Street Newton, MA	1977	4.3	44,800	Acresta	March 2019	5,385	$44.00	Gross

260 Charles Street Waltham, MA	1920	2.4	53,683	Lightwave Partners Boathouse Group	December 2018 August 2018	3,150 13,518	$32.50 $32.50	Gross MSG

625 Mount Auburn Street Cambridge, MA	1962	2.8	137,421	Mt. Auburn Hospital	September 2019	20,259	$39.90	Gross

221-257 Crescent Street Waltham, MA	1854	2.2	177,000	Radius/Jabil	September 2017	13,215	$34.25	Gross

(1)	Information obtained from the appraisal.

The Borrower. The borrower for the Riverworks Mortgage Loan is GRE Riverworks, LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Riverworks Mortgage Loan. GEM Realty Evergreen Fund, L.P. and GEM Realty Evergreen Fund PF-NM, L.P. are the guarantors of certain nonrecourse carveouts under the Riverworks Mortgage Loan.

The Borrower Sponsor. The borrower sponsors are GEM Realty Evergreen Fund, L.P. and GEM Realty Evergreen Fund PF-NM, L.P. which are funds managed by GEM Realty Capital, Inc. (“GEM”). Founded in 1994, GEM is an integrated real estate investment company that invests in private-market real estate assets and publicly traded real estate securities through two lines of business, GEM Realty Properties and GEM Realty Securities. Through GEM Realty Properties, GEM invests directly in private-market real estate assets, including properties and loans. Through GEM Realty Securities, GEM employs hedged strategies to invest in publicly traded real estate securities, including REITs, real estate operating companies and homebuilders. GEM has approximately $3.5 billion of assets under management.

Escrows. The Riverworks Mortgage Loan documents provide for upfront reserves in the amount of $584,518 for free rent, $308,530 for outstanding tenant improvement and leasing commissions, $137,443 for real estate taxes, and $22,647 for insurance. Furthermore,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Riverworks

in lieu of cash, the borrower provided evergreen letters of credit in the amounts of $2,000,000 for a TI/LC reserve and $5,629,000 for an earnout reserve (the “Earnout Letter of Credit”).

During the Earnout Partial Release Open Period (as defined below), if no event of default has occurred and is continuing and the Earnout Debt Yield (as defined below) is greater than 10.0%, the borrower may, from time to time (but no more than once per calendar month), reduce the amount of the Earnout Letter of Credit by delivering to the lender a replacement letter of credit in lieu of the Earnout Letter of Credit, in an amount that would result in the Earnout Debt Yield being equal to 10.0%. If, by the Earnout Release Deadline (as defined below), the Riverworks Property has not achieved an Earnout Debt Yield equal to or greater than 10%, the lender will be required to use funds drawn on the letter of credit to permanently prepay the Riverworks Mortgage Loan, subject to applicable prepayment penalties.

“Earnout Debt Yield” means the percentage obtained by dividing (i) the net operating income by (ii) the positive difference (if any) between (x) the original principal balance of the Riverworks Mortgage Loan minus (y) the then-current remaining amount on the Earnout Letter of Credit.

“Earnout Partial Release Open Period” means the period (i) commencing upon the earlier to occur of (x) 60 days after the Closing Date and (y) March 1, 2019, and (ii) ending on the Earnout Release Deadline.

“Earnout Release Deadline” means October 15, 2021.

The Riverworks Mortgage Loan documents provide for ongoing monthly escrows of (a) $2,518 for replacement reserves, (b) one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $68,721), (c) during the occurrence of (i) an event of default, (ii) the borrower failing to maintain and deliver a blanket insurance policy, or (iii) the borrower failing to deliver periodic evidence of acceptable renewals and timely-paid insurance premiums, one-twelfth of the insurance premiums that the lender estimates will be payable during the next 12 months (initially $3,775), and (d) during the occurrence of (i) an event of default or (ii) failure to maintain a debt service coverage ratio of at least 1.20x, one-twelfth of the TI/LC reserves (initially $16,785).

Lockbox and Cash Management. The Riverworks Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver letters to the tenants at the Riverworks Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or property manager are required to be deposited in the lockbox account within two business days following receipt. During the occurrence and continuance of a Cash Management Period (as defined below), all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Riverworks Mortgage Loan documents, with all excess cash flow to be deposited to an excess cash reserve to be held as additional security for the Riverworks Mortgage Loan.

A “Cash Management Period” will commence following the earliest to occur of any of the following:

(i)	an event of default under the Riverworks Mortgage Loan; or

(ii)	the debt service coverage ratio falling below 1.20x.

A Cash Management Period will end if:

(a)	with respect clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing; and

(b)	with respect clause (ii) above, the Riverworks Property has achieved a debt service coverage ratio of at least 1.20x for one calendar quarter.

Property Management. The Riverworks Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Riverworks Property, provided that certain conditions set forth in the Riverworks Mortgage Loan documents are satisfied, including (i) (A) no monetary default, (B) no material non-monetary default, or (C) no event of default has occurred and is continuing, (ii) the Riverworks Property is managed by a property manager acceptable to (A) the lender and, (B) if the Riverworks Mortgage Loan has been securitized, the rating agencies engaged in connection with such securitization and (iii) a replacement guarantor/indemnitor has assumed the obligations of the guarantor.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance, commercial general liability insurance and business interruption insurance that covers acts of terrorism in an amount determined by the lender in its sole discretion (but not to exceed the full replacement cost of the Riverworks Property and 18-months of business interruption insurance), provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any extension thereof or substantially similar program is in effect, the Riverworks Mortgage Loan documents provide for an annual terrorism premium cap that is the lesser of (x) two times the cost of the annual premiums required in connection with the Riverworks Mortgage Loan, (y) the amount of terrorism coverage that the borrower can purchase to provide terrorism coverage for the outstanding principal balance of the Riverworks Mortgage Loan, or (z) the amount of terrorism coverage that the borrower can purchase for an amount equal to one-half (1/2) of the premium that the borrower is currently paying for the all-risk or special causes of loss property insurance required under the Riverworks Mortgage Loan documents with a terrorism exclusion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – 1000 Windward Concourse

Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
				Specific Property Type:	Suburban
Original Principal Balance:	$30,500,000			Location:	Alpharetta, GA
Cut-off Date Balance:	$30,500,000			Size:	251,425 SF
% of Initial Pool Balance:	3.7%			Cut-off Date Balance Per SF:	$121.31
Loan Purpose:	Acquisition			Year Built/Renovated:	1997/NAP
Borrower Name:	Windward Acquisition Delaware, LLC			Title Vesting:	Fee
Borrower Sponsors:	Sebastian Barbagallo			Property Manager:	B&L Management Group Corp.
Mortgage Rate:	4.995%			4th Most Recent Occupancy (As of):	99.1% (12/31/2014)
Note Date:	October 17, 2018			3rd Most Recent Occupancy (As of):	97.0% (12/31/2015)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.8% (12/31/2016)
Maturity Date:	November 6, 2028			Most Recent Occupancy (As of):	94.8% (12/31/2017)
IO Period:	72 months			Current Occupancy (As of):	96.8% (10/12/2018)
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon			4th Most Recent NOI (As of)(3):	$329,408 (12/31/2015)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(3):	$2,297,677 (12/31/2016)
Call Protection:	L(25),D(92),O(3)			2nd Most Recent NOI (As of)(3):	$3,080,532 (12/31/2017)
Lockbox Type:	Springing			Most Recent NOI (As of)(3):	$3,492,031 (TTM 8/31/2018)
Additional Debt:	No
Additional Debt Type:	NAP
				U/W Revenues:	$5,312,875
				U/W Expenses:	$1,746,183
				U/W NOI:	$3,566,691
				U/W NCF:	$3,263,142
Escrows and Reserves(1):				U/W NOI DSCR:	1.82x
				U/W NCF DSCR:	1.66x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.7%
Taxes	$30,578	$30,578	NAP	U/W NCF Debt Yield:	10.7%
Insurance	$12,732	$2,546	NAP	As-Is Appraised Value:	$48,000,000
TI/LC Reserve	$0	$20,952	$251,425(3)	As-Is Appraisal Valuation Date:	September 11, 2018
Replacement Reserve	$0	$4,400	NAP	Cut-off Date LTV Ratio:	63.5%
Travelers Rollover Reserve	$0	$16,563	NAP	LTV Ratio at Maturity or ARD:	59.7%

(1)	See “Escrows” section.

(2)	Beginning December 2023, the borrower will only be required to make monthly TI/LC deposit if the TI/LC reserve is less than the $251,425.

(3)	The increase in Net Operating Income from 2015 to TTM 8/31/2018 is primarily due to expiring rent abatements for Kinder Morgan, Inc. and The Travelers Indemnity Company, increase in base rent for new and renewal leases, and contractual rent increases.

The Mortgage Loan. The mortgage loan (the “1000 Windward Concourse Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a multi-tenant office building, located in Alpharetta, Georgia (the “1000 Windward Concourse Property”). The 1000 Windward Concourse Mortgage Loan was originated on October 17, 2018 by Argentic Real Estate Finance LLC. The 1000 Windward Concourse Mortgage Loan had an original principal balance of $30,500,000, has an outstanding principal balance as of the Cut-off Date of $30,500,000 and accrues interest at an interest rate of 4.995% per annum. The 1000 Windward Concourse Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the initial seventy-two (72) months of the loan term of the 1000 Windward Concourse Mortgage Loan. The 1000 Windward Concourse Mortgage Loan matures on November 6, 2028.

Following the lockout period (on any date after December 6, 2020), the borrower has the right to defease the 1000 Windward Concourse Mortgage Loan in whole, but not in part. The 1000 Windward Concourse Mortgage Loan is prepayable without penalty on or after September 6, 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1000 WINDWARD CONCOURSE

Sources and Uses

Sources			Uses
Original Loan amount	$30,500,000	68.5%	Purchase Price	$43,935,000	98.6%
Borrower Equity	14,053,107	31.5	Closing Costs	574,797	1.3
			Reserves	43,310	0.1
Total Sources	$44,553,107	100.0%	Total Uses	$44,553,107	100.0%

The Property The 1000 Windward Concourse Property is a Class A, multi-tenant office building totaling 251,425 square feet situated on a 19.9 acre site in Alpharetta, Georgia. The 1000 Windward Concourse Property is approximately 23 miles north of the Atlanta Central Business District and is located just east of the GA 400 and US-19 highways. The 1000 Windward Concourse Property was built in 1997 and is located in a master-planned office park development known as the Windward Parkway Corridor. The 1000 Windward Concourse Property currently consists of a single five-story office building that consists of a bi-wing design, offering approximately 50,000 square foot floor plates. Building amenities include a café, a fitness center, a basketball court and walking trails. The 1000 Windward Concourse Property also includes 1,044 parking spaces with a parking ratio of 4.15 space per 1,000 square feet of the net rentable area.

As of October 12, 2018, the 1000 Windward Concourse Property was 96.8% leased to seven tenants.

The largest tenant is The Travelers Indemnity Company (“Travelers”), which leases 140,225 square feet or 55.8% of the net rentable area at a base rent of $22.78 per square foot until August 2022. Travelers operates as a property and casualty insurance company that provides a range of personal and business insurance products. The employees at the 1000 Windward Property is reportedly primarily using the space for claims management for various product lines and focused on sale of commercial products and marketing. Furthemore, this location is reportedly one of two locations in the country that manage the over 2 million square feet of Travelers’ (owned and leased) space across the country. Travelers extended its lease term for an additional 6.5 years in 2015 to August 2022. Travelers has two, five-year renewal options remaining and is entitled to a renewal tenant improvement allowance of $27 per square foot if a renewal option is exercised in 2022. Furthermore, Travelers has one-time right to surrender and return to the landlord up to 25.0% of the then-rentable area of the premises, at any time after December 31, 2019, with nine months’ prior written notice and a contraction fee of unamortized leasing cost at 7.0%. The lease is executed by The Travelers Indemnity Company.

The second largest tenant is Kinder Morgan, Inc. (“Kinder Morgan”), which leases 44,141 square feet or 17.6% of the net rentable area at a base rent of $22.63 per square foot until December 2025. Kinder Morgan is one of the largest energy infrastructure company in North America and specializes in owning and controlling oil and gas pipelines and terminations. The 1000 Windward Concourse Property is the headquarters for Kinder Morgan’s Plantation Pipe Line Company, one of the largest refined petroleum product pipelines in the United States, delivering an estimated 700,000 barrels a day of gasoline, jet fuel, diesel and biodiesel through its approximately 3,180-mile pipeline network. Kinder Morgan has been at the 1000 Windward Concourse Property since 2015, recently expanded into an additional 17,628 square feet in October 2016 and has two, five-year renewal options. The lease is executed by Kinder Morgan Energy Partners, L.P.

The third largest tenant is Agilysys, Inc. (“Agilysys”), which leases 33,719 square feet or 13.4% of the net rentable area at a base rent of $23.94 per square foot until May 2021. Agilysys is a developer and marketer of software-enabled solutions and services to the hospitality industry, including support, maintenance, and subscription and professional services in North America, Europe and Asia. Agilysys offers point-of-sale, property management, reservation and table management, inventory and procurement, workforce management, analytics, document management, and mobile and wireless solutions to streamline operations. As of November 26, 2018, Agilysys had a reported market cap of $378.81 million. Agilysys is headquartered at the 1000 Windward Concourse Property and has been in occupancy since 2011. Agilysys recently renewed its lease on the 10,298 square feet of space for an additional 38 months and has one, five-year renewal option associated with 22,854 square feet of original space. The lease is executed by Agilysys Inc.

Approximately 12,950 square feet of the 1000 Windward Concourse Property space is associated with a café and a fitness facility.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1000 WINDWARD CONCOURSE

The following table presents certain information relating to the tenancy at the 1000 Windward Concourse Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF		% of NRSF	Annual U/W Base Rent PSF(2)		Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
The Travelers Indemnity Company	NR/Aa2/AA	140,255		55.8%	$22.78		$3,195,192	60.3%	8/31/2022(3)
Kinder Morgan, Inc.	NR/Baa3/BBB-	44,141		17.6%	$22.63		$999,068	18.8%	12/31/2025(4)
Agilysys, Inc.	NR/NR/NR	33,719		13.4%	$23.94		$807,107	15.2%	5/31/2021(5)
Agile Resources Inc	NR/NR/NR	7,220		2.9%	$23.67		$170,897	3.2%	2/28/2019(6)
Total Major Tenant		225,335		89.6%	$22.95		$5,172,264	97.6%

Non-Major Tenants		17,940	(7)	7.1%	$23.51	(8)	$129,315	2.4%

Occupied Collateral Total		243,275		96.8%	$22.97	(8)	$5,301,579	100.0%

Vacant Space		8,150		3.2%

Collateral Total		251,425		100.0%			$5,301,579

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps totaling $137,292 through April 2019.

(3)	Travelers has two, five-year lease extension options. Travelers has a one-time right to surrender and return to the landlord up to 25.0% of the then rentable area of the premises, at any time after 12/31/2019, with nine months prior written notice and a contraction fee of unamortized leasing costs at 7.0%.

(4)	Kinder Morgan, Inc. has two, five-year lease extension options.

(5)	Agilysys, Inc. has one, five-year lease extension option associated with 22,854 square feet of original leased space.

(6)	Agile Resources Inc. has one, five-year leases extension option.

(7)	The Tenant NRSF for Non-Major Tenants includes 5,788 square feet and 7,162 square feet of fitness space and café space, respectively.

(8)	The Annual U/W Base Rent PSF for Non-Major Tenants and Occupied Collateral Total does not include the 5,788 square feet of a fitness facility that does not pay rent or the 7,162 square feet of café space that pays $12,000/year in base rent.

The following table presents certain information relating to the lease rollover schedule at the 1000 Windward Concourse Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM(3)	2	12,950	5.2%	12,950	5.2%	$12,000	0.2%	N/A
2018	0	0	0.0%	12,950	5.2%	$0	0.0%	$0.00
2019	1	7,220	2.9%	20,170	8.0%	$170,897	3.2%	$23.67
2020	1	2,352	0.9%	22,522	9.0%	$54,636	1.0%	$23.23
2021	1	33,719	13.4%	56,241	22.4%	$807,107	15.2%	$23.94
2022	2	142,893	56.8%	199,134	79.2%	$3,257,871	61.5%	$22.80
2023	0	0	0.0%	199,134	79.2%	$0	0.0%	$0.00
2024	0	0	0.0%	199,134	79.2%	$0	0.0%	$0.00
2025	1	44,141	17.6%	243,275	96.8%	$999,068	18.8%	$22.63
2026	0	0	0.0%	243,275	96.8%	$0	0.0%	$0.00
2027	0	0	0.0%	243,275	96.8%	$0	0.0%	$0.00
2028	0	0	0.0%	243,275	96.8%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	243,275	96.8%	$0	0.0%	$0.00
Vacant	0	8,150	3.2%	251,425	100.0%	$0	0.0%	$0.00
Total/Weighted Average	8	251,425	100.0%			$5,301,579	100.0%	$22.97

(1)	Information obtained from the underwritten rent roll.

(4)	The Annual U/W Base Rent PSF does not include the 5,788 square feet of a fitness facility that does not pay rent or the 7,162 square feet of café space that pays $12,000/year in base rent.

(3)	Represents the a fitness facility that does not pay rent and the 7,162 square feet of café space that pays $12,000/year. The café’s lease expires in September 2022.

The following table presents historical occupancy percentages at the 1000 Windward Concourse Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	10/12/2018 (2)
97.0%	93.8%	94.8%	96.8%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1000 WINDWARD CONCOURSE

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 1000 Windward Concourse Property:

Cash Flow Analysis

	2015	2016	2017	TTM 8/31/2018	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$1,785,312	$3,813,507	$4,549,787	$4,998,060	$5,301,579	99.8%	$21.09
Straight-line Rent(2)	0	0	0	0	185,446	3.5	0.74
Grossed Up Vacant Space	0	0	0	0	199,655	3.8	0.79
Total Reimbursables	14,634	30,827	81,444	70,438	170,872	3.2	0.68
Other Income(3)	44,043	26,100	39,777	41,078	41,078	0.8	0.16
Less Vacancy & Credit Loss(4)	0	0	0	0	(585,755)	(11.0)	(2.33)
Effective Gross Income	$1,843,989	$3,870,434	$4,671,009	$5,109,576	$5,312,875	100.0%	$21.13

Total Operating Expenses	$1,514,581	$1,572,757	$1,590,477	$1,617,544	$1,746,183	32.9%	$6.95

Net Operating Income	$329,408	$2,297,677	$3,080,532	$3,492,031	$3,566,691	67.1%	$14.19
TI/LC	0	0	0	0	251,425	4.7	1.00
Capital Expenditures	0	0	0	0	52,124	1.0	0.21
Net Cash Flow(4)	$329,408	$2,297,677	$3,080,532	$3,492,031	$3,263,142	61.4%	$12.98

NOI DSCR	0.17x	1.17x	1.57x	1.78x	1.82x
NCF DSCR	0.17x	1.17x	1.57x	1.78x	1.66x
NOI DY	1.1%	7.5%	10.1%	11.4%	11.7%
NCF DY	1.1%	7.5%	10.1%	11.4%	10.7%

(1)	U/W Base Rent includes contractual rent steps totaling $137,292 through October 2019.

(2)	Straight-line rent for The Travelers Indemnity Company ($98,507), Kinder Morgan, Inc. ($85,038) and Renaissance Life & Health Ins. ($1,901) due to investment grade tenancy.

(3)	Other income represents income from the telecommunications lease with Level 3 Communication and tenant electrical billings.

(4)	The underwritten economic vacancy is 10.0%. The 1000 Windward Concourse Property was 96.8% physically occupied as of October 12, 2018.

(5)	The increase in Net Operating Income from 2015 to TTM 8/31/2018 is primarily due to expiring rent abatements for Kinder Morgan, Inc. and The Travelers Indemnity Company, increase in base rent for new and renewal leases, and contractual rent increases. The 12/31/2015 occupancy at the property was 97.0%.

Appraisal. As of the appraisal valuation date of September 11, 2018 the 1000 Windward Concourse Property had an “as-is” appraised value of $48,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated August 15, 2018, there was no evidence of any recognized environmental conditions at the 1000 Windward Concourse Property.

Market Overview and Competition. The 1000 Windward Concourse Property is located within the city of Alpharetta, Georgia, in Fulton County. The 1000 Windward Concourse Property is located within the Windward Parkway Corridor, a master-planned development that features a business district, golf clubs, and executive communities. The immediate area surrounding the 1000 Windward Concourse Property is a newer area of development consisting of various uses. Land uses within the neighborhood consist of a mixture of residential, retail and office developments. According to the appraisal, the 2018 population within a one-, three-, and five-mile radius were 7,022, 70,828 and 172,666, respectively, and the 2018 median household income within a one-, three-, and five-mile radius were $92,627, $100,128, and $106,231, respectively.

According to the appraisal, the 1000 Windward Concourse Property is located in the North Fulton office submarket. As of the second quarter of 2018, the North Fulton office submarket had an existing supply of approximately 26 million square feet with a vacancy rate of 14.0% and an average asking lease rate of $23.37 per square foot. Class A office greater than 150,000 square feet consisting 45 buildings and 9.3 million square feet in the North Fulton submarket has a vacancy of 7.7%. Furthermore, the appraiser concluded to a market rent of $25.00 per square feet for the office space at the 1000 Windward Concourse Property which is over 10% higher than the current in place rents at the 1000 Windward Concourse Property is currently over 10% below market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1000 WINDWARD CONCOURSE

The following table presents certain information relating to comparable leases to the 1000 Windward Concourse Property:

Comparable Leases(1)

Property Location	Year Built	Occupancy	Distance (miles)	Total GLA (SF)	Tenant Name	Lease Date	Lease Area (SF)	Annual Base Rent PSF	Lease Type
1355 Windward Concourse Alpharetta, GA	1997	85.0%	0.1	102,569	CodeForce 360 Quoted	January 2018 N/A	2,923 N/A	$22.75 $23.50	FSG N/A
1725 Windward Concourse Alpharetta, GA	1998	72.0%	0.5	101,239	Quoted	N/A	N/A	$24.75	FSG
3015 and 3025 Windward Plaza Drive Alpharetta, GA	1997	87.0%	0.4	283,662	Carousel Industries HomeGoods Quoted	June 2018 June 2017 N/A	3,916 3,943 N/A	$26.25 $24.50 $24.50-$25.50	FSG FSG N/A
5900 Windward Parkway Alpharetta, GA	1996	75.0%	0.7	131,792	Lueder Law Firm Compu-Link Quoted	April 2016 February 2016 N/A	3,654 2,634 N/A	$23.66 $21.00 $25.50	FSG FSG N/A
13560 Morris Road Alpharetta, GA	1999	96.0%	1.8	528,162	Quoted	N/A	N/A	$25.50	FSG
12600 Deerfield Parkway Alpharetta, GA	2000	89.0%	1.8	121,969	Regus Atrium Hospitality Quoted	November 2017 October 2015 N/A	44,377 18,000 N/A	$22.75 $21.75 $26.50-$27.50	FSG FSG N/A
11700 Great Oaks Way Alpharetta, GA	2000	90.0%	2.8	308,101	Ultimate Software Quoted	February 2018 N/A	55,404 N/A	$25.00 $28.00	FSG FSG

(1)	Information obtained from the appraisal.

The Borrower. The borrower for the 1000 Windward Concourse Mortgage Loan is Windward Acquisition Delaware, LLC, a Delaware limited liability company and a special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1000 Windward Concourse Mortgage Loan. Sebastian Barbagallo is the guarantor of certain nonrecourse carveouts under the 1000 Windward Concourse Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Sebastian Barbagallo, a partner in B Developments, a Miami, FL based commercial real estate investment/development firm focused exclusively on office, multi-family and single tenant development, acquisition and repositioning. B Developments is family-owned and the senior management team (including the borrower sponsor) has over 30 years of experience in commercial real estate development and management. Through its affiliate B&L Management Group Corp., B Developments manages office, multi-family and hospitality properties in excess of 2.0 million square feet in Miami, Tampa Bay, Orlando and Atlanta. The borrower sponsor was involved in a foreclosure. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and other Proceedings” in the Preliminary Prospectus.

Escrows. The 1000 Windward Concourse Mortgage Loan documents provide for upfront reserves in the amount of $30,578 for real estate taxes and $12,732 for insurance premiums.

The 1000 Windward Concourse Mortgage Loan documents provide for ongoing monthly escrows of (a) $4,400 for capital expenditures, (b) $20,952 for tenant improvements and leasing commissions, subject to a cap of $251,425 from and after December 6, 2023, (c) additional deposits of $16,563 for tenant improvements and leasing commissions until the earlier to occur of (x) the scheduled expiration of the lease with Travelers or (z) the date on which the borrower delivers evidence reasonably satisfactory to the lender that (i) Travelers has renewed its lease and all related leasing expenses have been paid and (ii) Travelers is in occupancy, open for business and paying normal monthly unabated rent, (d) one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $30,578) and (e) one-twelfth of the insurance premiums that the lender estimates will be payable during the next 12 months (initially $2,546).

Lockbox and Cash Management. The 1000 Windward Concourse Mortgage Loan is structured with a springing lockbox and springing cash management. The borrower was required at origination to deliver tenant payment-direction letters (one for each tenant at the 1000 Windward Concourse Property) to the lender. Following the occurrence of the initial Cash Management Period (as defined below), (i) the lender will deliver the letters to the tenants at the 1000 Windward Concourse Property directing them to pay all rents directly into a lender-controlled lockbox account and (ii) all funds received by the borrower or manager are required to be deposited in the lockbox account within one business day following receipt. During the occurrence and continuance of a Cash Management Period (as defined below), all funds are required to be swept on each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the 1000 Windward Concourse Mortgage Loan documents, with all excess cash flow to be deposited to an excess cash reserve to be held as additional security for the 1000 Windward Concourse Mortgage Loan.

A “Cash Management Period” will commence following the earliest to occur of:

(i)	an event of default under the 1000 Windward Concourse Mortgage Loan,

(ii)	the debt service coverage ratio falling below 1.20x (on an amortizing basis), or

(iii)	the commencement of a Lease Sweep Period (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1000 WINDWARD CONCOURSE

A Cash Management Period will end if:

(a)	with respect to clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing;

(b)	with respect to clause (ii) above, the 1000 Windward Concourse Property has achieved a debt service coverage ratio of at least 1.25x (on an amortizing basis) for two consecutive calendar quarters; or

(c)	with respect to clause (iii) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence following the earliest to occur of:

(i)	(a) with respect to Agilysys, six (6) months prior to the end of the term of its lease (“Agilysys Lease”) or (b) with respect to Kinder Morgan, Travelers or any other tenant that leases more than 10.0% of the net rentable area or contributes more than 10.0% of the total base rent generated at the 1000 Windward Concourse Property (each such tenant, together with Agilysys, a “Major Tenant”), nine months prior to the end of the term of its lease (including any renewal terms) (each such lease, together with the Agilysys Lease, a “Major Lease”);

(ii)	the date (a) required under a Major Lease by which the applicable Major Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or (b) upon which any Major Tenant gives notice of its intention not to renew or extend its Major Lease;

(iii)	a Major Lease being surrendered, cancelled or terminated prior to its then current expiration date;

(iv)	a Major Tenant discontinuing its business in its leased premises (i.e., “goes dark”) or giving notice that it intends to discontinue its business;

(v)	the occurrence and continuance (beyond any applicable notice and cure periods) of a default under a Major Lease by the applicable Major Tenant; or

(vi)	the occurrence of a Major Tenant insolvency proceeding.

A Lease Sweep Period will end upon:

(a)	the date on which $750,000 for Agilysys ($22.24 per Agilysys’ square footage), $1,350,000 for Travelers ($9.62 per Travelers’ square footage), or $900,000 for Kinder Morgan ($20.39 per Kinder Morgan’s square footage) or in the case of any other Major Tenant sufficient funds have been collected in the rollover reserve necessary to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required in relation to the 1000 Windward Concourse Mortgage Loan during any period of time that rents are insufficient as a result of down-time or free rent periods (such amount, a “Lease Sweep Threshold Amount”), or

(b)	the occurrence of any of the following:

(1)	with respect to Lease Sweep Period caused by the matter described in clauses (i), (ii) or (iii) above, the earlier to occur of (A) the date on which the subject Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower that is acceptable to the lender) for a period of at least three (3) years with respect to either (I) all of the space demised under its Major Lease or (II) such portion of the space demised under its Major Lease such that the debt yield (based on the then outstanding principal balance) is greater than or equal to 9.0%, which in the case of item (I) or (II) is at an annual rental rate equal to or greater than the rate set forth in the Major Lease for such renewal or extension or a lower rental rate that is reasonably acceptable to the lender, and funds have been accumulated in the rollover reserve (during the continuance of the subject Lease Sweep Period) in an amount equal to the appropriate Lease Sweep Threshold Amount, or (B) the date on which either (I) all of the space demised under the subject Major Lease that gave rise to the subject Lease Sweep Period, or (II) such portion of the space demised under the subject Major Lease that gave rise to the subject Lease Sweep Period as will result in the debt yield (based on the then outstanding principal balance) being equal to or greater than 9.0%, has been fully leased pursuant to one or more replacement leases, each applicable tenant is in occupancy and paying unabated rent, all leasing expenses have been paid in full and each applicable tenant delivers an acceptable estoppel certificate (a “Tenant Space Re-Tenanting Event”);

(2)	with respect to a Lease Sweep Period caused by the matter described in clause (iv) above, either (A) (i) the Major Tenant recommencing operations in accordance with the terms of its Major Lease and is paying full unabated monthly rent and (ii) the Major Tenant having executed and provided to the lender an acceptable estoppel certificate or (B) a Tenant Space Re-Tenanting Event;

(3)	with respect to a Lease Sweep Period caused by the matter described in clause (v) above, the subject Major Tenant default having been cured, and no other default with respect to the Major Tenant having beenoccurred for a period of six (6) consecutive months following such cure; or

(4)	with respect to a Lease Sweep Period caused by the matter described in clause (vi) above, (A) the bankruptcy-related event having been terminated, (B) the applicable Major Lease having been affirmed, assumed or assigned in a manner satisfactory to the lender and (C) the applicable Major Tenant having provided to the lender an acceptable estoppel certificate.

Property Management. The 1000 Windward Concourse Property is managed by B&L Management Group Corp., an affiliate of the borrower which has sub-contracted certain management responsibilities to a third party.

Assumption. The borrower has the right to transfer the 1000 Windward Concourse Property, provided that certain conditions are satisfied, including: (i) no event of default under the 1000 Windward Concourse Mortgage Loan documents has occurred and is continuing, (ii) the borrower has provided the lender with prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the 1000 Windward Concourse Mortgage Loan documents, (iv) the payment of a transfer fee of 1.0% of the then outstanding principal balance of the 1000 Windward Concourse Mortgage Loan and (v) the lender has received a rating agency confirmation that such assumption will not result in a downgrade of the respective ratings assigned to the WFCM Series 2018-C48 certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1000 WINDWARD CONCOURSE

Partial Release. Not permitted.

Terrorism Insurance. The 1000 Windward Concourse Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 1000 Windward Concourse Property, or that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Starwood Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
				Property Type:	Hospitality
Original Principal Balance(1):	$30,000,000			Specific Property Type:	Various
Cut-off Date Balance(1):	$30,000,000			Location:	Various
% of Initial Pool Balance:	3.6%			Size:	2,943 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	$90,044
Borrower Names(2):	Various			Year Built/Renovated:	Various – See Table
Borrower Sponsor:	SCG Hotel Investors Holdings L.P.			Title Vesting:	Fee
Mortgage Rate:	5.1500%			Property Manager:	Schulte Hospitality Group, Inc.
Note Date:	August 16, 2018			4th Most Recent Occupancy (As of):	73.0% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	72.4% (12/31/2015)
Maturity Date:	September 11, 2028			2nd Most Recent Occupancy (As of)(5):	71.5% (12/31/2016)
IO Period:	120 months			Most Recent Occupancy (As of)(5):	72.0% (12/31/2017)
Loan Term (Original):	120 months			Current Occupancy (As of)(5):	72.5% (5/31/2018)
Seasoning:	3 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of):	$32,310,013 (12/31/2015)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(6):	$29,372,183 (12/31/2016)
Call Protection(3):	L(11),GRTR 1% or YM(16),GRTR 1% or YM or D(86),O(7)			2nd Most Recent NOI (As of)(6):	$29,477,118 (12/31/2017)
				Most Recent NOI (As of)(6):	$29,954,374 (TTM 5/31/2018)
Lockbox Type:	Soft/Springing Cash Management			U/W Revenues:	$106,614,582
Additional Debt(1):	Yes			U/W Expenses:	$73,391,622
Additional Debt Type(1):	Pari Passu			U/W NOI(6):	$33,222,960
				U/W NCF:	$28,658,491
				U/W NOI DSCR(1):	2.40x
				U/W NCF DSCR(1):	2.07x
Escrows and Reserves(4):				U/W NOI Debt Yield(1):	12.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	10.8%
Taxes	$0	Springing	NAP	As-Is Appraised Value(7):	$401,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(7) :	Various
FF&E Reserve	$0	$330,760	NAP	Cut-off Date LTV Ratio(1)(7) :	66.1%
PIP Reserve	$5,408,895	$0	NAP	LTV Ratio at Maturity(1)(7):	66.1%

(1)	The Starwood Hotel Portfolio Mortgage Loan (as defined below) is part of the Starwood Hotel Portfolio Whole Loan (as defined below), which comprises four pari passu notes with an aggregate original principal balance of $265,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented are based on the Starwood Hotel Portfolio Whole Loan.
(2)	See “The Borrower” Section.
(3)	Prepayment of the Starwood Hotel Portfolio Whole Loan is permitted at any time on or after September 11, 2019 (the “Prepayment Lockout Date”). Defeasance of the Starwood Hotel Portfolio Whole Loan is permitted at any time after the earlier of (i) October 11, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Starwood Hotel Portfolio Whole Loan to be securitized (the “Defeasance Lockout Date”). The assumed defeasance lockout period of 27 payments is based on the closing date of this transaction in December 2018.
(4)	See “Escrows” section.
(5)	The Renaissance Des Moines Savery Hotel property (the “RDM Property”) was closed for renovations from August 2016 through mid-October 2018, and was therefore excluded from the total portfolio historic occupancy in 2016, 2017 and May 31, 2018.
(6)	The increase from Most Recent NOI to UW NOI was due to the inclusion of the RDM Property in underwriting. The RDM Property was closed for renovations from August 2016 through mid-October 2018, and was therefore excluded from the historical 2016, 2017 and TTM 5/31/2018 cash flows. The RDM Property’s underwritten cash flows are based on cash flow estimates set forth in the related appraisal. See “The Properties” and “Cash Flow Analysis” below.
(7)	The individual property level appraised values total $377,700,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 70.2%; however, the appraisal concluded to a portfolio value of $401,000,000 based on the assumption that the entire portfolio is marketed to a single purchaser.

The Mortgage Loan. The mortgage loan (the “Starwood Hotel Portfolio Mortgage Loan”) is part of a whole loan (the “Starwood Hotel Portfolio Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal balance of $265,000,000, which are secured by the first priority fee interest in a portfolio of 22 hospitality properties (the “Starwood Hotel Portfolio Properties”). The Starwood Hotel Portfolio Whole Loan was originated on August 16, 2018 by Wells Fargo Bank, National Association. The Starwood Hotel Portfolio Whole Loan had an original principal balance of $265,000,000, has an outstanding principal balance as of the Cut-off Date of $265,000,000 and accrues interest at an interest rate of 5.1500% per annum. The Starwood Hotel Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of interest only through the loan term. The Starwood Hotel Portfolio Whole Loan matures on September 11, 2028.

The Starwood Hotel Portfolio Mortgage Loan, evidenced by the non-controlling Note A-4, will be contributed to the WFCM 2018-C48 securitization trust, had an original principal balance of $30,000,000 and has an outstanding principal balance as of the Cut-off Date of $30,000,000. The controlling Note A-1 had an original principal balance of $70,000,000, has an outstanding principal balance as of the Cut-off Date of $70,000,000 and was contributed to the WFCM 2018-C47 securitization trust. The non-controlling Note A-2 had an original principal balance of $65,000,000, has an outstanding principal balance as of the Cut-off Date of $65,000,000 and was

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Starwood Hotel Portfolio

contributed to the BANK 2018-BNK14 securitization trust. The non-controlling Note A-3 had an original principal balance of $100,000,000, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and was contributed to the BANK 2018-BNK15 securitization trust. The mortgage loans evidenced by Notes A-1, A-2, and A-3 are collectively referred to herein as the “Starwood Hotel Portfolio Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$70,000,000	WFCM 2018-C47	Yes
A-2	$65,000,000	BANK 2018-BNK14	No
A-3	$100,000,000	BANK 2018-BNK15	No
A-4	$30,000,000	WFCM 2018-C48	No
Total	$265,000,000

Prepayment of the Starwood Hotel Portfolio Whole Loan is permitted at any time on or after September 11, 2019 (the “Prepayment Lockout Date”). Defeasance of the Starwood Hotel Portfolio Whole Loan is permitted at any time after the earlier of (i) October 11, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Starwood Hotel Portfolio Whole Loan to be securitized (the “Defeasance Lockout Date”). The assumed defeasance lockout period of 27 payments is based on the closing date of this transaction in December 2018.

Sources and Uses

Sources			Uses
Original loan amount	$265,000,000	100.0%	Loan payoff	$245,817,666	92.8%
			Closing costs	11,487,269	4.3
			Reserves	5,408,895	2.0
			Return of equity	2,286,170	0.9
Total Sources	$265,000,000	100.0%	Total Uses	$265,000,000	100.0%

The Properties. The Starwood Hotel Portfolio Properties comprise 22 hotels offering a range of amenities across limited service, select service, full service and extended stay properties. The largest individual property (Renaissance St. Louis Airport Hotel) accounts for 13.4% of total rooms and 12.1% of underwritten net cash flow, and no other individual property accounts for more than 7.1% of total rooms or 10.5% of underwritten net cash flow. All of the Starwood Hotel Portfolio Properties have been built or renovated since 2012, with 19 properties representing 89.6% of underwritten net cash flow having been renovated since 2015. The hotels range in size from 77 to 393 rooms with an average room count of 134 rooms.

Approximately $81.5 million ($27,693 per room) of capital expenditures have been made at the Starwood Hotel Portfolio Properties since 2015, and the Starwood Hotel Portfolio Borrower has budgeted for approximately $31.9 million ($10,836 per room) in additional capital expenditures through 2022. Of the $31.9 million of budgeted capital expenditures, approximately $5.4 million ($1,838 per room) relates to brand-mandated renovations required by the related franchise agreements, which were reserved for at origination. The remainder of the budgeted expenditures relate to elective renovations and are not required to be completed by the Starwood Hotel Portfolio Whole Loan documents and were not reserved for.

The RDM Property is an 11-story, 209-room, full service hotel originally built in 1887 that had been offline for renovations from August 2016 until opening on October 15, 2018. Such renovations total approximately $33.2 million ($158,753 per room) and included complete guest-facing upgrades and updating all mechanical, electrical and HVAC systems. The RDM Property accounts for 8.9% of the allocated loan amount, 7.1% of total rooms, and 9.3% of underwritten net cash flow.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Starwood Hotel Portfolio

The following table presents certain information relating to the Starwood Hotel Portfolio Properties:

Property Name	City / State	Year Built / Renovated	No. of Rooms	Allocated Cut-off Date Balance(1)	% of Portfolio Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV	UW Net Cash Flow	% of UW NCF	5/31/18 Occ.(2)	TTM 5/31/18 RevPAR Pen.(2)
Renaissance St. Louis Airport Hotel	St. Louis, MO	1987 / 2015	393	$34,965,762	13.2%	$50,100,000	69.8%	$3,480,137	12.1%	70.5%	109.2%
Renaissance Des Moines Savery Hotel	Des Moines, IA	1887 / 2018	209	$23,659,468	8.9%	$33,600,000(3)	70.4%(3)	$2,673,235(3)	9.3%(3)	(3)	(3)
Residence Inn St. Louis Downtown	St. Louis, MO	2006 / 2017	188	$22,193,837	8.4%	$31,800,000	69.8%	$2,381,957	8.3%	75.5%	123.0%
Doubletree Hotel West Palm Beach Airport	West Palm Beach, FL	1987 / 2015	175	$21,914,669	8.3%	$29,700,000	73.8%	$3,016,297	10.5%	87.7%	104.4%
Courtyard Gulfport Beachfront	Gulfport, MS	1972 / 2015	149	$15,772,979	6.0%	$22,600,000	69.8%	$1,428,547	5.0%	65.7%	106.6%
Fairfield Inn Atlanta Downtown	Atlanta, GA	1915 / 2012	156	$14,656,308	5.5%	$21,000,000	69.8%	$1,413,835	4.9%	69.5%	87.0%
Hotel Indigo Chicago Vernon Hills	Vernon Hills, IL	1997 / 2015	127	$13,469,845	5.1%	$19,300,000	69.8%	$1,291,636	4.5%	68.4%	92.6%
Springhill Suites Chicago Southwest at Burr Ridge Hinsdale	Burr Ridge, IL	2000 / 2015	128	$12,074,006	4.6%	$17,300,000	69.8%	$1,432,507	5.0%	70.8%	126.3%
Holiday Inn & Suites Green Bay Stadium	Green Bay, WI	2007 / 2015	118	$11,794,838	4.5%	$16,900,000	69.8%	$1,314,971	4.6%	72.1%	98.6%
Springhill Suites Chicago Elmhurst Oakbrook Area	Elmhurst, IL	2000 / 2015	128	$10,817,751	4.1%	$15,500,000	69.8%	$1,223,279	4.3%	77.5%	146.3%
Hilton Garden Inn Wichita	Wichita, KS	2000 / 2016	103	$9,421,912	3.6%	$13,500,000	69.8%	$1,198,180	4.2%	78.5%	144.5%
Courtyard Norman	Norman, OK	2009 / 2016	113	$8,095,865	3.1%	$11,600,000	69.8%	$827,823	2.9%	65.4%	115.2%
Springhill Suites Scranton Wilkes Barre	Moosic, PA	2012 / NAP	102	$7,746,905	2.9%	$11,100,000	69.8%	$829,052	2.9%	73.9%	94.9%
Courtyard Salisbury	Salisbury, MD	2006 / 2015	106	$7,467,738	2.8%	$10,700,000	69.8%	$636,356	2.2%	66.1%	118.4%
Homewood Suites St. Louis Riverport Airport West	Maryland Heights, MO	2007 / 2017	104	$7,397,946	2.8%	$10,600,000	69.8%	$662,010	2.3%	76.3%	129.2%
Residence Inn Rocky Mount	Rocky Mount, NC	1999 / 2016	77	$7,397,946	2.8%	$10,600,000	69.8%	$784,222	2.7%	72.7%	121.2%
Hampton Inn and Suites Wichita Northeast	Wichita, KS	2009 / 2017	102	$7,048,986	2.7%	$10,100,000	69.8%	$898,704	3.1%	72.1%	128.8%
Residence Inn Salisbury	Salisbury, MD	2007 / 2015	84	$6,979,194	2.6%	$10,000,000	69.8%	$585,659	2.0%	77.0%	125.3%
Courtyard Rocky Mount	Rocky Mount, NC	2000 / 2015	90	$5,653,147	2.1%	$8,100,000	69.8%	$614,727	2.1%	67.6%	97.0%
Springhill Suites Wichita East at Plazzio	Wichita, KS	2009 / 2016	102	$5,583,355	2.1%	$8,000,000	69.8%	$628,629	2.2%	69.1%	99.0%
Residence Inn Wichita East at Plazzio	Wichita, KS	2005 / 2013	93	$5,583,355	2.1%	$8,000,000	69.8%	$736,422	2.6%	73.3%	109.6%
Hampton Inn Oklahoma City Northwest	Oklahoma City, OK	1997 / 2016	96	$5,304,188	2.0%	$7,600,000	69.8%	$600,304	2.1%	70.3%	102.2%
Total/Weighted Average			2,943	$265,000,000	100.0%	$401,000,000(4)	66.1%	$28,658,491	100.0%	72.5%(3)	112.5%(3)

(1)	Balances shown are for the Starwood Hotel Portfolio Whole Loan.
(2)	Occupancy shown was obtained from borrower operating statements, and RevPAR Penetration Rates were obtained from various third party reports.
(3)	The RDM Property is excluded from the total portfolio weighted averages for occupancy and RevPAR penetration, as it was closed for renovations from August 2016 through mid-October 2018. The RDM Property re-opened on October 15, 2018. The UW Net Cash Flow for the RDM Property is based on assumptions set forth in the related appraisal. The appraised value shown represents the as if complete value as of July 6, 2018. The as-is appraised value as of July 6, 2018 is $27,700,000, which would equate to an allocated Cut-off Date LTV of 85.4%.
(4)	The individual property level appraised values total $377,700,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 70.2%; however, the appraisal concluded to a portfolio value of $401,000,000 based on the assumption that the entire portfolio is marketed to a single purchaser.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Starwood Hotel Portfolio

The following table presents certain information relating to the property sub-types of the Starwood Hotel Portfolio Properties:

Property Sub-Type

Property Sub-Type	# of Hotels	# of Rooms	UW NCF	% of Total UW NCF	Appraised Value	Appraised Value Per Room	5/31/2018 TTM RevPAR Penetration(1)
Extended Stay	5	546	$5,150,270	18.0%	$71,000,000	$130,037	122.0%
Full Service	4	895	$10,484,640	36.6%	$130,300,000	$145,587	106.2%(2)
Select Service	6	688	$5,997,269	20.9%	$85,800,000	$124,709	111.7%
Limited Service	7	814	$7,026,310	24.5%	$90,600,000	$111,302	112.0%
Total/Weighted Average	22	2,943	$28,658,491	100.0%	$401,000,000(3)
(1)	Information obtained from various third party reports.
(2)	The RevPAR Penetration for Full Service Hotels excludes the RDM Property, which has been closed for renovations since August 2016.
(3)	The individual property level appraised values total $377,700,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 70.2%; however, the appraisal concluded to a portfolio value of $401,000,000 based on the assumption that the entire portfolio is marketed to a single purchaser.

The following table presents certain information relating to the historical and budgeted capital expenditures at the Starwood Hotel Portfolio Properties:

Historical and Budgeted Capital Expenditures

	2012	2013	2014	2015	2016	2017	2018 YTD	2018 Budget(2)	2019 Budget(2)	2020 Budget(2)	2021 Budget(2)	2022 Budget(2)	Total
Cap Ex(1)	$77	$177	$1,671	$25,620	$24,743	$25,991	$5,146	$7,134	$2,625	$1,758	$3,945	$16,428	$115,315
Per Room	$26	$60	$568	$8,705	$8,407	$8,831	$1,749	$2,424	$892	$597	$1,340	$5,582	$39,183

(1)	The capital expenditures are shown in thousands.
(2)	Of the budgeted capital expenditures shown for 2018 through 2022, approximately $5.4 million relates to brand-mandated renovations required by the related franchise agreements, which were reserved at origination. The remainder of the budgeted expenditures relate to elective renovations and are not required to be completed by the Starwood Hotel Portfolio Whole Loan documents and have not been reserved.

The following table presents certain information relating to the flags and brands of the Starwood Hotel Portfolio Properties:

Property Flags and Brands

Brand	# of Hotels	# of Rooms	% of Rooms	Allocated Cut-off Date Balance(1)	Allocated Cut-off Date Balance Per Room	UW Net Cash Flow	% of Total UW NCF	Appraised Value	LTV
Marriott
Renaissance	2	602	20.5%	$58,625,230	$97,384	$6,153,372(2)	21.5%(2)	$83,700,000	70.0%
Residence Inn	4	442	15.0%	$42,154,332	$95,372	$4,488,260	15.7%	$60,400,000	69.8%
Courtyard	4	458	15.6%	$36,989,729	$80,764	$3,507,453	12.2%	$53,000,000	69.8%
Springhill Suites	4	460	15.6%	$36,222,017	$78,744	$4,113,467	14.4%	$51,900,000	69.8%
Fairfield Inn	1	156	5.3%	$14,656,308	$93,951	$1,413,835	4.9%	$21,000,000	69.8%
Total Marriott	15	2,118	72.0%	$188,647,616	$89,069	$19,676,387	68.7%	$270,000,000	69.9%
Hilton
Homewood Suites	1	104	3.5%	$7,397,946	$71,134	$662,010	2.3%	$10,600,000	69.8%
Hampton Inn	2	198	6.7%	$12,353,174	$62,390	$1,499,008	5.2%	$17,700,000	69.8%
Hilton Garden Inn	1	103	3.5%	$9,421,912	$91,475	$1,198,180	4.2%	$13,500,000	69.8%
Doubletree	1	175	5.9%	$21,914,669	$125,227	$3,016,297	10.5%	$29,700,000	73.8%
Total Hilton	5	580	19.7%	$51,087,701	$88,082	$6,375,495	22.2%	$71,500,000	71.5%
Intercontinental
Holiday Inn & Suites	1	118	4.0%	$11,794,838	$99,956	$1,314,971	4.6%	$16,900,000	69.8%
Hotel Indigo	1	127	4.3%	$13,469,845	$106,062	$1,291,636	4.5%	$19,300,000	69.8%
Total Intercontinental	2	245	8.3%	$25,264,683	$103,121	$2,606,607	9.1%	$36,200,000	69.8%
Total/Weighted Average	22	2,943		$265,000,000	$90,044	28,658,491	100.0%	$401,000,000(3)

(1)	Balances shown are for the Starwood Hotel Portfolio Whole Loan.
(2)	The RDM Property has been offline for renovations since August 2016 and is expected to re-open in October 2018. The UW Net Cash Flow for the RDM Property is based on the assumptions set forth in the appraisal.
(3)	The individual property level appraised values total $377,700,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 70.2%; however, the appraisal concluded to a portfolio value of $401,000,000 based on the assumption that the entire portfolio is marketed to a single purchaser.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Starwood Hotel Portfolio

The following table presents certain information relating to the franchise agreement expirations of the Starwood Hotel Portfolio Properties:

Franchise Expiration Summary

Year	# Hotels	# Rooms	% Rooms	Cumulative # of Rooms Expiring	Cumulative % of Rooms Expiring	UW NCF	% UW NCF
2018	0	0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	0	0.0%	$0	0.0%
2024(1)	2	256	8.7%	256	8.7%	$2,655,786	9.3%
2025	0	0	0.0%	256	8.7%	$0	0.0%
2026(2)	1	106	3.6%	362	12.3%	$636,356	2.2%
2027	1	84	2.9%	446	15.2%	$585,659	2.0%
2028(3)	2	267	9.1%	713	24.2%	$2,743,518	9.6%
2029 & Beyond	16	2,230	75.8%	2,943	100.0%	$22,037,170	76.9%
Total/Weighted Average	22	2,943	100.0%			$28,658,491	100.0%

(1)	The franchise agreements for SpringHill Suites Elmhurst Oakbrook Area and SpringHill Suites Chicago Southwest at Burr Ridge Hinsdale each include extension options to either 2029 or 2034 subject to certain property improvement plan requirements outlined in the respective franchise agreements.
(2)	The franchise agreement for Courtyard Salisbury has one, 10-year renewal option subject to certain terms outlined in the franchise agreement.
(3)	The franchise agreement for Courtyard Gulfport Beachfront has one, 10-year renewal option subject to certain terms outlined in the franchise agreement.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Starwood Hotel Portfolio Properties:

Cash Flow Analysis(1)

	2015	2016(1)	2017(1)	TTM 5/31/2018 (1)(2)	UW Excluding RDM	UW RDM Only	UW(2)	% of U/W Total Revenue	U/W $ per Room
Occupancy	72.4%	71.5%	72.0%	72.5%	72.5%	65.0%	71.9%
ADR	$112.51	$114.55	$116.14	$116.97	$116.97	$170.98	$120.44
RevPAR	$81.42	$81.85	$83.62	$84.77	$84.77	$111.14	$86.64

Room Revenue	$87,465,272	$81,899,359	$83,441,436	$84,593,757	$84,593,757	$8,478,071	$93,071,828	87.3%	$31,625
F&B Revenue	9,250,986	8,103,985	7,697,959	7,829,732	7,829,732	3,016,524	10,846,256	10.2	3,685
Other Revenue(3)	2,669,481	2,511,951	2,252,133	2,284,070	2,284,070	412,428	2,696,498	2.5	916
Total Revenue	$99,385,739	$92,515,295	$93,391,528	$94,707,559	$94,707,559	$11,907,023	$106,614,582	100.0%	$36,226

Total Department Expenses	27,992,309	25,950,306	26,623,065	27,010,784	27,010,784	4,035,966	31,046,750	29.1	10,549
Gross Operating Income	$71,393,430	$66,564,989	$66,768,463	$67,696,775	$67,696,775	$7,871,057	$75,567,832	70.9%	25,677

Total Undistributed Expenses	33,118,817	31,281,406	31,633,726	32,120,237	32,120,237	3,923,822	36,044,059	33.8	12,247
Gross Operating Profit	$38,274,613	$35,283,583	$35,134,737	35,576,538	35,576,538	$3,947,235	$39,523,773	37.1%	13,430

Total Fixed Charges	5,964,600	5,911,400	5,657,619	5,622,164	5,622,164	678,649	6,300,813	5.9	2,141

Net Operating Income	$32,310,013	$29,372,183	$29,477,118	$29,954,374	29,954,374	$3,268,586	$33,222,960	31.2%	$11,289
FF&E	0	0	0	0	3,969,118	595,351	4,564,469	4.3	1,551
Net Cash Flow	$32,310,013	$29,372,183	$29,477,118	$29,954,374	$25,985,256	$2,673,235	$28,658,491	26.9%	$9,738

NOI DSCR	2.34x	2.12x	2.13x	2.16x	2.16x	NAP	2.40x
NCF DSCR	2.34x	2.12x	2.13x	2.16x	1.88x	NAP	2.07x
NOI DY	12.2%	11.1%	11.1%	11.3%	11.3%	NAP	12.5%
NCF DY	12.2%	11.1%	11.1%	11.3%	9.8%	NAP	10.8%

(1)	The RDM Property is excluded from Occupancy, ADR and RevPAR statistics and historical cash flows for 2016, 2017 and TTM 5/31/2018, as it was closed for renovations from August 2016 through mid-October 2018. The RDM Property re-opened on October 15, 2018 and is included in the UW. The underwriting for the RDM Property is based on the cash flow estimates set forth in the related appraisal.
(2)	The increase from TTM 5/31/2018 NOI to UW NOI results from the inclusion of the RDM Property.
(3)	Other Income consists of guest laundry/dry cleaning, ATM commissions, vending machines commissions, cancellation/attrition fees, convenience store sales, pet fees, telephone revenue, parking revenue and other miscellaneous income.
(4)	The debt service coverage ratios and debt yields shown are based on the Starwood Hotel Portfolio Whole Loan.

Appraisal. The appraiser concluded to an “as is” appraised value for the Starwood Hotel Portfolio Properties of $401,000,000.

Environmental Matters. According to the Phase I environmental site assessments, there are no recognized environmental conditions at the Starwood Hotel Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Starwood Hotel Portfolio

Market Overview and Competition. The portfolio is located across 16 cities in 12 states, with the largest concentrations in Missouri (23.3% of rooms, 22.8% of underwritten net cash flow), Kansas (13.6% of rooms, 12.1% of underwritten net cash flow) and Illinois (13.0% of rooms, 13.8% of underwritten net cash flow).

Excluding the RDM Property (which has been closed for renovations since August 2016 and is expected to re-open in October 2018), the Starwood Hotel Portfolio Properties reported weighted average occupancy, ADR and RevPAR penetration rates each in excess of 105% for 2015 through the trailing 12-month period ending May 31, 2018. Additionally, excluding the RDM Property, approximately 74.6% of the Starwood Hotel Portfolio Properties based on room count achieved a RevPAR penetration in excess of 100.0% for the trailing 12-month period ending May 31, 2018.

The following tables present certain information relating to the weighted average historical occupancy, ADR, RevPAR and penetration rates of the Starwood Hotel Portfolio Properties:

Historical Occupancy, ADR and RevPAR(1)(2)

	Starwood Hotel Portfolio			Penetration Rates
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	71.9%	$112.45	$80.92	105.8%	106.7%	113.1%
2016	71.5%	$114.70	$81.90	105.6%	106.4%	112.2%
2017	72.3%	$115.77	$83.78	105.5%	106.2%	111.9%
TTM May 2018	72.7%	$116.50	$84.92	105.3%	106.8%	112.5%

(1)	Information obtained from various third party reports.
(2)	The RDM Property has been closed for renovations since August 2016 and is excluded from the weighted average portfolio historic occupancy, ADR, RevPAR and penetration rates.

The Borrowers. The borrowers comprise 22 single-purpose Delaware limited partnerships, each of which is structured to be bankruptcy remote with two independent directors (collectively, the “Starwood Hotel Portfolio Borrower”). Each of the 22 borrower entities is indirectly owned by a Real Estate Investment Trust (“REIT”), which requires each borrower entity to lease the related hotel via an operating lease to a taxable REIT subsidiary. Legal counsel to the Starwood Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Starwood Hotel Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and nonrecourse guarantor is SCG Hotel Investors Holdings L.P., an affiliate of Starwood Capital Group (“Starwood”). Starwood is a private alternative investment firm with a core focus on global real estate, energy infrastructure, and oil and gas. Starwood and its affiliates have raised over $45 billion of equity capital since its inception in 1991, currently manage approximately $56 billion in assets, and have more than 3,800 employees in 11 offices around the world. Over the past 26 years, Starwood has acquired approximately $92 billion of assets across various real estate classes. As of April 2018, SCG Hotel Investors Holdings L.P. indirectly owned 276 hotels totaling more than 23,990 keys across 40 states.

Escrows. At origination, the Starwood Hotel Portfolio Borrower deposited upfront reserves of $5,408,895 for property improvement plans related to the Fairfield Inn Atlanta Downtown ($983,740), Courtyard Rocky Mount ($184,616), and Renaissance Des Moines Savery Hotel ($4,240,539). The Starwood Hotel Portfolio Whole Loan documents also provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) equal to the greater of (i) 1/12th of 4% of aggregate gross revenue for the 12-month period ending in the month that is two months prior to the applicable payment date and (ii) the aggregate monthly deposit amount required under the franchise agreements for FF&E work (currently $330,760).

The Starwood Hotel Portfolio Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no Cash Trap Event Period (as defined below) has occurred and is continuing; (ii) the Starwood Hotel Portfolio Borrower provides the lender with evidence that the insurance coverage for the Starwood Hotel Portfolio Properties is included in a blanket policy and such policy is in full force and effect; and (iii) the Starwood Hotel Portfolio Borrower pays all applicable insurance premiums and provides the lender with evidence of renewals. The Starwood Hotel Portfolio Whole Loan documents do not require ongoing monthly escrows for taxes as long as no Cash Trap Event Period has occurred and is continuing. Upon the continuance of a Cash Trap Event Period, ongoing tax and insurance reserves are required in an amount equal to 1/12th of the estimated property taxes and insurance premiums payable during the ensuing 12 months.

Lockbox and Cash Management. A soft lockbox with springing cash management is in place with respect to the Starwood Hotel Portfolio Whole Loan. The Starwood Hotel Portfolio Borrower, property manager and operating lessee are required to deposit property income into the lockbox account within three business days after receipt, and commercial tenants and credit card providers are required to deposit rents and income directly into the lockbox during the continuance of an event of default. During a Cash Trap Event Period, all excess cash flow is required to be held in the excess cash flow sub account as additional security for the Starwood Hotel Portfolio Whole Loan.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default under the Starwood Hotel Portfolio Whole Loan;
(ii)	the net cash flow debt yield falling below 8.0% for the immediately preceding calendar quarter; or
(iii)	two or more franchise agreements having expired or having been terminated at any given overlapping time during the loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Starwood Hotel Portfolio

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the net cash flow debt yield being equal to or greater than 8.0% for two consecutive calendar quarters (which may be achieved by a prepayment or delivery of a letter of credit in an amount which, if applied to the Starwood Hotel Portfolio Whole Loan balance, would satisfy such debt yield test); and
●	with regard to clause (iii), (A) the replacement of at least one of the applicable expired or terminated franchise agreements in accordance with the loan documents, or (B) the release of the applicable individual property in accordance with the loan documents (see “Partial Release”).

Property Management. Each of the Starwood Hotel Portfolio Properties is subject to an individual management agreement with Schulte Hospitality Group (“Schulte”). As of 2018, Schulte was the 12th largest hotel management company in the United States, with 108 hotels under management totaling over 15,320 keys across 26 states. Schulte has completed 62 renovations and 18 ground-up constructions since inception in 1999.

Assumption. The Starwood Hotel Portfolio Borrower has the right to transfer any of the Starwood Hotel Portfolio Properties provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration of transferee experience, financial strength and general business standing; and (iii) if requested by the lender, rating agency confirmation from Fitch, DBRS and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-C47 Certificates and similar confirmations from each rating agency rating any securities backed by the Starwood Hotel Portfolio Companion Loans with respect to the ratings of such securities.

Partial Release. After the Defeasance Lockout Date or Prepayment Lockout Date (as applicable), the Starwood Hotel Portfolio Borrower may obtain the release of any of the Starwood Hotel Portfolio Properties, provided that, among other things, and in accordance with the Starwood Hotel Portfolio Whole Loan documents, (a) no event of default has occurred and is continuing (unless a non-monetary default specifically related to the released property is ongoing, in which event the Starwood Hotel Portfolio Borrower may obtain the release of such property under certain conditions, which if exercised prior to the Prepayment Lockout Date may be by partial prepayment only along with any applicable yield maintenance premium); (b) the Starwood Hotel Portfolio Whole Loan is either partially defeased or partially prepaid (along with any applicable yield maintenance premium) in an amount equal to the Release Price (as defined below); (c) the net cash flow debt yield for the remaining Starwood Hotel Portfolio Properties immediately following the release is equal to or greater than the greater of (i) 10.81% and (ii) the net cash flow debt yield immediately prior to the release; provided, however, that the Starwood Hotel Portfolio Borrower has the right to partially defease or prepay the Starwood Hotel Portfolio Whole Loan further or deliver cash or a letter of credit as additional collateral in order to meet such debt yield test; (d) a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered; and (e) with respect to a partial defeasance, rating agency confirmation is received. All releases subsequent to the first release are required to match the release format, prepayment or partial defeasance, selected for the first release. The allocated loan amount for each of the Starwood Hotel Portfolio Properties is subject to pro rata reduction by the release premium and prepayment or non-release prepayment to account for previous prepayments and partial defeasances.

“Release Price” is an amount equal to the following amounts; provided, however, that if the release of any individual property would cause the aggregate amount partially defeased or prepaid to exceed either the 10% or 20% thresholds outlined below, then the Release Price for such property would be equal to the product of the allocated loan amount and the pro rata weighted average of the release prices outlined below:

●	105% of the allocated loan amount for such property if less than or equal to 10% of the original principal balance of the Starwood Hotel Portfolio Whole Loan has been partially defeased or prepaid;
●	110% of the allocated loan amount for such property if more than 10% but less than or equal to 20% of the original principal balance of the Starwood Hotel Portfolio Whole Loan has been partially defeased or prepaid; and
●	115% of the allocated loan amount for such property if more than 20% of the original principal balance of the Starwood Hotel Portfolio Whole Loan has been partially defeased or prepaid.

The allocated loan amount for each property is subject to pro rata reduction to account for previous prepayments under the Starwood Hotel Portfolio Whole Loan, including in connection with prior partial releases and partial defeasances.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Starwood Hotel Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Starwood Hotel Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Starwood Hotel Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 18 month period following the occurrence of a casualty event, together with a 12 month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Starwood Hotel Portfolio Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

Windstorm Insurance. The Starwood Hotel Portfolio Whole Loan documents require windstorm and flood insurance covering the full replacement cost of the Starwood Hotel Portfolio Properties during the loan term. At the time of loan closing, Starwood Hotel Portfolio Properties had windstorm insurance coverage and flood insurance in the maximum limit available under the National Flood Insurance Program together with excess coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Franklin Towne Center

Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
				Specific Property Type:	Anchored
Original Principal Balance:	$29,000,000			Location:	Franklin Park, NJ
Cut-off Date Balance:	$29,000,000			Size:	138,364 SF
% of Initial Pool Balance:	3.5%			Cut-off Date Balance Per SF:	$209.59
Loan Purpose:	Refinance			Year Built/Renovated:	1993/NAP
Borrower Name:	Franklin Norse, LLC			Title Vesting:	Fee(2)
Borrower Sponsors:	Michael Levine; Uri Moche			Property Manager:	CSC Global
Mortgage Rate:	5.410%			4th Most Recent Occupancy (As of):	100.0% (12/31/2014)
Note Date:	November 20, 2018			3rd Most Recent Occupancy (As of):	100.0% (12/31/2015)
Anticipated Repayment Date(1):	October 6, 2028			2nd Most Recent Occupancy (As of):	100.0% (12/31/2016)
Maturity Date:	December 6, 2030			Most Recent Occupancy (As of):	100.0% (12/31/2017)
IO Period:	0 months			Current Occupancy (As of)(2):	100.0% (12/1/2018)
Loan Term (Original):	118 months
Seasoning:	0 month
Amortization Term (Original):	264 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing ARD			4th Most Recent NOI (As of):	$3,162,500 (12/31/2015)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(2):	$3,120,000 (12/31/2016)
Call Protection:	L(24),D(90),O(4)			2nd Most Recent NOI (As of)(2):	$3,212,500 (12/31/2017)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of)(2):	$3,400,000 (TTM 9/30/2018)
Additional Debt:	No
Additional Debt Type:	NAP
				U/W Revenues:	$3,758,236
				U/W Expenses:	$131,538
				U/W NOI:	$3,626,698
				U/W NCF:	$3,536,761
Escrows and Reserves:				U/W NOI DSCR:	1.61x
				U/W NCF DSCR:	1.57x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	12.5%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	12.2%
Insurance	$0	Springing	NAP	As-Is Appraised Value(4):	$47,800,000
TI/LC Reserve	$0	$0	NAP	As-Is Appraisal Valuation Date:	September 18, 2018
Replacement Reserve	$0	$2,883(5)	NAP	Cut-off Date LTV Ratio(4):	60.7%
				LTV Ratio at Maturity or ARD(4):	42.6%

(1)	The mortgage loan is secured by the borrower’s fee interest in the land but does not include the related improvements.
(2)	The information shown here represent the terms of the master lease to Stop & Shop.
(3)	The Franklin Towne Center Mortgage Loan (as defined below) has an anticipated repayment date (“ARD”) of October 6, 2028 and a stated maturity date of December 6, 2030 the (“Stated Maturity Date”). Prior to the ARD, the Franklin Towne Center Mortgage Loan accrues at a fixed rate of 5.410% (the “Initial Interest Rate”) per annum. In the event the Franklin Towne Center Mortgage Loan is not repaid in full by the ARD, then, from and after the ARD, the Franklin Towne Center Mortgage Loan will accrue interest at a per annum rate equal to the greater of (i) the Initial Interest Rate plus 3% or (ii) the Treasury rate plus 3%; provided that interest accrued after the ARD will continue to be currently payable at the Initial Interest Rate with payment of the excess interest to be deferred until the outstanding principal balance of the Franklin Towne Center Mortgage Loan is paid in full. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – ARD Loans.”
(4)	Cut-off Date LTV and LTV Ratio at ARD are based on the appraised value of $47,800,000, which includes the improvements. However, the lien of the mortgage does not include the improvements.
(5)	The monthly replacement reserve is conditionally waived as of Cut-off Date. Please see “Escrows” below.

The Mortgage Loan. The mortgage loan (the “Franklin Towne Center Mortgage Loan”) is evidenced by a single promissory note secured by the borrower’s fee interest in the land but does not include the related improvements (although such improvements are owned by the borrower) underlying a 138,364 square foot anchored retail center that is 100% master leased to Stop & Shop Supermarket Company, LLC (“Stop & Shop”) through October 31, 2030, located in Franklin Park, New Jersey (the “Franklin Towne Center Property”). The lease is guaranteed by Koninklijke Ahold N.V. (rated BBB/Baa3/BBB by Fitch/Moody’s/S&P), Stop & Shop Supermarket’s parent company and the world’s third largest grocer. The Franklin Towne Center Mortgage Loan was originated on November 20, 2018 by Argentic Real Estate Finance LLC. The Franklin Towne Center Mortgage Loan had an original principal balance of $29,000,000, has an outstanding principal balance as of the Cut-off Date of $29,000,000 and accrues interest at an interest rate of 5.410% per annum. The Franklin Towne Center Mortgage Loan had an initial term of 118 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 22-year amortization schedule. The Franklin Towne Center Mortgage Loan matures on December 6, 2030.

Following the lockout period, the borrower has the right to defease the Franklin Towne Center Mortgage Loan in whole, but not in part. The Franklin Towne Center Mortgage Loan is prepayable without penalty on or after July 6, 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Franklin Towne Center

Sources and Uses

Sources			Uses
Original Loan amount	$29,000,000	98.9%	Loan Payoff	$28,648,019	97.7%
Cash In	327,882	1.1	Closing Costs	679,863	2.3
Total Sources	$29,327,882	100.0%	Total Uses	$29,327,882	100.0%

The Property. The Franklin Towne Center Property is a 138,364 square foot retail shopping center located in Franklin Park, New Jersey. The Franklin Towne Center Property was built in 1993 and is situated on a 15.0 acre site. The Franklin Towne Center Property has an “L” shape and consists of 48,000 square feet of anchor space, 45,036 square feet of junior anchor space and 45,328 square feet of inline space. The Franklin Towne Center Property also contains 624 parking spaces, representing a 4.5 per 1,000 square foot ratio.

The Franklin Towne Center Property is 100% master leased by Stop & Shop; however, Stop & Shop does not physically occupy the Franklin Towne Center Property. Stop & Shop was the former grocery anchor tenant for the Franklin Towne Center Property but in 2005, relocated to a free-standing supermarket across the street on Route 27. Stop & Shop reportedly master leased the entire Franklin Towne Center Property in order to prevent a competing grocer from moving into its former location. The Stop & Shop Supermarket lease has a 25-year lease term that commenced in October 2005 and expires in October 2030. The lease also provides for 11, five year renewals which term will be automatically extended unless Stop & Shop provides at least 12-months’ notice. Each renewal option period includes annual rent steps averaging over 2.6% per year. Furthermore, the lease has a corporate guaranty from the tenant’s parent company, Koninklijke Ahold N.V. (rated BBB/Baa3/BBB by Fitch/Moody’s/S&P), an international food retail conglomerate based in the Netherlands.

Under the terms of the lease, Stop & Shop is responsible to perform all obligations of the landlord under each of the existing leases and also for entering into a property management agreement at its cost. Accordingly, ownership’s operating statements are comprised only of rental payments from the master lessee (Stop & Shop), and net operating income is equal to the rental income paid. Stop & Shop is not required to and does not provide property-level operating revenue and expense detail to the property owner. At the time the master lease was executed, Stop & Shop was the anchor tenant and the Franklin Towne Center Property was nearly 100% occupied. Based on the site inspection conducted by AREF on November 14, 2018, a mix of retail and service tenants currently occupy approximately 90% of the inline space. Overall occupancy was estimated at 60%. The tenant roster includes Franklin Dental Group, GNC, Club Metro Fitness, 20/20 Vision Center, Franklin Public Library and Nuevo Mexican Restaurant.

The following table presents certain information relating to the tenancy at the Franklin Towne Center Property:

Major Tenant(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Stop & Shop	BBB/Baa3/BBB	138,364	100.0%	$27.64	$3,824,500	100.0%	10/31/2030
Total Major Tenant		138,364	100.0%	$27.64	$3,824,500	100.0%

Non Major Tenants		0	0.0%	$0.00	0	0.0%

Occupied Collateral Total		138,364	100.0%	$27.64	$3,824,500	100.0%

Vacant Space		0	0.0%

Collateral Total		138,364	100.0%

(1)	The information shown here represents the terms of the master lease to Stop & Shop.
(2)	The ratings are those of the parent company, Koninklijke Ahold N.V.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Franklin Towne Center

The following table presents certain information relating to the lease rollover schedule at the Franklin Towne Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM(2)	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	138,364	100.0%	138,364	100.0%	$3,824,500	100.0%	$27.64
Vacant	0	0	0.0%	138,364	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	138,364	100.0%			$3,824,500	100.0%	$27.64

(1)	Information obtained from the underwritten rent roll.
(2)	The information shown here represent the master lease to Stop & Shop.

The following table presents historical occupancy percentages at the Franklin Towne Center Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/1/2018 (1)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the underwritten rent roll and is based on the terms of the master lease to Stop & Shop.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Franklin Towne Center Property:

Cash Flow Analysis(1)

	2015	2016	2017	TTM 9/30/2018	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$3,162,500	$3,120,000	$3,212,500	$3,400,000	$3,824,500(2)	101.8%	$27.64
Grossed Up Vacant Space	0	0	0	0	0	0	0
Total Reimbursables	97,809	96,495	99,356	105,155	131,538	3.5	0.95
Other Income	0	0	0	0	0	0	0
Less Vacancy & Credit Loss	0	0	0	0	(197,802)(3)	(5.3)	(1.43)
Effective Gross Income	$3,260,309	$3,216,495	$3,311,856	$3,505,155	$3,758,236	100.0%	$27.16

Total Operating Expenses	$97,809	$96,495	$99,356	$105,155	$131,538	3.5%	$0.95

Net Operating Income	$3,162,500	$3,120,000	$3,212,500	$3,400,000	$3,626,698	96.5%	$26.21
Capital Expenditures	0	0	0	0	20,755	0.6	0.15
TI/LC	0	0	0	0	69,182	1.8	0.50
Net Cash Flow	$3,162,500	$3,120,000	$3,212,500	$3,400,000	$3,536,761	94.1%	$25.56

NOI DSCR	1.40x	1.38x	1.42x	1.51x	1.61x
NCF DSCR	1.40x	1.38x	1.42x	1.51x	1.57x
NOI DY	10.9%	10.8%	11.1%	11.7%	12.5%
NCF DY	10.9%	10.8%	11.1%	11.7%	12.2%

(1)	The information shown here represent the master lease to Stop & Shop.
(2)	Includes $374,500 in average contractual rent steps over the loan term.
(3)	Economic vacancy was underwritten at 5.0%, however, the Franklin Towne Center Property is 100.0% master leased by Stop & Shop as of December 1, 2018.

Appraisal. As of the appraisal valuation date of September 18, 2018 the Franklin Towne Center Property had an “as-is” appraised value of $47,800,000. The appraiser also concluded to a “go dark” appraised value of $28,000,000 and a “hypothetical scenario – land value only at reversion” appraised value of $35,500,000.

Environmental Matters. According to a Phase I environmental site assessment dated October 1, 2018, there was no evidence of any recognized environmental conditions at the Franklin Towne Property except in connection with historic operations of both a dry cleaning facility and filling and service station at the Mortgaged Property. See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Franklin Towne Center

Market Overview and Competition. The Franklin Towne Center Property is located in Franklin Park, New Jersey within the Somerset County in Central New Jersey which is approximately 45 miles southeast of Midtown Manhattan and approximately 30 miles southwest of Newark-Liberty International Airport. The Franklin Towne Center Property is located at the intersection of Route 27 and S. Middlebush Road, with multiple entrances along both roadways. Traffic counts along Lincoln Highway between S. Middlebush Road and Vliet Road are approximately 52,751 vehicles per day.

There are a number of residential developments proximate the Franklin Towne Center Property including garden apartment rentals and owned single family homes. Additionally, Franklin Towne Center Property is located less than a half a mile from the free-standing Stop & Shop, a Sonic Drive-In and a Chase Bank. According to the appraisal, estimated 2017 population within a one-, three- and five-mile radius from the Franklin Towne Center Property was 12,623, 47,160, and 114,779, respectively. The estimated 2017 median household income within the same radii was $112,813, $107,913, and $115,374, respectively.

According to a third party report, the Franklin Towne Center Property is located in the Central New Jersey retail submarket which has an inventory of 35.3 million square feet, average gross rent per square feet of $20.99 and a vacancy rate of 11.5% as of the second quarter of 2018.

The following table presents certain information relating to comparable leases to the Franklin Towne Center Property:

Comparable Leases - Anchor(1)

Property Location	Year Built	Occupancy	Distance (miles)	Total GLA (SF)	Tenant Name	Lease Date	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Tano Mall 1199 Amboy Avenue Edison, NJ	1973	NAV	13.5	110,000	Confidential	April 2018	49,757	$14.00	NNN

Plainsboro Plaza 10 Schalks Crossing Road Plainsboro, NJ	1987	NAV	6.5	218,653	Key Foods	November 2017	43,153	$10.00	NNN

District at Metuchen 645 Middlesex Avenue Metuchen, NJ	2016/2017	NAV	13.0	66,510	Whole Foods	October 2017	43,500	$25.00	NNN

Edison Plaza 775 Route One South Edison, NJ	1970	NAV	11.0	103,996	Shop Rite	March 2017	62,346	$16.00	NNN

Wick Shopping Plaza 561 Route 1 South Edison, NJ	1987	NAV	10.3	212,000	99 Ranch Market	January 2016	58,500	$18.62	NNN

(1)	Information obtained from the appraisal.

Comparable Leases - Inline(1)

Property Location	Year Built	Occupancy	Distance (miles)	Total GLA (SF)	Tenant Name	Lease Date	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Somerset Plaza Shopping 3151 Route 27 Franklin Park, NJ	1987	NAV	1.2	67,358	Bombay Talk Restaurant	March 2018	1,600	$18.75	NNN

Edison Plaza 775 Route One South Edison, NJ	1970	NAV	11.1	103,996	Confidential	January 2018	3,000	$34.00	NNN

District at Metuchen 645 Middlesex Avenue Metuchen, NJ	2016/2017	NAV	13.0	66,510	Manime Nail Salon	December 2017	2,114	$31.56	NNN

Rutger’s Plaza 922-982 Easton Avenue Somerset, NJ	1973	NAV	7.0	185,986	Flame Kabob House	December 2017	1,500	$18.00	NNN

Edison Woods Shopping 1010 Route 1 Edison, NJ	1992	NAV	12.0	195,527	BestRentNJ	November 2017	2,306	$25.95	NNN

706 US Highway 206 706 US Highway 206 Hillsborough, NJ	1984	NAV	6.4	27,071	Vivi Nail & Spa	July 2017	1,488	$23.00	NNN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Franklin Towne Center

2245-2267 Woodbridge 2245-2267 Woodbridge Piscataway, NJ	1997	NAV	10.4	10,080	S&J Laundries, Inc.	April 2017	1,477	$17.00	NNN

(1)	Information obtained from the appraisal.

The Borrower. The borrower for the Franklin Towne Center Mortgage Loan is Franklin Norse, LLC, a Delaware limited liability company and a special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Franklin Towne Center Mortgage Loan. Michael Levine and Uri Moche are the guarantors of certain nonrecourse carveouts under the Franklin Towne Center Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Michael Levine and Uri Moche, the managers of Franklin Norse, LLC and Levittown Norse Associates, LLC. In 1962, Michael Levine co-founded Norse Realty Group, a family-run commercial real estate company based in New York. Norse Realty Group specializes in the development, redevelopment, ownership and management of commercial real estate throughout the New York City metropolitan area. The Norse Realty Group’s portfolio includes 18 commercial retail and office properties totaling approximately 500,000 square feet.

Escrows. The Franklin Towne Center Mortgage Loan documents do not provide for any upfront reserves.

The Franklin Towne Center Mortgage Loan documents provide for ongoing monthly escrows of $2,883 for replacement reserves is waived as of Cut-Off Date and which should be conditionally waived if (i) no Trigger Period (as defined below) exists, (ii) the Reserve Waiver Conditions (as defined below) have been satisfied, and (iii) the Specified Tenant (as defined below) lease obligates Specified Tenant to pay for all replacements at the Franklin Towne Center Property and has provided satisfactory evidence to the lender that the Specified Tenant is in compliance with its obligations to perform and pay for all replacements. Under the Franklin Towne Center Mortgage Loan documents, monthly reserves for real estate taxes or insurance premiums will be conditionally waived, provided that Stop & Shop is obligated to maintain and pay in full (a) all real estate taxes and assessments directly to the applicable municipality and (b) the premiums for acceptable insurance policies.

“Reserve Waiver Conditions” mean (i) no event of default has occurred and is continuing, (ii) Specified Tenant’s lease is in full force and effect with no continuing defaults, (iii) the Specified Tenant continues to make the payments and perform the obligations required under the Specified Tenant’s lease, in each case, relating to the obligations and liabilities for which the replacement reserve was established and delivers evidence of the same by no later than the dates required under the loan documents, (iv) the Specified Tenant is not bankrupt or insolvent, and (v) the Specified Tenant has not terminate, cancel or default under the Specified Tenant’s Lease (including, without limitation, in connection with any rejection in any bankruptcy or similar insolvency proceeding).

Lockbox and Cash Management. The Franklin Towne Center Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver letters to the tenant at the Franklin Towne Center Property directing it to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or manager are required to be deposited in the lockbox account within one business day following receipt. During the occurrence and continuance of a Trigger Period (as defined below), all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Franklin Towne Center Mortgage Loan documents, with all excess cash flow to be deposited to an excess cash reserve to be held as additional security for the Franklin Towne Center Mortgage Loan.

A “Trigger Period” will commence following the earliest to occur of any of the following:

(i)	an event of default under the Franklin Towne Center Mortgage Loan,

(ii)	the debt yield falling below 8.0x,

(iii)	the commencement of a Specified Tenant Trigger Period (as defined below),

(iv)	an election by Stop & Shop to demolish the improvements and not rebuild the improvements following a casualty,

(v)	December 6, 2027, unless the Stop & Shop lease has been renewed for a period not less than five (5) years after the Franklin Towne Center Mortgage Loan stated maturity date and in accordance with certain other requirements in the Franklin Towne Center Mortgage Loan documents; and

(vi)	the ARD on October 6, 2028.

From and after the ARD, no Trigger Period will be deemed to have expired. Prior to the ARD, a trigger period will only be deemed to have expired upon the occurrence of the following:

(a)	with respect to the matters described in clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing,

(b)	with respect to the matter described in clause (ii) above, the Franklin Towne Center Property has achieved a debt yield of at least 8.0% for two consecutive calendar quarters , or

(c)	with respect to the matter described in clause (iii) above, such Specified Tenant Trigger Period has ended.

(d)	with respect to the matter described in clause (v) above, unless lender has determined that that (a) the Stop & Shop lease has been renewed for a period ending not less than five (5) years after the Stated Maturity Date, and (b) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Franklin Towne Center

Stop & Shop lease, as so renewed, requires payment of rent equal to the greater of (i) not less than ninety percent (90%) of the aggregate gross rents payable under the Stop & Shop lease immediately prior to the commencement of such renewal term, and (ii) an amount sufficient to generate an imputed DSCR of 1.25x.

A “Specified Tenant Trigger Period” will commence following the earliest to occur of any of the following:

(i)	Specified Tenant (as defined below) being in default under its lease beyond any applicable notice and cure periods,

(ii)	Specified Tenant giving notice that it is terminating its lease for any material portion of its space,

(iii)	any termination or cancellation of any Specified Tenant lease,

(iv)	any bankruptcy or similar insolvency of Specified Tenant,

(v)	Specified Tenant failing to extend or renew its lease upon the earlier of the required renewal notice period or the date which is 12 months prior to the expiration of the then applicable term,

(vi)	lease guarantor ceasing to maintain a long-term unsecured debt rating of at least “Baa3” from Moody’s and an equivalent rating from each of the other rating agencies which rate such entity. In the event that the lease guarantor’s rating remains at least “Ba1” or “Ba2” from Moody’s and an equivalent rating from each of the other rating agencies which rate such entity, 25.0% of all available excess cash flow will be swept, and in the event the rating remains at least “Ba3” from Moody’s and an equivalent rating from each of the other rating agencies which rate such entity, 50.0% of all available excess cash flow will be swept, in each such case subject to a $3,500,000 cap.

A “Specified Tenant Trigger Period” will end if the applicable Specified Tenant:

(a)	has cured all defaults under the applicable Specified Tenant Lease,

(b)	is in actual, physical possession of the Specified Tenant Space (or applicable portion thereof), open to the public for business during customary hours and not “dark,”

(c)	has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has reaffirmed the applicable Specified Tenant Lease as being in full force and effect,

(d)	if applicable, has renewed or extended the applicable Specified Tenant Lease in accordance with the requirements of the Franklin Towne Center Mortgage Loan documents,

(e)	if applicable, is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease,

(f)	is paying full, unabated rent under the applicable Specified Tenant Lease, and

(e)	if related to a failure to satisfy certain credit rating conditions, satisfies such requirements under the Franklin Towne Center Mortgage Loan documents.

A “Specified Tenant” means, as applicable (i) Stop & Shop and (ii) any other lessee(s) of that portion of the Franklin Towne Center Mortgaged Property initially occupied by Stop & Shop (or any portion thereof) and any guarantor(s) of any related lease (s).

Property Management. The Franklin Towne Center Property is managed by CSC Global, an affiliate of the borrower.

Assumption. The borrower has, at any time after 60 days following the securitization of the Franklin Towne Center Mortgage Loan, the right to transfer the Franklin Towne Center Property, not more than two times and provided that certain conditions are satisfied, including: (i) no event of default under the Franklin Towne Center Mortgage Loan documents has occurred and is continuing, (ii) the borrower has provided the lender with prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the Franklin Towne Center Mortgage Loan documents, (iv) the payment of a transfer fee of 0.5% of the then outstanding principal balance of the Franklin Towne Center Mortgage Loan in the case of the first transfer, and 1.0% of the then outstanding principal balance of the Franklin Towne Center Mortgage Loan in the case of any subsequent transfer, and (v) the lender has received rating agency confirmation that such assumption will not result in a downgrade of the respective ratings assigned to the WFCM Series 2018-C48 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Christiana Mall

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$28,000,000			Specific Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$28,000,000			Location:	Newark, DE
% of Initial Pool Balance:	3.4%			Size:	779,084 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$433.84
Borrower Name:	Christiana Mall LLC			Year Built/Renovated:	1978/2014
Sponsors:	GGP Inc.; PPF Retail, LLC			Title Vesting:	Fee/Leasehold
Mortgage Rate:	4.2775%			Property Manager:	Self-managed
Note Date:	July 12, 2018			4th Most Recent Occupancy (As of)(5):	99.2% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(5):	99.3% (12/31/2015)
Maturity Date:	August 1, 2028			2nd Most Recent Occupancy (As of)(5):	99.8% (12/31/2016)
IO Period:	120 months			Most Recent Occupancy (As of)(5):	99.0% (12/31/2017)
Loan Term (Original):	120 months			Current Occupancy (As of)(5):	98.3% (5/31/2018)
Seasoning:	4 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$41,918,054 (12/31/2015)
Call Protection(2):	L(28),D(85),O(7)			3rd Most Recent NOI (As of):	$43,957,559 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$43,514,169 (12/31/2017)
Additional Debt(1)(3):	Yes			Most Recent NOI (As of):	$43,550,426 (TTM 5/31/2018)
Additional Debt Type(1)(3):	Pari Passu; Subordinate Secured Debt; Future Mezzanine
				U/W Revenues:	$56,260,022
				U/W Expenses:	$9,514,932
Escrows and Reserves(4):				U/W NOI:	$46,745,090
				U/W NCF:	$46,104,564
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	3.19x
Taxes	$0	Springing	NAP	U/W NCF DSCR(1):	3.15x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	13.8%
Replacement Reserve	$0	Springing	$241,565	U/W NCF Debt Yield(1):	13.6%
TI/LC Reserve	$0	Springing	$1,449,387	As-Is Appraised Value:	$1,040,000,000
Outstanding TI/LC Reserve	$1,804,093	$0	NAP	As-Is Appraisal Valuation Date:	June 5, 2018
				Cut-off Date LTV Ratio(1):	32.5%
				LTV Ratio at Maturity or ARD(1):	32.5%

(1)	See “The Mortgage Loan” section. The Cut-off Date Balance per SF, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD presented above are based on the Christiana Mall Senior Loan (as defined below). The Cut-off Date Balance per SF, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Christiana Mall Whole Loan (as defined below) are $706, 1.96x, 1.93x, 8.5%, 8.4%, 52.9% and 52.9%, respectively.
(2)	The lockout period will be at least 28 payments, beginning with and including the first payment date of September 1, 2018. Defeasance of the Christiana Mall Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) July 12, 2021. The assumed lockout period of 28 payments is based on the expected WFCM 2018-C48 securitization trust closing date in December 2018.
(3)	See “Subordinate and Mezzanine Indebtedness” section.
(4)	See “Escrows” section.
(5)	See “Historical Occupancy” table.

The Mortgage Loan. The mortgage loan (the “Christiana Mall Mortgage Loan”) is part of a whole loan (the “Christiana Mall Whole Loan”) in the aggregate original principal amount of $550,000,000, evidenced by thirteen pari passu senior notes with an aggregate original balance of $338,000,000 (the “Christiana Mall Senior Loan”) and three pari passu subordinate notes with an original principal balance of $212,000,000 (the “Christiana Mall B Notes”) secured by a first mortgage encumbering the fee and leasehold interest in 779,084 square feet of a 1,275,084 square foot super regional mall located in Newark, Delaware (the “Christiana Mall Property”). The Christiana Mall Whole Loan was co-originated on July 12, 2018 by Barclays Bank PLC, Société Générale, and Deutsche Bank AG, New York Branch. The Christiana Mall Senior Loan had an original principal balance of $338,000,000, has an outstanding principal balance as of the Cut-off Date of $338,000,000 and accrues interest at a rate of 4.2775% per annum. The Christiana Mall B Notes had an original principal balance of $212,000,000, have an outstanding principal balance as of the Cut-off Date of $212,000,000, and accrue interest at a rate of 4.2775% per annum. The Christiana Mall Whole Loan had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date and requires interest only payments for the entirety of the term. The Christiana Mall Whole Loan matures on August 1, 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHRISTIANA MALL

The non-controlling Note A-1-D, which will be contributed to the WFCM 2018-C48 securitization trust, had an original principal balance of $28,000,000 and has an outstanding principal balance as of the Cut-off Date of $28,000,000. The controlling Note A-1-A and non-controlling Notes A-2-A and A-3-A, which have been contributed to the BBCMS 2018-CHRS securitization trust, had an aggregate original principal balance of $72,320,000 and have an aggregate outstanding principal balance as of the Cut-off Date of $72,320,000. The non-controlling Notes A-1-C and A-1-E had an original principal balance of $54,840,000, have an aggregate outstanding principal balance as of the Cut-off Date of $54,840,000, and are expected to be contributed to the BBCMS 2018-C2 securitization trust. The non-controlling note A-2-B had an original principal balance of $30,000,000, has an outstanding principal balance of $30,000,000, and was contributed to the UBS 2018-C13 securitization trust. The non-controlling Notes A-3-B and A-3-C had an aggregate original principal balance of $53,136,000, have an aggregate outstanding principal balance as of the Cut-off Date of $53,136,000, and were contributed to the DBGS 2018-C1 securitization trust. The non-controlling Notes A-2-C, A-2-D, and A-2-E had an aggregate original principal balance of $49,704,000, have an aggregate outstanding principal balance as of the Cut-off Date of $49,704,000, are held by Société Générale and are expected to be contributed to one or more future securitization transactions. The Christiana Mall B Notes, which have been contributed to the BBCMS 2018-CHRS securitization trust, had an aggregate original principal balance of $212,000,000 and have an aggregate outstanding principal balance as of the Cut-off Date of $212,000,000. The lender provides no assurances that the non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—The Christiana Mall Whole Loan” and “Pooling and Servicing Agreement” in the Prospectus.

Note Summary

Christiana Mall Whole Loan ($550,000,000)
Christiana Mall Pari Passu Companion Notes ($338,000,000)
Companion A Notes BBCMS 2018- CHRS $72,320,000 Notes A-1-A, A-2-A, A-3-A	Companion A Note WFCM 2018- C48 $28,000,000 Note A-1-D	Companion A Note UBS 2018- C13 $30,000,000 Note A-2-B	Companion A Note WFCM 2018- C47 $50,000,000 Note A-1-B	Companion A Note DBGS 2018- C1 $53,160,000 Notes A-3-B, A-3-C	Companion A Note UBS 2018- C14 $30,000,000 Note A-2-C	Companion A Note BBCMS 2018- C2 $54,840,000 Notes A-1-C, A-1-E	Companion A Notes Future Conduit Securitizations $19,704,000 Notes A-2-D and A-2-E
Christiana Mall Subordinate Companion Notes ($212,000,000)
Subordinate Companion B Notes BBCMS 2018-CHRS $212,000,000 Notes B-1, B-2, B-3

Following the lockout period, on any date before February 1, 2028, the borrower has the right to defease the Christiana Mall Whole Loan in whole, but not in part. In addition, the Christiana Mall Whole Loan is prepayable without penalty on or after February 1, 2028. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 12, 2021.

Sources and Uses

Sources			Uses
Original whole loan amount (1)	$550,000,000	100.0%	Loan payoff	$235,182,023	42.8%
			Upfront reserves	1,804,093	0.3
			Closing costs	3,253,713	0.6
			Return of Equity	309,760,172	56.3
Total Sources	$550,000,000	100.0%	Total Uses	$550,000,000	100.0%

(1)	The Christiana Mall Whole Loan proceeds were used to retire an approximately $235.2 million outstanding loan (inclusive of defeasance costs) previously securitized in the MSC 2011-C1 transaction, pay closing costs and return of equity to the borrower.

The Property. The Christiana Mall Property consists of a 779,084 square foot portion of the two-story, 1,275,084 square foot Christiana Mall, located in Newark, Delaware. The Christiana Mall Property is anchored by Target, Cabela’s, and Cinemark and non-collateral anchors include Macy’s, JCPenney, and Nordstrom. Target and Cabela’s each own their improvements and ground lease the land from the borrower. The collateral and non-collateral anchor tenants generate approximately $198.8 million in annual sales. The Christiana Mall Property features over 130 specialty in-line stores including Apple, Anthropologie, Banana Republic, Barnes & Noble, Express, Finish Line, H&M, Microsoft, Pottery Barn, Sephora, Urban Outfitters, Victoria’s Secret, Williams-Sonoma, and XXI Forever. Additionally, the Christiana Mall Property includes dining options such as a 10-bay food court and restaurants including Brio, California Pizza Kitchen, The Cheesecake Factory, J.B. Dawson’s Restaurant, and Panera Bread. Included in the collateral are 6,628 parking spaces (approximately 5.2 spaces per 1,000 SF). Excluding the anchor tenants, no other tenant occupies more than 4.7% of NRA or represents more than 6.0% of underwritten base rent.

The Christiana Mall Property was built in 1978, and underwent an expansion phase from 2007 to 2014. Over $200.0 million was invested, adding several large format tenants including Nordstrom, Target, Cabela’s, and Cinemark, as well as over 160,000 square feet of in-line, restaurant, and exterior facing in-line space.

The Christiana Mall Property was 98.3% leased as of May 31, 2018 to 131 permanent retail and restaurant tenants, and the entire 1,275,084 square feet of the Christiana Mall was 98.9% leased as of May 31, 2018. Since 2014, Christiana Mall has maintained an average occupancy of approximately 99.5% including anchor tenants, with no year-end occupancy falling below 98.9%. As of TTM April 30, 2018, sales for in-line tenants occupying less than 10,000 square feet of space were $885 per square foot with occupancy cost of 13.4% (including Apple and its 10,705 square feet of space, the Christiana Mall Property generated sales per square foot of $2,504 with an occupancy cost of 4.7%).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHRISTIANA MALL

The following table presents certain information relating to the tenancy at the Christiana Mall Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	April 30, 2018 TTM Sales(4)			Lease Expiration Date
							$	PSF	Occ. Cost

Major Tenants
Target	A-/A2/A	145,312	18.7%	$0.00	$0	0.0%	$52,000,000	$358	NAP	12/31/2036(5)
Cabela’s	NR/NR/NR	100,000	12.8%	$10.21	$1,021,250	2.8%	$50,782,999	$508	2.0%	1/31/2035(6)
Cinemark	NR/NR/BB	50,643	6.5%	$22.30	$1,129,339	3.1%	$7,251,437	$604,286(7)	15.6%	11/30/2029(8)
Barnes & Noble Bookseller	NR/NR/NR	36,803	4.7%	$20.38	$750,000	2.1%	$7,894,999	$215	9.5%	1/31/2020(9)
XXI Forever	NR/NR/NR	27,300	3.5%	$78.21	$2,135,133	6.0%	$6,494,724	$238	32.9%	1/31/2020
H&M	NR/NR/NR	20,160	2.6%	$45.60	$919,371	2.6%	$6,381,061	$317	14.4%	2/28/2021(10)
Anthropologie	NR/NR/NR	10,967	1.4%	$68.43	$750,455	2.1%	$1,637,845	$149	45.8%	1/31/2021(11)
Victoria’s Secret	NR/NR/NR	10,830	1.4%	$60.00	$649,800	1.8%	$6,484,521	$599	10.0%	1/31/2024
Apple	NR/Aa1/AA+	10,705	1.4%	$109.85	$1,175,974	3.3%	$488,995,320	$45,679	0.2%	1/31/2023
Gap/Gap Kids/Baby Gap	NR/Baa2/BB+	10,583	1.4%	$59.12	$625,698	1.7%	$3,157,328	$298	19.8%	5/31/2024
Express	NR/NR/NR	10,008	1.3%	$45.75	$457,913	1.3%	$3,175,091	$317	14.4%	1/31/2024
Urban Outfitters	NR/NR/NR	10,000	1.3%	$42.00	$420,000	1.2%	$2,445,323	$245	17.2%	1/31/2021(12)
Total Major Tenants		443,311	56.9%	$33.67(13)	$10,034,934	28.0%

Other Tenants(14)		322,372	41.4%	$82.30	$25,834,705	72.0%	$250,347,499	$885(15)	13.4%(15)

Occupied Collateral Total		765,683	98.3%	$58.62(13)(14)	$35,869,639	100.0%

Vacant Space		13,401	1.7%

Collateral Total		779,084	100.0%

Non-Collateral Tenants
Macy’s	BBB/Baa3/BBB-	215,000		NAP	NAP	NAP	$48,000,000	$223	NAP	12/31/2028
JCPenney	B/B3/B-	158,000		NAP	NAP	NAP	$21,000,000	$133	NAP	12/31/2028
Nordstrom	BBB+/Baa1/BBB+	123,000		NAP	NAP	NAP	$19,707,999	$160	NAP	12/31/2028

(1)	Information is based on the underwritten rent roll dated May 31, 2018.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	U/W Base Rent includes contractual rent steps of $1,226,247 taken through July 2019.
(4)	Sales figures for Macy’s, JCPenney, Target, Nordstrom, and Barnes & Noble Bookseller represent 2017 borrower estimates.
(5)	See “Target Purchase and Put Options” section.
(6)	Cabela’s has eight five-year renewal options with six months’ written notice. Additionally, Cabela’s has a right to raze its leased premises, so long as it restores the building pad back to the condition at which time the lease premises were delivered, caps utilities at their in-place levels and otherwise leaves its leased premises in good condition. Upon substantial completion of this razing, the Cabela’s lease will terminate.
(7)	Sales PSF for Cinemark reflects sales per screen (12 screens).
(8)	Cinemark has three five-year renewal options with six months’ written notice.
(9)	Barnes & Noble has two five-year renewal options with 180 days’ written notice.
(10)	H&M has one five-year renewal option with 180 days’ written notice.
(11)	Anthropologie has one five-year renewal option with 180 days’ written notice.
(12)	Urban Outfitters has one five-year renewal option with 180 days’ written notice.
(13)	Target’s square footage is excluded from this calculation as it has no attributable U/W base rent.
(14)	Other Tenants include 1,553 square feet for one temporary tenant with an expiration date in May 2019 and 6,907 square feet of kiosk, antenna, and storage tenants with no attributable U/W base rent, and are excluded from the U/W Base Rent PSF calculation.
(15)	Other Tenants Sales PSF and Occupancy Cost figures reflect only comparable in-line tenants less than 10,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHRISTIANA MALL

The following table presents certain information relating to the lease rollover schedule at the Christiana Mall Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(4)	% of Total Annual U/W Base Rent(4)	Annual U/W Base Rent PSF(4)(5)
2018/MTM	5	9,964	1.3%	9,964	1.3%	$910,842	2.5%	$91.41
2019(5)	14	21,935	2.8%	31,899	4.1%	$2,084,627	5.8%	$102.28
2020	18	114,468	14.7%	146,367	18.8%	$6,063,941	16.9%	$52.97
2021	21	105,128	13.5%	251,495	32.3%	$6,432,376	17.9%	$61.19
2022	9	19,976	2.6%	271,471	34.8%	$2,099,539	5.9%	$105.10
2023	13	33,728	4.3%	305,199	39.2%	$3,132,006	8.7%	$92.86
2024	12	50,843	6.5%	356,042	45.7%	$3,842,731	10.7%	$75.58
2025	13	37,189	4.8%	393,231	50.5%	$3,715,274	10.4%	$99.90
2026	14	39,768	5.1%	432,999	55.6%	$3,914,722	10.9%	$98.44
2027	3	9,078	1.2%	442,077	56.7%	$480,791	1.3%	$52.96
2028	3	4,742	0.6%	446,819	57.4%	$459,072	1.3%	$96.81
Thereafter(6)	6	311,957	40.0%	758,776	97.4%	$2,733,718	7.6%	$16.40
Other(7)	0	6,907	0.9%	765,683	98.3%	$0	0.0%	$0.00
Vacant	0	13,401	1.7%	779,084	100.0%	$0	0.0%	$0.00
Total/Weighted Average	131	779,084	100.0%			$35,869,639	100.0%	$58.62

(1)	Information obtained from the underwritten rent roll for leases in place as of May 31, 2018.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Includes executed leases that have not yet commenced as of May 31, 2018.
(4)	U/W Base Rent includes contractual rent steps of $1,226,247 taken through July 2019.
(5)	Square footage of 2019 includes a 1,553 SF temporary tenant with an expiration date of May 31, 2019 and no attributable U/W base rent and is excluded from the calculation for U/W Base Rent PSF.
(6)	U/W Base Rent PSF excludes Target’s space (145,312 square feet) from the calculation.
(7)	6,907 square feet of kiosk, antenna, and storage tenants was included with no annual U/W base rent and are excluded from the calculation for U/W Base Rent PSF.

The following table presents historical occupancy percentages at the Christiana Mall Property:

Historical Occupancy(1)

12/31/2014(2)	12/31/2015(2)	12/31/2016(2)	12/31/2017(2)	5/31/2018(3)(4)(5)
99.2%	99.3%	99.8%	99.0%	98.3%

(1)	Historical occupancy of the entire 1,275,084 square feet of the Christiana Mall was 99.5%, 99.5%, 99.9%, 99.4%, and 98.9% respectively.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.
(4)	Current occupancy figure includes five tenants (11,868 square feet) who have signed their lease but are not currently occupying their space.
(5)	Current occupancy figure excludes four tenants (5,820 square feet) who have either filed for bankruptcy or are completely dark. Including those tenants in occupancy would result in a current Christiana Mall occupancy of 99.4%, a current Christiana Mall Property (including collateral anchors) occupancy of 99.0%, and a current Christiana Mall Property (excluding collateral anchors) occupancy of 98.4%.

The following table presents historical in-line sales at the Christiana Mall Property:

Historical In-line Tenant Sales Summary(1)(2)

Year	Sales PSF w/ Apple	Occupancy Cost w/ Apple	Sales PSF w/o Apple	Occupancy Cost w/o Apple
2014	$3,733	2.8%	$699	14.8%
2015	$2,750	3.9%	$786	13.8%
2016	$1,660	6.8%	$821	13.8%
2017	$2,038	5.8%	$887	13.4%
TTM 4/30/2018	$2,504	4.7%	$885	13.4%

(1)	Information as provided by the borrower sponsors and only includes tenants reporting comparable sales.
(2)	Christiana Mall and the Christiana Mall Property sales total fluctuations are primarily driven by the Apple store, which has reported sales ranging between $273.0 million and $944.5 million. According to the appraisal, the results may be partially attributed to changes in accounting methodology. The same trend has been observed at other Apple mall locations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHRISTIANA MALL

The following table presents historical anchor sales at the Christiana Mall Property:

Historical Anchor Tenant Sales Summary(1)

Year	Macy’s Sales $ mil / Sales PSF(2)(3)	JCPenney’s Sales $ mil / Sales PSF(2)(3)	Target’s Sales $ mil / Sales PSF(3)	Nordstrom Sales $ mil / Sales PSF(2)(3)	Cabela’s Sales $ mil / Sales PSF	Cinemark Sales $ mil / Sales PSF(4)
2014	$56.0/$260	$22.0/$139	$56.0/$385	$25.1/$204	NAV	NAV
2015	$57.0/$265	$22.0/$139	$60.0/$413	$25.0/$203	$57.9/$579	$8.0/$665,953
2016	$52.0/$242	$20.0/$127	$52.0/$358	$24.1/$196	$50.6/$506	$8.4/$697,866
2017	$48.0/$223	$21.0/$133	$52.0/$358	$19.7/$160	$50.8/$508	$7.3/$604,286
TTM 4/30/2018	$48.0/$223	$21.0/$133	$52.0/$358	$19.7/$160	$50.8/$508	$7.3/$604,286

(1)	Information is estimated and as provided by the borrower sponsors.
(2)	Anchors are non-collateral tenants.
(3)	Sales figures for Macy’s, JCPenney, and Target represent borrower estimates. TTM April 2018 sales were not available for Macy’s, JCPenney, and Target, thus 2017 estimates were utilized. Additionally, Nordstrom reports sales on an annual basis, thus TTM April 2018 sales figures on this table reflect 2017 sales.
(4)	Cinemark Sales PSF represent sales per screen (12 screens).

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Christiana Mall Property:

Cash Flow Analysis

	2015	2016	2017	TTM 5/31/2018	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)(2)	$32,684,203	$34,240,787	$34,477,828	$34,558,591	$35,869,639	63.8%	$46.04
Vacant Space	0	0	0	0	1,638,466	2.9	2.10
Percentage Rent	0	0	6,575	7,770	0	0.0	0.00
Total Recoveries	13,257,802	13,807,251	13,491,109	13,425,783	14,157,327	25.2	18.17
Specialty Leasing	2,714,827	2,749,431	2,713,432	2,759,788	2,876,610	5.1	3.69
Other Income(3)	3,469,234	3,343,004	3,369,589	3,277,797	3,356,447	6.0	4.31
Less Vacancy(4)	0	0	0	0	(1,638,466)	(2.9)	(2.10)
Effective Gross Income	$52,126,066	$54,140,474	$54,058,534	$54,029,729	$56,260,022	100.0%	$72.21

Total Operating Expenses	$10,208,012	$10,182,915	$10,544,365	$10,479,303	$9,514,932	16.9%	$12.21

Net Operating Income	$41,918,054	$43,957,559	$43,514,169	$43,550,426	$46,745,090	83.1%	$60.00
Capital Expenditures	0	0	0	0	106,754	0.2	0.14
TI/LC	0	0	0	0	533,772	0.9	0.69
Net Cash Flow	$41,918,054	$43,957,559	$43,514,169	$43,550,426	$46,104,564	81.9%	$59.18

NOI DSCR(5)	2.86x	3.00x	2.97x	2.97x	3.19x
NCF DSCR(5)	2.86x	3.00x	2.97x	2.97x	3.15x
NOI DY(5)	12.4%	13.0%	12.9%	12.9%	13.8%
NCF DY(5)	12.4%	13.0%	12.9%	12.9%	13.6%

(1)	U/W Base Rent includes contractual rent steps of $1,226,247 taken through July 2019.
(2)	U/W Base Rent includes $643,284 for tenants who have signed leases but have not occupied their space as of May 31, 2018 including Tilly’s (4,999 SF), Xfinity (4,014 SF), Lolli and Pops (2,400 SF), Jamba Juice (246 SF), and Bath and Body Works (209 SF). XFinity has since moved into their space. U/W Base Rent excludes bankrupt tenants as of May 31, 2018 including Icing by Claire’s (1,979 SF), Claire’s (1,239 SF), and the Walking Company (1,582 SF) and also excludes Teavana (1,020 SF) who is currently dark and not occupying their space. Walking Company has since emerged from bankruptcy.
(3)	Other income includes overage rent and storage and other income.
(4)	The underwritten economic vacancy is 2.9%. The Christiana Mall Property was 98.3% physically leased as of May 31, 2018.
(5)	The debt service coverage ratios and debt yields shown are based on the Christiana Mall Senior Loan.

Appraisal. As of the appraisal valuation date of June 5, 2018, the Christiana Mall Property had an “as-is” appraised value of $1,040,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated June 11, 2018, there was no evidence of any recognized environmental conditions at the Christiana Mall Property.

Market Overview and Competition. The Christiana Mall Property is located in the southeast quadrant of the intersection of Route 7 and Interstate 95 in Newark, Delaware. Delaware is one of the only five U.S. states with no sales tax, and the Christiana Mall Property benefits from being the closest super regional shopping center to several surrounding states with sales tax. According to the appraisal, Interstate 95 is the most important limited access highway serving the region and offers direct access to Philadelphia and New York City to the north and Baltimore and Washington D.C. to the south. Christiana Mall is directly off Interstate 95 with over 200,000 vehicles passing by daily. A $150.0 million upgrade to Interstate 95 has been completed, including the addition of an exit dedicated to Christiana Mall. The mall is popular for out-of-state shoppers since it is only approximately 10 miles from Maryland, Pennsylvania, and New Jersey. US Highway 1, DE Routes 2, 7, and 273, and Interstates 95, 295, and 495 all serve the area. Interstate 295, with access to the Delaware Memorial Bridge, leading to New Jersey, New York, and New England, lies approximately four miles northeast of the mall.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHRISTIANA MALL

According to the appraisal, the Christiana Mall Property is located in a growing, suburban area, which benefits from access to the major traffic arteries connecting the surrounding metropolitan area. Christiana Mall caters to two large universities within a seven-mile radius, University of Delaware and Wilmington University, which are home to a combined 38,000 students and 5,000 employees. Another draw to the area is the Christiana Hospital, housing 907 licensed beds, 22 hospital-based operating rooms and 10 outpatient rooms, which is located a short distance south. It is home to Delaware’s only level 3 neonatal intensive care unit and the state’s largest maternity center. The Christiana Hospital Campus is also home to the Center for Heart & Vascular Health and the Helen F. Graham Cancer Center. The Christiana Mall Property is located in the Philadelphia metropolitan statistical area, which is home to 14 Fortune 500 companies of which two (Dupont and Chemours) are located in Wilmington, Delaware.

According to the appraisal, the estimated 2017 population within the Christiana Mall Property’s primary trade area was 680,683. The estimated 2017 average household income in the trade area was $90,061. The primary trade area has been established by zip codes based on a shopper intercept survey. From 2000 to 2017, the trade area experienced compound annual population growth rate of approximately 0.9% and an annual household income growth rate of approximately 2.0%.

The table below presents certain information relating to seven comparable properties to the Christiana Mall Property identified by the appraisal:

Comparable Properties(1)

Property, Location	Property Type	Year Built/ Renovated	Size (SF)	Occ.	Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Christiana Mall Property Newark, DE	Super Regional Mall	1978/2014	1,275,084	98.9%(2)	$885(3)	Macy’s, JC Penney, Target, Nordstrom, Cabela’s, Cinemark(3)	NAP
Primary Competition
Concord Mall Wilmington, DE	Super Regional Mall	1969/1984	960,000	86.0%	$395	Boscov’s, Macy’s Sears	13.5
Springfield Mall Springfield, PA	Super Regional Mall	1964/1997	610,582	97.0%	$424	Macy’s, Target	26.6
Exton Square Mall Exton, PA	Super Regional Mall	1973/2000	1,088,000	84.0%	$316	Boscov’s, Macy’s, Main Line Health Center, Sears, Round 1	30.2
Secondary Competition
Dover Mall Dover, DE	Super Regional Mall	1982/1997	928,194	93.0%	$410	AMC Cinema, Boscov’s, Dick’s Sporting Goods, JCPenney, Macy’s, Sears	39.2
King of Prussia Mall King of Prussia, PA	Super Regional Mall	1962/1995	2,391,105	96.0%	$805	Bloomingdales, JCPenney, Lord & Taylor, Macy’s, Neiman Marcus, Nordstrom, Sears	41.6
Cherry Hill Mall Cherry Hill, NJ	Super Regional Mall	1961/2009	1,305,813	97.0%	$659	JCPenney, Macy’s, Nordstrom	44.3
Towson Town Center Towson, MD	Super Regional Mall	1958/2007	1,063,549	92.0%	$495	Macy’s, Nordstrom, Crate & Barrel, Nordstrom Rack	63.6

(1)	Information obtained from the appraisal and underwritten rent roll.
(2)	This occupancy reflects the entire Christiana Mall as of May 31, 2018. The 779,084 square feet of collateral was 98.3% occupied as of May 31, 2018.
(3)	Based on TTM April 2018 sales for comparable in-line tenants occupying less than 10,000 square feet.

The Borrower. The borrower is Christiana Mall LLC, a single-purpose Delaware limited liability company structured to be bankruptcy remote with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Christiana Mall Whole Loan. GGP Nimbus, LP and PPF Retail, LLC are the guarantors under the Christiana Mall Whole Loan. The borrower is currently a 50/50 joint venture that is indirectly owned and controlled by GGP and Morgan Stanley’s Prime Property Fund.

The Borrower Sponsors. The borrower sponsors are GGP Inc. (“GGP”) and PPF Retail, LLC. GGP (NYSE: GGP) is a retail real estate company headquartered in Chicago, Illinois and is one of the largest owners and operators of real estate in the United States. According to the borrower, GGP owns, manages, leases and develops retail properties throughout the United States. As of March 31, 2018, GGP owned, either entirely or with joint venture partners, 125 retail properties located throughout the United States comprising approximately 122.5 million square feet of gross leasable area, which was 95.3% leased. GGP’s portfolio includes Ala Moana Center in Honolulu, Hawaii, Fashion Show in Las Vegas, Nevada, Tysons Galleria in McLean, Virginia, Glendale Galleria in Glendale, California, and Water Tower Place in Chicago, Illinois. On March 26, 2018, an affiliate of Brookfield, Brookfield Properties Partners, L.P. (“BPY”) announced that BPY and GGP entered into an agreement for BPY to acquire all of the outstanding shares of common stock of GGP other than those shares that were already held by BPY and its affiliates, and the transaction was completed on August 28, 2018. BPY is one of the world’s largest commercial real estate companies, with approximately $68.0 billion in total assets. GGP is currently in the final stages of transferring a 24.995% indirect interest in the borrower to Institutional Mall Investors LLC. GGP had previously filed for bankruptcy on April 16, 2009. For more details, please see “Description of the Mortgage Pool – Loan Purpose; Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus. PPF Retail, LLC is Morgan Stanley’s Prime Property Fund, which is a diversified core real estate fund managed by Morgan Stanley Real Estate. The fund’s assets include office, retail, multifamily, industrial self-storage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHRISTIANA MALL

and hotel properties located in major real estate markets throughout the United States. As of March 31, 2018, the Prime Property Fund had over $20.0 billion in net asset value.

Escrows. The Christiana Mall Whole Loan documents provide for upfront reserves of $1,804,093 for outstanding tenant improvements and/or leasing commissions. During a Cash Sweep Event Period (as defined below) the borrower is required to deposit monthly (i) 1/12th of the estimated annual real estate taxes, (ii) 1/12th of the estimated annual insurance premiums (except to the extent that the insurance required is maintained under a blanket insurance policy), (iii) $10,065 for replacement reserves until a cap of $241,565 is reached and (iv) $60,391 for tenant improvements and leasing commissions until a cap of $1,449,387 is reached.

Lockbox and Cash Management. The Christiana Mall Whole Loan is structured to have a hard lockbox and springing cash management. The Christiana Mall Whole Loan documents require the lender to deliver written instructions to tenants to deposit all rents payable under such leases directly into a clearing account. The Christiana Mall Whole Loan documents require that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days of receipt. Funds in the lockbox account, absent the continuance of a Cash Sweep Event Period (as defined below), are required to be transferred daily to a borrower operating account. Upon the first occurrence of a Cash Sweep Event Period, the borrower is required to establish a cash management account under the sole control of the lender, to which during a Cash Sweep Event Period all amounts in the lockbox account are required to be automatically transferred daily for the payment of, among other things, debt service, monthly escrows, default interest and late payment charges. Any remaining funds after such disbursements are required to be distributed to the borrower if no event of default has occurred and is continuing.

A “Cash Sweep Event Period” will occur during the earliest of:

(i)	an event of default under the Christiana Mall Mortgage Loan;
(ii)	any bankruptcy action of the borrower;
(iii)	any bankruptcy action of the guarantors or any replacement guarantor or guarantors; and
(iv)	the debt service coverage ratio falling below 1.35x for two consecutive quarters.

A “Cash Sweep Event Period” will end if:

(w)	with respect to clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing,
(x)	with respect to clause (ii) above, such bankruptcy action is discharged,
(y)	with respect to clause (iii) above, (A) the borrower replaces the guarantor subject to such bankruptcy action with either (x) a replacement guarantor having an aggregate net worth of at least $500,000,000 and liquidity of at least $25,000,000, in each case exclusive of such person’s interest in the Christiana Mall Property or otherwise acceptable to lender or (y) PPF Retail, LLC or (so long as Institutional Mall Investors LLC is a qualified equityholder (as defined in the loan documents) and has an aggregate net worth of $500,000,000 exclusive of any interest in the Christiana Mall Property), Institutional Mall Investors LLC and one such substitute guarantor has assumed all obligations of such guarantor under each guaranty and environmental indemnity or executed an acceptable replacement guaranty, the borrower has delivered an insolvency opinion, a rating agency confirmation if required by the lender, and a credit check acceptable to the lender as reasonably required by the lender or (B) such bankruptcy action is discharged, stayed, or dismissed within 90 days of filing provided that such filing does not materially affect guarantor’s ability to pay and perform its obligations in the lender’s reasonable discretion, and
(z)	with respect to clause (iv) above, the Christiana Mall Property has achieved a debt service coverage ratio of at least 1.35x for two consecutive quarters.

Property Management. The Christiana Mall Property is managed by an affiliate of the borrower.

Assumption. Following the six month anniversary of the first monthly payment date, the borrower has the right to transfer the Christiana Mall Property without the lender’s consent provided that certain conditions are satisfied, including, but not limited to, (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) receipt of rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series WFCM 2018-C48 Certificates.

Partial Release. If no event of default is continuing, the borrower is permitted to release from the lien of the mortgage the Cabela’s parcel and/or the Cinemark parcel (each, an “Outlot Parcel”) (or a portion thereof) in connection with the transfer of the fee simple interest in such Outlot Parcel (or portion thereof) to a transferee which is not an affiliate of the borrower that is either a national tenant or approved by the lender in its reasonable discretion, upon the borrower’s satisfaction of certain conditions, including, among other things:

(i)	The borrower must make a partial prepayment of the Mortgage Loan by an amount equal to the greatest of (i) 125% of the allocated loan amount (i.e., $8,400,000 with respect to the Cabela’s parcel and $6,600,000 with respect to the Cinemark parcel) for such Outlot Parcel, (ii) the net sales proceeds received by the borrower with respect to such transfer and (iii) any “qualified amount” necessary to comply with any applicable REMIC requirement described in clause (iii) below, which partial prepayment, if made prior to the open period, must be accompanied by a payment of the yield maintenance premium payment (calculated based upon the amount prepaid); provided, however, in lieu of making any such prepayment, at the borrower’s election prior to the release of the Outlot Parcel in question, the borrower may either (a) deposit cash with the lender in the amount of such prepayment (exclusive of the yield maintenance premium payment) as additional reserve funds, which the lender will hold in an additional reserve account, or (b) deliver to the lender a letter of credit in the amount of such prepayment (exclusive of the yield maintenance premium payment). The borrower will have the option of having such reserve funds or letter of credit, as applicable, returned to the borrower with the payment to the lender of the amounts

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHRISTIANA MALL

required pursuant to this clause (i) with respect to the Outlot Parcel in question (inclusive of any yield maintenance premium payment that may be due and payable as of the date of such prepayment);

(ii)	upon request by lender, delivery of a REMIC opinion;
(iii)	the loan-to-value ratio immediately after the release of the applicable Outlot Parcel is less than or equal to 125%, provided that the borrower may prepay the “qualified amount” (with payment of the yield maintenance premium calculated based upon the amount prepaid), in order to meet the foregoing loan-to-value ratio; and
(iv)	delivery of rating agency confirmation.

Real Estate Substitution. If no event of default is continuing, the borrower may substitute the fee or leasehold interest to a parcel of real property at or adjacent to the related mall (each an “Acquired Parcel”) in connection with the release of one or more parcels of the Christiana Mall Property (each, an “Exchange Parcel”), provided that, among other conditions, (i) the borrower provides at least 20 days’ prior written notice, (ii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, (iii) the Exchange Parcel must be vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas, (iv) the borrower pays the lender a fee in the amount of $10,000, along with any reasonable out-of-pocket expenses, (v) the borrower delivers a satisfactory environmental report covering the Acquired Parcel (unless the Acquired Parcel is covered by the environmental report received by the lender in connection with the origination of the mortgage loan) and (vi) after giving effect to such substitution, the loan-to-value ratio is less than or equal to 125%, provided that the borrower may prepay the “qualified amount” in order to meet such loan-to-value ratio.

Target Purchase and Put Options. Target constructed its own store on a 10.15-acre site which is ground leased from the borrower. The ground lease agreement with Target provides that Target has a fair market value purchase option to acquire the fee interest from the borrower in the Target property at any time during the ground lease term. The ground lease with Target has an initial term which runs through December 2036 and also includes five, 10-year and one final, 5-year renewal option. The Target lease does not have any minimum rent but does require Target to make a contribution (currently $139,557 per year) towards the common area maintenance (“CAM”). The Target lease states that, should Target exercise its purchase option, Target would still be obligated to pay its CAM contribution to the borrower through its lease term. The appraisal concluded that the exclusion of Target from the Christiana Mall Property in the appraisal would not affect the value of the Christiana Mall Property.

The lender will release the Target parcel from the lien of the mortgage if and when Target exercises its purchase option pursuant to the terms of the Target lease upon satisfaction of certain conditions, which include, but are not limited to, the following:

(i)	the purchase option will not be exercised in the event that (a) the borrower, or controlling affiliate of the borrower, acquires Target’s interest under its lease and (b) such option had not therefore been exercised in accordance with Target’s lease;
(ii)	the loan-to-value ratio immediately after the release of the Target parcel must be less than or equal to 125% and the borrower must repay the “qualified amount” (with payment of the yield maintenance premium amount calculated based upon the amount prepaid), in order to meet the foregoing loan-to-value ratio;
(iii)	the borrower must cause all proceeds from the sale of the Target parcel to be deposited into the clearing account to be applied in the same manner as rents; and
(iv)	the borrower must pay a fee in the amount of $10,000.

Pursuant to the terms set forth in the Target lease, Target has the unilateral right to require the borrower to purchase the improvements located on the Target parcel owned by Target (the “Target Improvements”) and/or, if Target is then the fee owner of the Target parcel (pursuant to the exercise of its purchase option or otherwise), the fee interest in the Target parcel, for the lesser of fair market value or book value (the “Put Option”). On or prior to the anticipated date of the conveyance of the Target Improvements pursuant to the exercise by Target of the Put Option, the borrower must execute and deliver to the lender any amendment or modification to the mortgage or similar documents reasonably necessary in order to confirm that the lien of the mortgage attaches to the Target Improvements, in form and substance reasonably satisfactory to the lender.

Subordinate and Mezzanine Indebtedness. Barclays Bank PLC, Société Générale and Deutsche Bank AG, New York Branch funded the subordinate Christiana Mall B Notes to Christiana Mall LLC, a Delaware limited liability company. The Christiana Mall B Notes accrue interest at a rate of 4.2775% per annum. The Christiana Mall B Notes are coterminous with the Christiana Mall Senior Loan. The holders of the Christiana Mall Senior Loan and the Christiana Mall B Notes have entered into a co-lender agreement which sets forth the allocation of collections on the Christiana Mall Whole Loan.

The borrower has the one-time right to obtain a mezzanine loan subject to terms and conditions set forth in the loan documents including that (i) no event of default is continuing, (ii) the principal amount of the permitted mezzanine debt cannot be greater than an amount equal to the amount which will yield (x) an aggregate LTV ratio that does not exceed 95.0% of the origination date LTV ratio and (y) an aggregate forward looking DSCR ratio that is not less than 105.0% of the origination date DSCR as determined by the lender, (iii) the lender has received a rating agency confirmation, (iv) the execution of a market intercreditor agreement acceptable to the lender, (v) the mezzanine loan will be interest-only and coterminous with the Christiana Mall Whole Loan maturity date, and (vi) the mezzanine borrower must acquire and maintain an interest rate cap or swap agreement if the mezzanine loan bears a floating interest rate.

Ground Lease. The Christiana Mall property is subject to a ground lease with Macy’s Retail Holdings, Inc. effective through December 31, 2028. The 4.154-acre portion of the parking lot is owned by Macy’s (non-collateral tenant of 215,000 square feet) and ground leased to the borrower pursuant to a parking lease agreement dated as of July 30, 2010. Macy’s can terminate the parking lease at any time with 12 months’ notice. The tenant is not obligated to pay a monthly or annual rent under the ground lease.

Terrorism Insurance. The Christiana Mall borrower is required to obtain and maintain property insurance for full replacement cost, public liability insurance, and rental loss and/or business interruption insurance for 36 months plus 12 months of extended indemnity that covers perils of terrorism and acts of terrorism, provided, in the event that the Terrorism Risk Insurance Program Reauthorization Act of 2007 or similar is not in effect, the borrower will only be obligated to carry terrorism insurance if commercially available and, in such event, subject to a cap equal to two times the premium for the property and business interruption and rental loss coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Bella at Norcross

Loan Information	Property Information
Mortgage Loan Seller:	BSPRT CMBS Finance, LLC	Single Asset/Portfolio:	Single Asset
Property Type:	Multifamily
Original Principal Balance:	$27,000,000	Specific Property Type:	Garden
Cut-off Date Balance:	$27,000,000	Location:	Norcross, GA
% of Initial Pool Balance:	3.2%	Size:	318 Units
Loan Purpose:	Refinance	Cut-off Date Balance Per Unit:	$84,906
Borrower Name:	Bella SPE 2017, LLC	Year Built/Renovated:	1972/2018
Borrower Sponsor:	Gideon D. Levy	Title Vesting:	Fee
Mortgage Rate:	5.5400%	Property Manager:	SABRA Property Management, LLC
Note Date:	November 9, 2018	4th Most Recent Occupancy(As of)(4):	93.5% (12/31/2014)
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy (As of)(4):	93.5% (12/31/2015)
Maturity Date:	December 6, 2028	2nd Most Recent Occupancy (As of)(4):	95.2% (12/31/2016)
IO Period:	60 months	Most Recent Occupancy (As of)(4):	96.7% (12/31/2017)
Loan Term (Original):	120 months	Current Occupancy (As of)(4):	95.6% (9/24/2018)
Seasoning:	0 months
Amortization Term (Original)(1):	360 months	Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon	4th Most Recent NOI (As of):	$1,237,602 (12/31/2015)
Interest Accrual Method:	Actual/360	3rd Most Recent NOI (As of):	$1,500,874 (12/31/2016)
Call Protection:	L(24),D(89),O(7)	2nd Most Recent NOI (As of):	$1,649,204 (TTM 5/31/2017)
Lockbox Type(2):	None/NAP	Most Recent NOI (As of):	$2,503,897 (TTM 9/30/2018)
Additional Debt:	None
Additional Debt Type:	NAP	U/W Revenues:	$3,919,238
U/W Expenses:	$1,432,725
U/W NOI:	$2,486,513
Escrows and Reserves(3):	U/W NCF:	$2,407,013
U/W NOI DSCR:	1.35x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.30x
Taxes	$83,569	$27,856	NAP	U/W NOI Debt Yield:	9.2%
Insurance	$58,772	$7,347	NAP	U/W NCF Debt Yield:	8.9%
Replacement Reserve	$0	$6,625	NAP	As-Is Appraised Value:	$42,000,000
As-Is Appraisal Valuation Date:	October 18, 2018
Cut-off Date LTV Ratio:	64.3%
LTV Ratio at Maturity or ARD:	59.8%

(1)	The Bella at Norcross Mortgage Loan (as defined below) requires payments of interest only for the initial 60 months of the loan term. Thereafter, payments of principal and interest on a thirty-year amortization schedule are required.

(2)	The Bella at Norcross Mortgage Loan documents do not require the establishment of a lockbox or a cash management account.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (the “Bella at Norcross Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a multifamily garden community located in Norcross, Georgia (the “Bella at Norcross Property”). The Bella at Norcross Mortgage Loan was originated on November 9, 2018 by BSPRT CMBS Finance, LLC. The Bella at Norcross Mortgage Loan has an original principal balance as of the Cut-off Date of $27,000,000 and accrues interest at a rate of 5.54% per annum. The Bella at Norcross Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following loan origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Bella at Norcross Mortgage Loan matures on December 6, 2028.

Sources and Uses

Sources			Uses
Original loan amount	$27,000,000	100.0%	Loan payoff(1)	$25,631,511	94.9%
			Reserves	142,341	0.5
			Closing costs	493,785	1.9
			Return of equity	732,363	2.7
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%

(1)	Previous debt was originated by Benefit Street Partners Operating Partnership, LP and was securitized in the BSPRT 2017-FL2 Mortgage Trust.

The Property. The Bella at Norcross Property is a Class B, 318-unit garden, multifamily complex located in Norcross, Georgia, approximately 2.1 miles northeast of downtown Buckhead and 21.3 miles northeast of the central business district of Atlanta. Unit mix at the Bella at Norcross Property consists of 48 one-bedroom, one-bathroom units, 81 two-bedroom, one-bathroom units (ranging in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BELLA AT NORCROSS

size from 910 to 976 square feet), 54 two-story, townhouse style two-bedroom, one-and-a-half bathroom units (ranging in size from 986 to 1,140 square feet), 39 two-bedroom, two-bathroom units and 96 three-bedroom, two-bathroom units (ranging in size from 1,136 to 1,270 square feet). Unit features at the Bella at Norcross Property include a fully equipped kitchen, a patio/balcony, washer/dryer connections in select units, in-unit storage space and air conditioning/heating. Community amenities at the Bella at

Norcross Property include high-speed Internet access, a swimming pool, a splash pad, a playground and a fitness center. The Bella at Norcross Property provides open parking spaces for 668 vehicles, representing 2.1 spaces per unit.

The Bella at Norcross Property was originally developed in 1972 and was most recently renovated in 2018. Since 2011, the Bella at Norcross Property has had approximately $8.0 million invested in capital expenditures. Renovations at the Bella at Norcross Property over the past seven years include interior unit upgrades to 299 units, exterior painting, landscaping, repairs to roofing, windows and enclosures and parking lot improvements. Since 2014, the Bella at Norcross Property has had an average occupancy of 94.9%. As of September 24, 2018, the Bella at Norcross Property was 95.6% occupied.

The following table presents certain information relating to the unit mix of the Bella at Norcross Property:

Unit Mix Summary (1)

Unit Type(3)	Total No. of Units(2)	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit(2)
1 Bedroom / 1 Bathroom	48	15.1%	634	$777
2 Bedroom / 1 Bathroom	81	25.5%	927	$869
Townhouse 2 Bedroom / 1.5 Bathroom	54	17.0%	1,123	$958
2 Bedroom / 2 Bathroom	39	12.3%	1,002	$938
3 Bedroom / 2 Bathroom	96	30.2%	1,192	$1,073
Total/Weighted Average	318	100.0%	1,005	$939

(1)	Information obtained from underwritten rent roll dated September 24, 2018.

(2)	Calculations of Average Monthly Rent per Unit exclude vacant units.

The following table presents historical occupancy at the Bella at Norcross Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	9/24/2018(2)
93.5%	93.5%	95.2%	96.7%	95.6%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll dated September 24, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BELLA AT NORCROSS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Bella at Norcross Property:

Cash Flow Analysis

	2015	2016	TTM 5/31/2017	TTM 9/30/2018	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$2,852,361	$2,991,940	$3,059,579	$3,465,540	$3,598,512	91.8%	$11,316
Less Vacancy & Credit Loss	($237,027)	($165,951)	($128,816)	($230,211)(1)	($179,926)	(4.6%)	($566)
Other Income(2)	355,739	450,895	475,892	500,651	500,651	12.8%	$1,574

Effective Gross Income	$2,971,072	$3,276,883	$3,406,655	$3,735,980	$3,919,238	100.0%	$12,325

Total Operating Expenses	$1,733,470	$1,776,009	$1,757,451(3)	$1,232,083(3)	$1,432,725	36.6%	$4,505

Net Operating Income	$1,237,602	$1,500,874	$1,649,204(3)	$2,503,897(3)	$2,486,513	63.4%	$7,819
Capital Expenditures	79,500	79,500	79,500	79,500	79,500	2.0%	$250
Net Cash Flow	$1,158,102	$1,421,374	$1,569,704	$2,424,397	$2,407,013	61.4%	$7,569

NOI DSCR	0.67x	0.81x	0.89x	1.36x	1.35x
NCF DSCR	0.63x	0.77x	0.85x	1.31x	1.30x
NOI DY	4.6%	5.6%	6.1%	9.3%	9.2%
NCF DY	4.3%	5.3%	5.8%	9.0%	8.9%

(1)	For TTM 9/30/2018, vacancy is sourced from various borrower rent rolls dated December 31, 2017, March 30, 2018 and June 30, 2018.

(2)	Other income includes water reimbursements, rental fee income, trash reimbursements and other miscellaneous income items.

(3)	The increase in Net Operating Income from TTM 5/31/2017 to TTM 9/30/2018 is primarily due to a reduction in Total Operating Expenses at the Mortgaged Property.The decrease in Total Operating Expenses from TTM 5/31/2017 to TTM 9/30/2018 is primarily driven by an approximately 70.0% reduction in repairs and maintenance, attributable to a comprehensive capital expenditure plan, an approximately 70.0% reduction in general and administrative expenses, and an approximately 31.0% reduction in payroll.

Appraisal. As of the appraisal valuation date of October 18, 2018, the Bella at Norcross Property had an “as-is” appraised value of $42,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated October 26, 2018, there was no evidence of any recognized environmental conditions at the Bella at Norcross Property.

Market Overview and Competition. The Bella at Norcross Property is located in Norcross, Georgia, within Gwinnett County, the second most populous county in Georgia, and within the Atlanta-Sandy Springs-Roswell Metropolitan Statistical Area (“Atlanta MSA”). Gwinnett County has a diverse economic base and is home to a number of large companies, including AGCO, an agricultural technology company, the NCR Corporation, a business solutions IT firm, Primerica, an insurance and financial services firm, and WestRock, a packaging company. As of July 2018, the unemployment rate in Gwinnett County was 3.5%, lower than the Atlanta MSA’s unemployment rate of 3.8%. Highway accessibility to the area is provided by Interstate 85, located less than two miles south of the Bella at Norcross Property, and public transportation is provided by the Metropolitan Atlanta Rapid Transit Authority (“MARTA”), with the Doraville MARTA train station located about six miles southwest of the Bella at Norcross Property. Additionally, the DeKalb Peachtree Airport is located approximately 10 miles southwest of the Bella at Norcross Property.

The Bella at Norcross Property is conveniently located near several retail centers, including Sugarloaf Mills (located approximately 9 miles northeast of the Bella at Norcross Property), which features 1.2 million square feet of indoor retail space with over 180 stores, including Saks Fifth Avenue Off Fifth, Neiman Marcus Last Call, an 18 screen AMC movie theater and The Forum on Peachtree, (located approximately 4 miles north of the Bella at Norcross Property) an outdoor shopping and dining complex with 84 tenants, including HomeGoods, Trader Joe’s and Williams-Sonoma.

According to a third party market research report, the Bella at Norcross Property is located in the North Gwinnett submarket. The North Gwinnett Class B/C submarket has experienced year-over-year rent growth since 2010, and, as of the second quarter of 2018, the submarket had 7,888 units online, with a vacancy rate of 3.3% and an average asking rent of $980 per unit. According to the appraisal, the population within a one-, three- and five-mile radius from the Bella at Norcross Property was 11,788, 79,700, and 259,172, respectively, and the median household income within a one-, three- and five-mile radius was $53,319, $52,515 and $51,890, respectively. The population in the surrounding area is anticipated to increase by 7.7%, 7.6% and 6.6%, in a one-, three- and five- mile radius, through 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BELLA AT NORCROSS

The following table presents certain information relating to comparable multifamily properties for the Bella at Norcross Property:

Comparable Sales

	Bella at Norcross (Subject)	Celebration at Sandy Springs(1)	347 Discovery at River Bend(1)	Rosemont Berkeley Lake(1)	Ansley Place(1)	The Reserve at Gwinnett(1)	Centre at Peachtree Corners(1)
Location	Norcross, GA	Atlanta, GA	Duluth, GA	Duluth, GA	Sandy Springs, GA	Norcross, GA	Norcross, GA
Distance to Subject	--	13.0 miles	7.0 miles	5.5 Miles	13.0 miles	5.0 miles	3.4 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden	Garden
Year Built/Renovated	1972/2018	1968/NAP	1985/NAP	1996/NAP	1985/NAP	1999/NAP	1972/NAP
Number of Units	318	250	256	660	219	370	272
Sale Price	$42,000,000(2)	$32,750,000	$37,650,000	$94,250,000	$28,850,000	$51,000,000	$32,640,000
Price per unit	$132,075(2)	$131,000	$147,070	$142,803	$131,735	$137,838	$120,000
Net operating income	$2,486,513(3)	$1,637,500	NAV	$5,183,640	$1,549,206	$2,677,320	$1,729,920
NOI per unit	$7,819(3)	$6,550	NAV	$7,854	$7,074	$7,236	$6,360
Occupancy	95.6%(4)	97.0%	100.0%	100.0%	98.0%	94.0%	96.0%

(1)	Information obtained from the appraisal.

(2)	Represents the “as is” appraised value as of October 18, 2018 and the “as is” appraised value per unit.

(3)	Represents the Underwritten Net Operating Income. For historical cash flows, please see Cash Flow Analysis herein.

(4)	Information obtained from the underwritten rent roll dated September 24, 2018.

The Borrower. The borrower for the Bella at Norcross Mortgage Loan is Bella SPE 2017, LLC, a Delaware limited liability company and a special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bella at Norcross Mortgage Loan. Gideon D. Levy is the guarantor of certain nonrecourse carveouts under the Bella at Norcross Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Gideon D. Levy, a seasoned real estate professional with a track record of acquiring, owning and operating multifamily assets in the Atlanta MSA. In 1989, Gideon D. Levy founded GDE Renovations (“GDE”), a full service renovation company specializing in exterior renovations of apartment communities. GDE has renovated over 100,000 units for clients such as Post Properties, Greystar and Lincoln Property Company and has a general contractor’s license in 25 states. Additionally, in 1993, Gideon Levy founded SABRA Real Estate Acquisitions, which focuses on the acquisition of multifamily communities. Currently, SABRA owns and manages more than 25 multifamily and residential properties, representing over 3,100 multifamily units, all of which are located in and around Atlanta. The sponsor previously had loans that reached maturity default. For more details, please see “Description of the Mortgage Pool – Loan Purpose; Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The Bella at Norcross Mortgage Loan documents provide for upfront reserves in the amount of $83,569 for real estate taxes and $58,772 for insurance premiums.

Additionally, the Bella at Norcross Mortgage Loan documents require monthly deposits for (a) real estate taxes in an amount equal to one-twelfth of an amount sufficient to pay taxes payable during the next ensuing twelve months, initially reserved to be $27,856, (b) one-twelfth of an amount which would be sufficient to pay the insurance premiums payable during the next ensuing twelve months, initially reserved to be $7,347 and (c) on-going replacement reserves of $6,625, representing approximately $250 per unit in capital expenditures per year.

Lockbox and Cash Management. The Bella at Norcross Mortgage Loan documents do not require a lockbox or cash management for the Bella at Norcross Mortgage Loan.

Property Management. The Bella at Norcross Property is managed by SABRA Property Management LLC, an affiliate of the borrower. SABRA Property Management, LLC is a privately held, full-service property management organization based in Atlanta.

Assumption. The borrower may transfer the Bella at Norcross Property at any time, provided that certain conditions are satisfied, including, but not limited to: (i) that no event of default has occurred and is continuing, (ii) the borrower has provided the lender with a written notice of the terms of such prospective transfer not less than 30 days’ prior to closing, (iii) delivery of a new non-consolidation opinion, and (iv) payment of an assumption fee, equal to (a) in connection with the first transfer, 0.5% of the then outstanding principal balance of the Bella at Norcross Mortgage Loan, or (b) in connection with each subsequent transfer, 1.0% of the then outstanding principal balance of the Bella at Norcross Mortgage Loan.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The Bella at Norcross Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Bella at Norcross Property. The Bella at Norcross Mortgage Loan documents also require business interruption insurance covering no less than an amount equal to 100% of the projected gross rents from the Bella at Norcross Property for a 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – 1600 Terrell Mill Road

Loan Information				Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$26,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$26,000,000			Location:	Marietta, GA
% of Initial Pool Balance:	3.1%			Size:	251,710 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$103.29
Borrower Name:	Terrell Mill LLC			Year Built/Renovated:	1980/2008
Borrower Sponsor:	Asher Roshanzamir (aka Asher Zamir)			Title Vesting(3):	Fee
Mortgage Rate:	5.330%			Property Manager:	Greenway USA, LLC
Note Date:	November 16, 2018			4th Most Recent Occupancy (As of):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4):	90.8% (12/31/2015)
Maturity Date:	December 6, 2028			2nd Most Recent Occupancy (As of)(4):	90.2% (12/31/2016)
IO Period(1):	24 months			Most Recent Occupancy (As of)(4):	80.1% (12/31/2017)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	100.0% (11/8/2018)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon			4th Most Recent NOI (As of):	NAV
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$2,892,855 (12/31/2016)
Call Protection:	L(24),D(93),O(3)			2nd Most Recent NOI (As of)(5):	$1,576,469 (12/31/2017)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of)(5):	$2,424,597 (TTM 9/30/2018)
Additional Debt:	No
Additional Debt Type:	NAP			U/W Revenues:	$3,668,419
				U/W Expenses:	$1,078,701
Escrows and Reserves(2):				U/W NOI(3):	$2,589,718
				U/W NCF:	$2,262,513
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.49x
Taxes	$93,480	$31,160	NAP	U/W NCF DSCR:	1.30x
Insurance	$23,371	$2,921	NAP	U/W NOI Debt Yield:	10.0%
Replacement Reserve	$0	$4,195	NAP	U/W NCF Debt Yield:	8.7%
Rent Abatement Reserve	$178,557	$0	NAP	Appraised Value:	$40,000,000
TI/LC Reserve	$1,529,150	$25,417	NAP	Appraisal Valuation Date:	October 23, 2018
Anchor Tenant Rollover Reserve	$0	Springing	$7,300,000	Cut-off Date LTV Ratio:	65.0%
Deferred Maintenance	$3,437.50	$0	NAP	LTV Ratio at Maturity or ARD:	56.7%

(1)	Interest only payments commence August 2022 through July 2024.

(2)	See “Escrows” section.

(3)	See “Ground Lease” section.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “1600 Terrell Mill Road Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an office building located in Marietta, Georgia (the “1600 Terrell Mill Road Property”). The 1600 Terrell Mill Road Mortgage Loan was originated on November 16, 2018 by Basis Real Estate Capital II, LLC. The 1600 Terrell Mill Road Mortgage Loan had an original principal balance of $26,000,000, has an outstanding principal balance as of the Cut-off Date of $26,000,000 and accrues interest at a rate of 5.330% per annum. The 1600 Terrell Mill Road Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest only payments for 24 payments commencing on August 6, 2022 through July 6, 2024 (the “interest only period”); prior to and following the interest only period, the 1600 Terrell Mill Road Mortgage Loan requires payments of principal and interest based on a 30-year amortization schedule. The 1600 Terrell Mill Road Mortgage Loan matures on December 6, 2028.

Following the lockout period, on any date before October 6, 2028, the borrower has the right to defease the 1600 Terrell Mill Road Mortgage Loan in whole, but not in part. In addition, the 1600 Terrell Mill Road Mortgage Loan is prepayable without penalty on or after October 6, 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1600 Terrell Mill Road

Sources and Uses

Sources			Uses
Original loan amount	$26,000,000	100.0%	Existing Debt	$20,151,844	77.5%
			Closing costs	366,495	1.3
			Reserves	1,827,995	7.0
			Return of equity	3,653,666	14.2
Total Sources	$26,000,000	100.0%	Total Uses	$26,000,000	100.0%

The Property. The 1600 Terrell Mill Road Property is a 251,710 square foot office property located in Marietta, Georgia. Built in 1980 and renovated in 2008, the 1600 Terrell Mill Road Property is situated on three contiguous parcels on a 16.6-acre site consisting of three buildings. The 1600 Terrell Mill Road Property includes a 726 space covered parking garage and 566 surface parking spaces resulting in a parking ratio of 5.13 spaces per 1,000 square feet of rentable area.

As of November 8, 2018, the 1600 Terrell Mill Road Property was 100.0% leased to two tenants: Q Squared Solutions LLC (f/k/a Quintiles Inc.) (55.2% of underwritten net rentable area) and First Data Corporation (44.8% of underwritten net rentable area)

The following table presents certain information relating to the tenancy at the 1600 Terrell Mill Road Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent (2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Q Squared Solutions LLC (f/k/a Quintiles Inc)	NR/NR/BB+	138,981	55.2%	$12.34	$1,715,026	57.2%	9/30/2023
First Data Corporation(2)	BB-/Ba3/BB-	112,729	44.8%	$11.37	$1,282,292	42.8%	Various(2)
Total Major Tenants		251,710	100.0%	$11.91	$2,997,317	100.00%
Vacant Space		0	0%
Collateral Total		251,710	100.0%

(1)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(2)	In March 2018, First Data Corporation leased an additional 50,972 sf (the “Expansion Space”). Tenant has one time right to terminate its lease of the Expansion Space on 8/31/2023 with 12 months’ written notice and payment of a termination fee equal to any unamortized expansion tenant improvement allowance, landlord work and leasing commissions. The Expansion Space lease provides for one month of free rent during the month of May for each year of the lease term. An initial reserve equal to $178,557 was established to cover the free month periods through 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1600 Terrell Mill Road

The following table presents certain information relating to the lease rollover schedule at the 1600 Terrell Mill Road Property:

Lease Expiration Schedule (1) (2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	2	200,738	79.7%	200,738	79.7%	$2,477,403	82.7%	$12,34
2024	0	0	0.0%	200,738	79.7%	$0	0.0%	$0.00
2025	0	0	0.0%	200,738	79.7%	$0	0.0%	$0.00
2026	1	50,972	20.3%	251,710	100.0%	$519,914	17.3%	$10.20
2027	0	0	0.0%	251,710	100.0%	$0	0.0%	$0.00
2028	0	0	0.0%	251,710	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	251,710	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	251,7100	100.0%	$0	0.0%	$0.00
Total/Weighted Average	3	251,710	100.0%			$2,997,317	100.0%	$11.91

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at 1600 Terrell Mill Road Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	11/8/2018(1)(2)
90.8%	90.2%	80.1%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1600 Terrell Mill Road

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1600 Terrell Mill Road Property:

Cash Flow Analysis

	2016	2017	TTM 9/30/2018	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,980,261	$1,888,320	$2,442,063	$2,997,320	81.7%	$11.91
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursement	581,164	595,729	1,038,465	1,078,701	29.4	4.29
Other Income(1)	180,000	0	0	0	0.0	0.00
Less Vacancy & Credit Loss(2)	0	0	0	(407,602)	(11.1)	(1.62)
Effective Gross Income	$3,741,425	$2,484,049	$3,480,528	$3,668,419	100.0%	$14.57

Total Operating Expenses	848,571	907,579	1,055,931	1,078,701	29.4%	$4.29

Net Operating Income(3)	$2,892,855	$1,576,469	$2,424,597	$2,589,718	70.6%	$10.29
Replacement Reserves	665	490	0	50,342	1.4	0.20
Tenant Improvements	0	0	0	189,191	5.2	0.75
Leasing Commissions	1,849	0	0	87,672	2.4	0.35
Net Cash Flow	$2,890,341	$1,575,979	$2,424,597	$2,262,513	61.7%	$8.99

NOI DSCR	1.66x	0.91x	1.39x	1.49x
NCF DSCR	1.66x	0.91x	1.39x	1.30x
NOI DY	11.1%	6.1%	9.3%	10.0%
NCF DY	11.1%	6.1%	9.3%	8.7%

(1)	Other income in 2016 represents income earned from a lease buyout.

(2)	The underwritten economic vacancy is 10.0%. The 1600 Terrell Mill Road Property was 100.0% leased as of November 8, 2018.

(3)	The increase in Net Operating Income from 2017 to TTM 9/30/2018 and TTM 9/30/2018 to UW can be attributed to 50,972 square feet of new leasing (20.3% of net rentable area) in May 2018.

Appraisal. As of the appraisal valuation date of October 23, 2018, the 1600 Terrell Mill Road Property had an “as-is” appraised value of $40,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated October 24, 2018, there was no evidence of recognized environmental conditions at the 1600 Terrell Mill Road Property.

Market Overview and Competition.  The 1600 Terrell Mill Road Property is located approximately 12 miles northwest of the Atlanta central business district and 2.6 miles west of I-75. The 1600 Terrell Mill Road Property is located 2.9 miles northwest of The Cobb Galleria Centre, which offers 320,000 gross square feet of conference space. Nearby shopping centers include Treasure Island Shopping Center (0.6 miles southwest of the 1600 Terrell Mill Road Property), Target (1.5 miles south of the 1600 Terrell Mill Road Property), Walmart (0.5 miles southwest of the 1600 Terrell Mill Road Property), and Ollie’s Bargain Outlet (0.6 miles southwest of the 1600 Terrell Mill Road Property). There are also several apartment complexes within 0.1 miles of the 1600 Terrell Mill Road Property. The 1600 Terrell Mill Road Property is also 1.7 miles northwest of SunTrust Park, which opened in 2017 and is home to the Atlanta Braves. SunTrust Park is 0.2 miles northeast of The Battery Atlanta, a mixed use development which features restaurants, bars, retail space, a 9-story office tower, a 264-room Omni Hotel, and a 531-unit apartment building. According to the appraisal report, Thyssenkrupp Elevator is planning to build an additional 420 foot tall, 235,000 square foot office tower near The Battery and SunTrust Park. The 1600 Terrell Mill Road Property is 1.4 miles east of Dobbins Air Reserve Base (the “Base”), home to the Lockheed Martin Plant and the Georgia National Guard Headquarters. According to the appraisal, the Base employs more than 2,500 people and supports nearly 10,000 service members, including the 94th Airlift Wing. There are also several colleges and universities in the area. Life University, a private chiropractic school established in 1974 with more than 2,500 students is located 3.1 miles northwest of the 1600 Terrell Mill Road Property and Kennesaw State University’s Marietta campus is located 3.7 miles northwest of the 1600 Terrell Mill Road Property. Kennesaw State is the third largest public university in Georgia, with more than 35,000 students.

According to the appraisal, the 1600 Terrell Mill Road Property is located in the Northwest Atlanta Submarket of Atlanta. As of the third quarter of 2018, the Northwest Atlanta Office Submarket reported an occupancy rate and effective rent of 88.0% and $10.71(NNN)/$18.84(Gross) per square foot. The appraisal included an estimated market population within a one, three, and five mile radius of the 1600 Terrill Mill Road Property of 13,687, 91,483, and 220,139, respectively; and an estimated average household income within the same radii of $60,186, $87,867, and $106,741, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1600 Terrell Mill Road

The following table presents certain information relating to comparable office leases for 1600 Terrell Mill Road:

Comparable Leases (1)

Property Name/Location	Year Built/ Renovated	Total Property Occupancy	Total GLA (SF)	Distance from Subject	Largest Tenant Name	Lease Date/ Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
The Gold Building at Windy Hill 1945 The Exchange SE Atlanta, GA 30339	1975	94.0%	66,869	0.6 miles	UL Transaction Security	Mar. 2016 /7.0 Years	7,006	$17.50	Full Service
Marietta Tech Center 2121 Newmarket Pkwy SE Marietta, GA 30067	1983	68.0%	85,685	0.9 miles	Professional Office	Mar. 2018 /5.0 Years	4,103	$11.50	NNN
The Exchange 1765 The Exchange SE Atlanta, GA 30339	1982	100.0%	100,000	0.2 miles	Asking Lease	Oct. 2018 /10.0 Years	100,000	$19.00	Full Service
Northwest Business Center 2253 Northwest Pkwy SE Marietta, GA 30067	1981	70.0%	70,815	0.5 miles	Asking Lease	Oct. 2018 /5.0 Years	30,000	$9.75	NNN
The Triangle Building 1775 The Exchange SE Atlanta, GA 30339	1974	70.0%	96,038	0.2 miles	The Yates Companies	Dec. 2017 /10.0 Years	5,426	18.85	Full Service
Corporate Plaza 1950 Spectrum Cir Marietta, GA 30067	1982	88.0%	187,471	1.0 miles	BlueLinx Corp	Apr. 2018 /10.0 Years	68,023	19.00	Full Service

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Terrell Mill LLC a Delaware limited liability company and single purpose entity. Asher Roshanzamir is the non-recourse carveout guarantor on the 1600 Terrell Mill Road Mortgage Loan.

The Borrower Sponsor. Asher Roshanzamir (also known as Asher Zamir) is the Chairman and CEO of Zamir Equities a privately-held real estate equity firm based in New York City, founded in 2003. Currently, Zamir Equities owns and manages a portfolio in excess of $300 million and properties totaling over 1.5 million square feet with assets primarily located in New York and New Jersey. With respect to the 1600 Terrell Mill Road Mortgage Loan secured by the 1600 Terrell Mill Road Property, the related guarantor recently settled several tax liens relating to the disposition of a non-performing asset and pursuant to a review of a 1031 exchange by the New York State Attorney General.   The related guarantor has paid all back taxes and settled the matter with the State of New York.  See “Description of the Mortgage Pool—xx” in the Preliminary Prospectus.

Escrows. The 1600 Terrell Mill Road Mortgage loan documents provide for upfront escrows at origination in the amounts of $93,480 for taxes, $23,371 for insurance, $3,438 for an immediate repair reserve held by the lender, $1,529,160 for tenant improvements relating to tenant First Data Corporation and $178,557 for rent abatements. The 1600 Terrell Mill Road Mortgage loan documents require ongoing monthly escrows of $31,160 for taxes, $2,921 for insurance premiums, $4,195 for replacement reserves, and $25,417 for tenant improvements and leasing commissions.

Lockbox and Cash Management. The 1600 Terrell Mill Road Mortgage Loan is structured with a hard lockbox and springing cash management. The 1600 Terrell Mill Road Mortgage Loan documents require the borrower to direct all tenants to pay rent directly into the lender-controlled lockbox account, and also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Sweep Period (as defined below), all funds in the lockbox account are distributed to the borrower. During a Cash Sweep Period, all funds in the lockbox account are swept to a lender-controlled cash management account and applied as provided in the loan documents. Also during the continuation of a Cash Sweep Period, all excess cash flow shall be retained and held by the lender as additional security for the 1600 Terrell Mill Road Mortgage Loan.

A trigger event will commence upon the occurrence of (i) an event of default, (ii) the net cash flow debt service coverage ratio falling below 1.20x for two (2) consecutive calendar quarters calculated at lender’s discretion (a “Cash Sweep DSCR Trigger Event”); (iii) the date on which Quintiles and/or First Data Corporation (each an “Anchor Tenant”) provides notice of its intent to vacate, surrender or cease to conduct its normal business operations or vacates, surrenders or ceases to conduct its normal business operations; (iv) the date on which an Anchor Tenant becomes insolvent or a debtor in a bankruptcy action; (v) an Anchor Tenant fails to provide notice of its intent renew its lease at least twelve months prior to the expiration of an Anchor Tenant lease; (vi) any Anchor Tenant defaults under the its lease; or (vii) an Anchor Tenant provides notice of its intent to close its business to the general public or closes its business to the general public (clauses (iii) through (vii) are referred to as “Anchor Tenant Trigger Event”). During a Cash Sweep Period, funds will be available to pay real estate taxes, insurance premiums, loan principal and interest payments, property operating expenses, approved capital improvements, and required reserves. During a Cash Sweep Period caused by an Anchor Tenant Trigger Event all excess cash will be swept into the anchor tenant rollover reserve to be used exclusively for the re-tenanting of the Anchor Tenant that caused the Anchor Tenant Trigger Event up to the following required amounts specific to each Anchor Tenant: $4,000,000 for Q Squared Solutions LLC or $3,300,000 for First Data Corporation (the “Required Amounts”).

If lender, after the occurrence of an Anchor Tenant Trigger Event, determines that sufficient excess cash flow is not available to escrow the Required Amounts within twelve months of an Anchor Tenant Trigger Event then borrower and guarantor will be required to post cash or an acceptable Letter of Credit within fifteen business days after lender’s written request, in the required anchor tenant rollover contribution less any amounts then held in the tenant improvement and leasing commission reserve. The borrower may avoid a Cash

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1600 Terrell Mill Road

Sweep Period caused solely by an Anchor Tenant Trigger Event by voluntarily posting with lender cash or an acceptable Letter of Credit on no less than ten days prior written notice to lender.

A Cash Sweep Period will end upon: with regard to clause (i), lender’s acceptance of a cure of the applicable event of default; with respect to clause (ii), the property achieves a net cash flow debt service coverage ratio of 1.25x or greater for two consecutive quarters calculated at lender’s discretion; with respect to clauses (iii), (v) through (vii), such Anchor Tenant or another acceptable tenant(s) is (A) in occupancy of its space and has revoked any notice of its intent to vacate or abandon the premises and (B) is open for business and is paying the full, unabated rent under its lease is open for business to the general public in said Anchor Tenant premises, or (C) the borrower and guarantor has deposited cash or a letter of credit in the amount of the Required Amount; with respect to clause (iv), such Anchor Tenant has affirmed the Anchor Tenant lease in bankruptcy and certified to lender that the Anchor Tenant lease is in full force and effect with no existing defaults, physically occupied by such Anchor Tenant and open for business to the general public and paying full unabated rent.

Property Management. The 1600 Terrell Mill Road Mortgage Loan is managed by Greenway USA, LLC, a third party property management firm.

Assumption. The borrower has the unlimited right to transfer the 1600 Terrell Mill Road Mortgage Loan; provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) receipt of rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-C48 certificates.

Partial Release. Not applicable.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. The borrower transferred its fee interest in the portion of the 1600 Terrell Mill Road Property occupied by the largest tenant to the Development Authority of Cobb County, Georgia and the Development Authority of Cobb County, Georgia leased such portion of the 1600 Terrell Mill Road Property back to the borrower in exchange for certain tax abatements. The security instrument with respect to the 1600 Terrell Mill Road Mortgage Loan grants the lender an interest in both the borrower’s leasehold and fee interests. In addition, upon termination of these tax abatements on December 1, 2018, the borrower is required to purchase the fee interest in this portion of the 1600 Terrell Mill Road Property back from the Development Authority of Cobb County, Georgia for $100.

Tax Abatement: See “Ground Lease”.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage with no exclusion for terrorism in an amount equal to the full replacement cost of the 1600 Terrell Mill Road Property as well as business interruption covering no less than the 18 month period following the occurrence of a casualty event, together with a 365 day extend period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2018-C48	Transaction Contact Information

VI.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

Barclays Capital Inc.

Daniel Vinson	Tel. (212) 528-8224

Brian Wiele	Tel. (212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.